                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                    [ ]  Confidential, for Use of the Commission Only
                                                        (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12


                       National Service Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


    (1)  Title of each class of securities to which transaction applies:



        ------------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



        ------------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------

    (5)  Total fee paid:


        ------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials:

     $9,116

   -----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3)  Filing Party:

        ------------------------------------------------------------------------

    (4)  Date Filed:

        ------------------------------------------------------------------------

                                   (NSI LOGO)


                                  May 14, 2003


Dear Stockholder:


    You are cordially invited to attend a special meeting of stockholders of National Service Industries, Inc., or NSI, to be held at 10:00 a.m. on Tuesday, June 3, 2003, at the offices of King & Spalding LLP, 191 Peachtree St., 50th Floor, Atlanta, Georgia. At the special meeting, you will be asked to consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of April 1, 2003, which provides for the merger of NS Acquisition Corp., an affiliate of California Investment Fund, LLC, with and into NSI. NSI will be the surviving corporation following the merger. If the merger is completed, each outstanding share of NSI common stock (other than shares as to which appraisal rights have been demanded and not withdrawn or lost) will be converted into the right to receive $10.00 in cash, without interest. You should carefully read the merger agreement, a copy of which is attached as Annex A to the accompanying proxy statement. The affirmative vote of holders of a majority of the shares of NSI common stock outstanding as of April 17, 2003, the record date for the special meeting, is necessary to approve the merger agreement and the merger.


    Our board of directors unanimously recommends to our stockholders that the merger agreement be adopted and approved. Among the factors considered by our board of directors in evaluating the merger agreement was the opinion dated April 1, 2003, of SunTrust Robinson Humphrey, NSI's financial advisor, which provides that, as of that date, the consideration to be received by holders of NSI common stock in the merger was fair from a financial point of view to our stockholders. The written opinion of SunTrust Robinson Humphrey is attached as Annex B to the accompanying proxy statement and should be read carefully and in its entirety.

    You have the right under Delaware law to demand an appraisal of your shares and to have a judicial determination of the fair value of your shares. We have described these appraisal rights in detail in the accompanying proxy statement. You should carefully read the relevant sections of the proxy statement and the statutory provisions, attached to the accompanying proxy statement as Annex C.

    OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND DETERMINED THAT THE MERGER AGREEMENT AND MERGER ARE ADVISABLE AND FAIR TO AND IN THE BEST INTERESTS OF OUR STOCKHOLDERS, AND ACCORDINGLY UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE TO ADOPT AND APPROVE THE MERGER AGREEMENT AND THE MERGER.

    The accompanying proxy statement provides you with a summary of the merger agreement and the merger and additional information about the parties involved and their interests. If the merger agreement and the merger are approved by the requisite holders of NSI common stock, the closing of the merger will occur as soon as practicable after the special meeting and all of the other conditions to the closing of the merger are satisfied or waived.

    PLEASE GIVE ALL OF THIS INFORMATION YOUR CAREFUL ATTENTION. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED, OR VOTE BY INTERNET OR PHONE, AS EXPLAINED IN THE ACCOMPANYING PROXY STATEMENT. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU SUBSEQUENTLY CHOOSE TO ATTEND THE SPECIAL MEETING.

     We thank you for your continued interest and support of our company.

                                          Sincerely,

                                          /s/ Brock A. Hattox

                                          Brock A. Hattox
                                          Chairman, Chief Executive Officer
                                          and President

                                   (NSI LOGO)

                       NATIONAL SERVICE INDUSTRIES, INC.
                                   SUITE 200
                          1420 PEACHTREE STREET, N.E.
                          ATLANTA, GEORGIA 30309-3002

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 3, 2003



     We will hold a special meeting of stockholders of NATIONAL SERVICE INDUSTRIES, INC. ("we", "us", or "NSI") on June 3, 2003, at 10:00 a.m. at the offices of King & Spalding LLP, 191 Peachtree Street, 50th Floor, Atlanta, Georgia for the following purposes:


          (1) to adopt and approve the Agreement and Plan of Merger, dated as of April 1, 2003, by and between NS Acquisition Corp., an affiliate of California Investment Fund, LLC, and NSI, and the merger of NS Acquisition Corp. with and into NSI, with NSI continuing as the surviving corporation. Upon completion of the merger, each outstanding share of NSI common stock (other than shares as to which appraisal rights have been demanded and not withdrawn or lost) will be cancelled and converted into the right to receive a cash payment of $10.00 per share, without interest; and


          (2) to transact such other business as may properly come before the meeting or any postponement or adjournment thereof, including, if submitted to a vote of our stockholders, a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies or satisfying the conditions to closing the merger.


     Please do not send your NSI common stock certificates at this time. If the merger is completed, you will receive written instructions for exchanging your NSI stock certificates for cash.

     Holders of NSI common stock have the right under Delaware law to demand an appraisal of their shares and to have a judicial determination of the fair value of their shares. These rights, generally known as appraisal rights, are described in detail in the proxy statement accompanying this notice. In addition, a copy of Section 262 of the Delaware General Corporation Law, which governs appraisal rights, is attached as Annex C to this proxy statement. We urge you to read both the applicable section of the proxy statement and the statutory provisions carefully. If you wish to demand an appraisal of your shares, you must strictly comply with the statutory requirements.


     The board of directors of NSI has fixed the close of business on April 17, 2003 as the record date for the determination of the stockholders who will be entitled to notice of and to vote at this meeting or any postponement or adjournment thereof.



May 14, 2003


                                          By Order of the Board of Directors,

                                          /s/ CAROL ELLIS MORGAN
                                          CAROL ELLIS MORGAN
                                          Senior Vice President,
                                          General Counsel, and Secretary
                             YOUR VOTE IS IMPORTANT

     IF YOU ARE A STOCKHOLDER OF RECORD, YOU CAN VOTE YOUR SHARES BY THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD.

     IF YOU WISH TO VOTE BY MAIL, PLEASE DATE, SIGN, AND MAIL THE ENCLOSED PROXY PROMPTLY.

     NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE.

                       NATIONAL SERVICE INDUSTRIES, INC.
                                   SUITE 200
                          1420 PEACHTREE STREET, N.E.
                          ATLANTA, GEORGIA 30309-3002

              PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 3, 2003



             FIRST MAILED TO STOCKHOLDERS ON OR ABOUT MAY 14, 2003


         QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q:   WHAT AM I BEING ASKED TO VOTE UPON AT THE SPECIAL MEETING?

A: You are being asked to vote to adopt and approve the Agreement and Plan of Merger, dated as of April 1, 2003, by and between NS Acquisition Corp., an affiliate of California Investment Fund, LLC, and NSI, and the merger of NS Acquisition Corp. with and into NSI, with NSI continuing as the surviving corporation.

Q:   WHAT VOTE IS REQUIRED TO APPROVE THE MERGER?


A: Adoption and approval of the merger agreement and the merger requires the vote of the holders of at least a majority of the outstanding shares of NSI common stock on April 17, 2003, the record date for the special meeting.


Q:   WHAT WILL I RECEIVE IN THE MERGER?

A: Upon completion of the merger, each outstanding share of NSI common stock (other than shares as to which appraisal rights have been demanded and not withdrawn or lost) will be cancelled and converted into the right to receive a cash payment of $10.00 per share, without interest.

Q:   IS THE MERGER EXPECTED TO BE TAXABLE TO ME?


A: Your receipt of the merger consideration will be a taxable transaction for federal income tax purposes. To review the tax consequences to you in greater detail, see page 36 of this proxy statement. Your tax consequences will depend on your personal situation. You should consult your personal tax advisors for a full understanding of the tax consequences of the merger to you.


Q:   WHAT IF I OWN NSI STOCK OPTIONS?


A: We have agreed to use commercially reasonable efforts to provide that each option granted under our stock option or compensation plans which is outstanding immediately prior to the effective time of the merger will be cancelled in exchange for a single lump sum cash payment (except for our executive officers, each of whom will surrender their outstanding options without cash payment as described in "The Merger -- Interests of NSI's Directors and Officers in the Merger"). In connection with such obligation, on April 25, 2003, we commenced a tender offer for any and all outstanding options to purchase NSI common stock. Pursuant to the terms of the offer, upon the consummation of the offer, (1) each tendered option will be cancelled and (2) for each of these options, we will pay to the holder, reduced in each case by any applicable tax withholding, the greater of:



     - the amount by which $10.00 exceeds the exercise price of the option, if any; or



     - $0.10.



     The offer is subject to a number of conditions, including the consummation of the merger.

Q:   WHAT IF I OWN SHARES OF NSI RESTRICTED STOCK?

A: We have agreed to take all actions necessary and appropriate to provide that each share of NSI restricted stock granted under any compensation plan which is outstanding immediately prior to the effective time of the merger will become fully vested and will be cancelled and converted into the right to receive $10.00 per share, subject to any required tax withholding. Each share of unissued NSI restricted stock underlying a performance-based award granted under any stock option or compensation plan which is outstanding immediately prior to the effective time of the merger will be issued in amounts reflecting full satisfaction of any performance criteria and will be deemed fully vested, effective as of the time of the approval of the merger by NSI's stockholders, and will be cancelled and converted into the right to receive $10.00 per share, subject to any required tax withholding.

Q:   HOW MANY VOTES DO I HAVE?


A: You have one vote for each share of NSI common stock that you owned at the close of business on April 17, 2003, the record date for the special meeting.


Q:   HOW DOES NSI'S BOARD OF DIRECTORS RECOMMEND THAT I VOTE?


A: Our board of directors believes that the terms of the merger agreement and the merger are fair to, and in the best interests of, the holders of NSI common stock. Our board of directors has unanimously approved the merger agreement and the merger and recommends that you vote "FOR" the adoption and approval of the merger agreement and the merger. You should read "The Merger -- NSI's Purpose and Reasons for the Merger" beginning on page 12 for a discussion of the factors that our board of directors considered in deciding to recommend the adoption and approval of the merger agreement.


Q:   HOW DO I VOTE?

A:   Stockholders may deliver their proxy using one of the following methods:


     - In Person. If you plan to attend the special meeting and wish to vote in person, we will give you a ballot when you arrive. If your shares are held in "street name," you must bring an account statement or letter from the brokerage firm or bank showing that you were the beneficial owner of the shares on April 17, 2003, the record date for the special meeting, in order to be admitted to the special meeting. If you want to vote shares that are not in your name at the special meeting, you must obtain a "legal proxy" from the holder of record and present it at the special meeting.


     - By the Internet. Stockholders of record may give their voting instructions by the internet as described on the proxy card. Internet voting is also available to stockholders who hold shares in our DirectService Plan, in our Employee Stock Purchase Plan, or in a 401(k) plan sponsored by us.

     - By Telephone. Stockholders of record may give their voting instructions using the toll-free number listed on the proxy card. Telephone voting is also available to stockholders who hold shares in our DirectService Plan, in our Employee Stock Purchase Plan, or in a 401(k) plan sponsored by us.

     - By Mail. Stockholders may sign, date, and mail their proxies in the postage-paid envelope provided. If you sign, date, and mail your proxy card without providing voting instructions on specific items, your proxy will be voted as recommended by our board of directors.

Q:   HOW DO I VOTE SHARES OF NSI COMMON STOCK HELD UNDER AN NSI 401(K) PLAN?

A: After you deliver your proxy in one of the methods described immediately above, the trustee will then vote your 401(k) plan shares in accordance with your instructions and the terms of the plan.

Q:   MAY I CHANGE MY VOTE?

A: Yes. A proxy that is properly submitted to us may be revoked at any time before it is exercised. For a stockholder "of record," meaning one whose shares are registered in his or her own name, to revoke a proxy, the stockholder may either:

     - send another signed proxy card with a later date to the address indicated on the proxy card;

     - send a letter revoking the stockholder's proxy to our Corporate Secretary at our principal address; or

     - attend the special meeting and vote in person.

     A "beneficial holder" whose shares are registered in another name, for example in "street name," must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke a proxy. You should contact the holder of record directly for more information on these procedures.

Q: WHAT HAPPENS IF I DO NOT SUBMIT A PROXY OR VOTE IN PERSON AT THE SPECIAL MEETING?

A: Because the required vote of NSI stockholders is based upon the number of outstanding shares of NSI common stock, rather than upon the shares actually voted, the failure by the holder of any such shares to submit a proxy or to vote in person at the special meeting, including abstentions and broker non-votes, will have the same effect as a vote against the adoption and approval of the merger agreement.

Q:   ARE NSI STOCKHOLDERS ENTITLED TO APPRAISAL RIGHTS?


A: Yes. Under the Delaware General Corporation Law, holders of NSI common stock who do not vote in favor of adopting and approving the merger agreement and the merger will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the adoption of the merger agreement and they comply with the Delaware law procedures explained in this proxy statement under the heading "Appraisal Rights."


Q:   WHAT WAS THE OPINION OF NSI'S FINANCIAL ADVISOR?


A: Our board of directors received an opinion from our financial advisor, SunTrust Robinson Humphrey, that the merger consideration of $10.00 per share is fair, from a financial point of view, to the holders of NSI common stock. Please read the "The Merger -- Opinion of Financial Advisor" beginning on page 13 of this proxy statement for information about the opinion of SunTrust Robinson Humphrey. A copy of SunTrust Robinson Humphrey's opinion is attached to this proxy statement as Annex B.


Q:   IS THERE A DEADLINE FOR CLOSING THE MERGER?

A: There is no deadline, although the merger agreement may be terminated, in general, by either party if the merger does not close on or before September 30, 2003.

Q:   HOW DO I EXCHANGE MY STOCK CERTIFICATES FOR CASH?

A: If the merger is completed, within 10 days after the effective time of the merger, NSI will mail you written instructions and a letter of transmittal and other necessary instructions for exchanging your NSI stock certificates for cash. Please do not send your NSI stock certificates at this time.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?


A: We are working to complete the merger as quickly as possible. We currently expect to complete the merger in the second calendar quarter of 2003. However, we cannot predict the exact timing of the merger because the merger is subject to specified closing conditions.

Q:   WHOM SHOULD I CALL IF I HAVE ANY QUESTIONS?

A: If you have any questions about the special meeting or concerning the merger, please contact:

     Chester J. Popkowski
     National Service Industries, Inc.
     Suite 200
     1420 Peachtree Street, N.E.
     Atlanta, Georgia 30309-3002
     Telephone: (404) 853-1000

     You may also consult our website at www.nationalservice.com for information concerning the merger. Information included on our website is expressly not incorporated by reference into this proxy statement.

     If you have any questions about your ownership of NSI common stock, please contact:

     NSI Shareholder Services
     c/o EquiServe Trust Company, N.A.
     P.O. Box 43069
     Providence, Rhode Island 02940-3069
     Telephone: 1-877-DIAL-NSI
                1-877-342-5674
     www.equiserve.com

     Information included on EquiServe's website is expressly not incorporated by reference into this proxy statement.

                       NATIONAL SERVICE INDUSTRIES, INC.
              PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

                               TABLE OF CONTENTS


                                                               PAGE
                                                               ----
Questions and Answers About the Merger and the Special
  Meeting...................................................   Q-1
Summary.....................................................     1
  Purpose of the Special Meeting............................     1
  The Parties...............................................     1
  The Merger Agreement......................................     1
  Effect of the Merger......................................     2
  NSI's Board of Directors Recommendation to Stockholders...     2
  Opinion of Financial Advisor..............................     2
  What NSI Stockholders will Receive in the Merger..........     2
  How Options will be Treated...............................     2
  How Restricted Stock will be Treated......................     2
  Federal Income Tax Consequences of the Merger.............     3
  Stockholder Vote Required to Adopt and Approve the Merger
     Agreement and the Merger...............................     3
  Financing Arrangements....................................     3
  Interests of NSI's Directors and Officers in the Merger...     5
  Conditions to Closing the Merger..........................     5
  Termination...............................................     6
  Termination Fee...........................................     6
  Closing...................................................     6
  Appraisal Rights..........................................     6
  Regulatory Approvals......................................     7
  Forward-Looking Statements................................     7
The Special Meeting.........................................     8
  Date, Time and Place of the Special Meeting...............     8
  Purpose of the Special Meeting............................     8
  Holders of Record Entitled to Vote at the Special
     Meeting................................................     8
  Quorum; Discretionary Voting..............................     8
  Vote Required to Adopt and Approve the Merger Agreement
     and the Merger.........................................     8
  Voting by Proxy...........................................     9
  Revocation of Proxy.......................................     9
  Other Matters; Adjournment................................     9
  Costs of Solicitation of Proxies..........................    10
  Exchanging Stock Certificates.............................    10
The Merger..................................................    11
  Background of the Merger..................................    11
  NSI's Purpose and Reasons for the Merger..................    12
  Opinion of Financial Advisor..............................    13
  Financing Arrangements....................................    20
  Certain Effects of the Merger.............................    22
  Conduct of the Business of NSI if the Merger is Not
     Completed..............................................    23
  Interests of NSI's Directors and Officers in the Merger...    23
  Regulatory Matters........................................    26
The Merger Agreement........................................    27
  Merger Consideration; Effect of Merger....................    27
  Effective Time............................................    27
  Exchange of Stock Certificates............................    27
  Stock Options.............................................    27
  Restricted Stock..........................................    28

                                                               PAGE
                                                               ----
  Termination of Employee Stock Purchase Plan...............    28
  Employee Benefits Matters.................................    28
  Representations and Warranties............................    28
  Covenants.................................................    29
  Conditions to Closing the Merger..........................    30
  Solicitation of Other Transactions........................    32
  Termination; Termination Fee; Amendment...................    33
  Indemnification...........................................    35
  Rights Agreement..........................................    35
Certain Federal Income Tax Consequences.....................    36
Appraisal Rights............................................    37
Beneficial Ownership of NSI Common Stock....................    40
Where You Can Find More Information.........................    42
Other Matters...............................................    42
  Stockholder Proposals.....................................    42
  Other Business............................................    42
Annex A -- Merger Agreement.................................   A-1
Annex B -- Opinion of Financial Advisor.....................   B-1
Annex C -- Delaware Appraisal Rights Statute................   C-1

                                    SUMMARY


     This summary highlights selected information from the proxy statement. This summary may not contain all of the information that is important to you. To understand the merger fully and to obtain a more complete description of the legal terms of the merger agreement and the merger, you should carefully read this entire proxy statement, including the Annexes and the documents to which we refer you. See "Where You Can Find More Information" beginning on page 42 of this proxy statement for more details.


PURPOSE OF THE SPECIAL MEETING


     At the special meeting, the stockholders of NSI are being asked to vote to adopt and approve the merger agreement and the merger of NS Acquisition Corp. with and into NSI, with NSI continuing as the surviving corporation.


THE PARTIES

  National Service Industries, Inc.

  Principal Executive Offices:

  Suite 200
  1420 Peachtree Street, N.E.
  Atlanta, Georgia 30309-3002

     NSI is a publicly held corporation, incorporated under the laws of the State of Delaware. NSI operates in two business segments -- textile rental and envelope manufacturing. NSI is headquartered in Atlanta, Georgia, and provides products and services throughout the United States.

  California Investment Fund, LLC

  Principal Executive Offices:

  550 West C Street, Suite 1000
  San Diego, California 92101

     California Investment Fund, LLC, or CIF, is a California-based private investment firm that specializes in the acquisition of under-valued assets. During the past 10 years, affiliates of CIF have completed over $2 billion in transactions, primarily in the commercial real estate sector. CIF is led by Michael R. Kelly. Affiliates of CIF operate three businesses with approximately 250 employees.

  NS Acquisition Corp.

  Principal Executive Offices:

  c/o California Investment Fund, LLC
  550 West C Street, Suite 1000
  San Diego, California 92101

     NS Acquisition Corp., a privately held corporation incorporated under the laws of the State of Delaware, is a newly-formed corporation affiliated with CIF, which has not engaged in any business activities unrelated to the merger.


THE MERGER AGREEMENT (SEE PAGE 27)


     Under the merger agreement, NS Acquisition Corp. will merge with and into NSI, with NSI to remain as the surviving corporation. We have attached a copy of the merger agreement as Annex A to this proxy statement. We encourage you to read the merger agreement carefully because it is the legal document that governs the merger.

EFFECT OF THE MERGER (SEE PAGE 27)


     If the merger is completed, holders of shares of NSI common stock will not have an opportunity to continue their equity interest in NSI and, therefore, will not have the opportunity to share in its future earnings, dividends or growth, if any. In addition, after the merger, NSI common stock will no longer be listed on The New York Stock Exchange or registered with the Securities and Exchange Commission, or SEC.

NSI'S BOARD OF DIRECTORS RECOMMENDATION TO STOCKHOLDERS (SEE PAGE 13)

     Our board of directors believes that the terms of the merger agreement and the merger are fair to, and in the best interests of, the holders of NSI common stock. OUR BOARD OF DIRECTORS HAS ADOPTED AND APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.


OPINION OF FINANCIAL ADVISOR (SEE PAGE 13)


     In connection with the merger agreement and the merger, our board of directors considered the opinion of our financial advisor, SunTrust Robinson Humphrey, that the merger consideration is fair, from a financial point of view, to the holders of NSI common stock. The full text of SunTrust Robinson Humphrey's written opinion is attached to this proxy statement as Annex B. SunTrust Robinson Humphrey's opinion does not constitute a recommendation to any stockholder with respect to any matter relating to the merger. We encourage you to read the opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken by SunTrust Robinson Humphrey.


WHAT NSI STOCKHOLDERS WILL RECEIVE IN THE MERGER (SEE PAGE 27)


     Upon completion of the merger, each outstanding share of NSI common stock (other than shares as to which appraisal rights have been demanded and not withdrawn or lost), will be cancelled and converted into the right to receive a cash payment of $10.00 per share, without interest.

HOW OPTIONS WILL BE TREATED (SEE PAGE 27)


     We have agreed to use commercially reasonable efforts to provide that each option granted under our stock option or compensation plans which is outstanding immediately prior to the effective time of the merger will be cancelled in exchange for a single lump sum cash payment (except for our executive officers, each of whom will surrender their outstanding options without cash payment as described in "The Merger -- Interests of NSI's Directors and Officers in the Merger"). In connection with such obligation, on April 25, 2003, we commenced a tender offer for any and all outstanding options to purchase NSI common stock. Pursuant to the terms of the offer, upon the consummation of the offer, (1) each tendered option will be cancelled and (2) for each of these options, we will pay to the holder, reduced in each case by any applicable tax withholding, the greater of:



     - the amount by which $10.00 exceeds the exercise price of the option, if any; or



     - $0.10.



     The offer is subject to a number of conditions, including the consummation of the merger.



HOW RESTRICTED STOCK WILL BE TREATED (SEE PAGE 28)


     We have agreed to take all actions necessary and appropriate to provide that each share of NSI restricted stock granted under any compensation plan which is outstanding immediately prior to the effective time of the merger will become fully vested and will be cancelled and converted into the right to receive $10.00 per share, subject to any required tax withholding. Each share of unissued NSI restricted stock underlying a performance-based award granted under any stock option or compensation plan which is outstanding immediately prior to the effective time of the merger will be issued in amounts reflecting full satisfaction of any performance criteria and will be deemed fully vested, effective as of the time of the approval of the merger by NSI's stockholders, and will be cancelled and converted into the right to receive $10.00 per share, subject to any required tax withholding.


FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGE 36)


     Generally, for United States federal income tax purposes, NSI stockholders will be treated as if they sold their NSI common stock for the cash received in the merger. Each stockholder will recognize taxable gain or loss equal to the difference between the amount of cash received and the stockholder's adjusted tax basis in the NSI common stock exchanged. You should consult your personal tax advisors for a full understanding of the tax consequences of the merger to you.


STOCKHOLDER VOTE REQUIRED TO ADOPT AND APPROVE THE MERGER AGREEMENT AND THE MERGER (SEE PAGE 8)



     Adoption and approval of the merger agreement and the merger requires the vote of the holders of at least a majority of the outstanding shares of NSI common stock on April 17, 2003, the record date for the special meeting.



FINANCING ARRANGEMENTS (SEE PAGE 20)



     In connection with the merger agreement, CIF has obtained commitment letters from Congress Financial Corporation (Southern) and Fremont Investment & Loan to provide an aggregate of $115 million in loans to finance the merger consideration on the terms and conditions set forth in the commitment letters. PNC Bank, National Association, has agreed, subject to specified conditions, to serve as co-agent with respect to the loan contemplated by the Congress Financial commitment letter. As of the date of this proxy statement, these commitment letters are in full force and effect and have not been terminated.


     Congress Financial's obligation to provide a $70 million credit facility is subject to a number of conditions, including those set forth below. The satisfaction of the conditions set forth below is determined by Congress Financial, in its discretion. References to NSI in the following conditions mean NSI, following the completion of the merger.

     - Congress Financial shall have received all consents and waivers from third parties in order to permit and perfect Congress Financial's security interests in NSI's present and future personal property assets, which are to serve as collateral for Congress Financial's loan;

     - there shall be no event of default under any of the financing agreements;

     - Congress Financial shall have received an opinion with respect to the solvency of NSI following the transactions contemplated by the commitment letter;

     - the satisfactory completion of customary legal due diligence;

     - Congress Financial shall have received evidence that NSI has received not less than $20 million in immediately available funds in equity capital contributions;

     - Congress Financial shall have received evidence that NSI has received not less than $45 million in immediately available funds from another term loan;

     - the syndication of the credit facility so that Congress Financial holds $30 million or less of the aggregate commitments under the credit facility; and

     - no material adverse change in the business, operations or prospects of CIF or NSI shall have occurred.

     Fremont's obligation to provide a $45 million term loan is subject to a number of conditions, including those set forth below. The satisfaction of the conditions set forth below is determined by Fremont, in its discretion. References to NSI in the following conditions mean NSI, following the completion of the merger.

     - NSI shall be the sole owner of the real property listed in the commitment letter, which is to serve as collateral for Fremont's loan, with good and marketable title and rights thereto;

     - Fremont shall have approved the business, properties, financial condition, capability and such other factors as Fremont deems material with regard to NSI;

     - the real property shall have been appraised at a specified amount;

     - Fremont shall have received one or more environmental reports relating to the real property, which reports shall disclose no environmental conditions or hazardous waste on or under the real property which are unacceptable to Fremont;

     - the first priority security interest of Fremont with respect to the real property shall be insured by a title insurance policy, issued by a title company acceptable to Fremont;

     - Fremont shall have approved all contracts and other agreements affecting the real property;


     - Fremont shall have received evidence that the equity investment by Michael R. Kelly, Managing Member of CIF, in NSI following the merger is no less than $20 million and on the closing date of the merger NSI has no less than $9 million in available working capital;


     - no event of default shall exist under any of the loan documents; and

     - Fremont shall have obtained an opinion from its counsel that the asbestos liability of NSI is adequately covered by insurance policies/existing reserves for the next ten years.

     In addition, NS Acquisition Corp. has delivered to NSI an equity commitment letter which generally provides that:


     - Michael R. Kelly will use commercially reasonable efforts to cause the contribution to NS Acquisition Corp. of $20 million in cash, which amount consists of the proceeds of a loan to be secured on a first priority basis by the equity interests in specified entities controlled by affiliates of CIF;



     - from and after the effective time of the merger, Mr. Kelly will use commercially reasonable efforts to provide for the pledge for the benefit of NSI of CIF's affiliates' right, title and interest in and to such equity interests in such entities, when and as necessary, in NSI's determination, to satisfy the obligations of NSI following the merger; and



     - if, upon liquidation of such equity interests prior to the date (not less than one year after the closing) on which NSI receives a solvency opinion from a nationally recognized financial advisor, the aggregate net proceeds are less than $25 million, Mr. Kelly will personally fund the shortfall up to $25 million to the extent NSI determines to be necessary.


     NS Acquisition Corp. has agreed in the merger agreement to use commercially reasonable efforts to obtain the financing for the merger and to satisfy the conditions set forth in the commitment letters. NS Acquisition Corp. has represented in the merger agreement that, as of the date of the merger agreement, the funds to be made available under the commitment letters will be sufficient to enable NS Acquisition Corp. to pay the aggregate merger consideration and all of its fees and expenses related to the transactions contemplated by the merger agreement. NS Acquisition Corp. has also agreed to use commercially reasonable efforts to find substitute financing as promptly as possible in the event that any lender refuses to provide the financing described in the commitment letters; provided, that any such substitute financing shall be on terms and conditions no less favorable to NS Acquisition Corp. than the terms and conditions of the financing so substituted.

     NS Acquisition Corp.'s receipt of the proceeds of the financing pursuant to the commitment letters is a condition to the consummation of the merger. As of the date of this proxy statement, NS Acquisition Corp. has not yet completed its financing, and no assurance can be given that its financing will be completed. NS Acquisition Corp. currently does not have any alternative financing commitments in the event that the financing with Congress Financial or Fremont is not obtained.

INTERESTS OF NSI'S DIRECTORS AND OFFICERS IN THE MERGER (SEE PAGE 23)


     When considering the recommendation of our board of directors, you should be aware that several of our directors and officers have interests in the merger that are different from, or in addition to, yours. As a result, these directors and officers may be more likely to vote to adopt and approve the merger agreement and the merger than our stockholders generally.

     These interests include the following:

     - amended severance arrangements for some of our executive officers;

     - new employment agreements for some of our executive officers; and

     - indemnification by the surviving corporation of the merger for our directors and officers.


CONDITIONS TO CLOSING THE MERGER (SEE PAGE 30)


     Each of NS Acquisition Corp. and NSI is required to complete the merger only if specific conditions are satisfied or waived, including, but not limited to, the following:

     - the merger agreement and merger have been approved and adopted by the requisite vote of NSI's stockholders;

     - no temporary restraining order, preliminary or permanent injunction or other court order or other legal restraint or prohibition preventing the consummation of the merger shall be in effect; and


     - all actions and filings with any governmental entity required to permit the consummation of the merger have been obtained or made (including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or HSR
       Act). On April 29, 2003, we received notice from the Federal Trade Commission that we received early termination of the applicable waiting periods under the HSR Act.


     In addition, NS Acquisition Corp. is obligated to complete the merger only if certain additional conditions to its obligations are satisfied or waived, including, but not limited to:

     - NS Acquisition Corp. having received the proceeds of the financing pursuant to the commitment letters described above;

     - the total number of shares of NSI common stock dissenting from the merger (under applicable Delaware law) not exceeding 10% of the outstanding shares of NSI common stock at the effective time of the merger;

     - since the date for the merger agreement, no material adverse effect having occurred with respect to NSI;

     - NSI's representations and warranties that are qualified by materiality being true and correct in all respects as of April 1, 2003 and as of the closing date of the merger, except to the extent any such representation or warranty is expressly made as of a specific date, in which case such representation or warranty shall have been true and correct in all respects as of such date;

     - NSI's representations and warranties that are not qualified by materiality being true and correct in all material respects as of April 1, 2003 and as of the closing date of the merger, except to the extent any such representation or warranty is expressly made as of a specific date, in which case such representation or warranty shall have been true and correct in all respects as of such date;

     - NSI having obtained the surrender or cancellation of each outstanding stock option by the holders thereof for treatment or payment in accordance with the terms of the merger agreement; and

     - NSI having performed in all material respects all obligations required to be performed under the merger agreement.

     NSI is obligated to complete the merger only if certain additional conditions to its obligations are satisfied or waived, including, but not limited to:

     - NS Acquisition Corp. having performed in all material respects all obligations required to be performed under the merger agreement;

     - NSI's board of directors having received a solvency opinion from a nationally-recognized financial advisor, in form and substance reasonably satisfactory to the board of directors, which opinion shall be as of the effective time of the merger;

     - NS Acquisition Corp.'s representations and warranties that are qualified by materiality being true and correct in all respects as of April 1, 2003 and as of the closing date for the merger; and

     - NS Acquisition Corp.'s representations and warranties that are not qualified by materiality being true and correct in all material respects as of April 1, 2003 and as of the closing date for the merger.

     Although neither NSI nor NS Acquisition Corp. expects to waive any conditions to the merger, NSI reserves the right to do so if it believes a waiver is in the best interests of our stockholders; however, we will not waive a material term or condition of the merger agreement without resoliciting the approval of our stockholders.


TERMINATION (SEE PAGE 33)


     The merger agreement may be terminated and the merger may be abandoned at any time prior to the closing of the merger, whether before or after approval of matters presented in connection with the merger by NSI's stockholders, either by mutual written consent of NS Acquisition Corp. and NSI, or by either NSI or NS Acquisition Corp. under specified circumstances. The grounds for termination of the merger agreement include, but are not limited to, the failure of NSI stockholders to approve the merger at the special meeting, the NSI board of directors altering its recommendation to the stockholders to vote "for" the merger at the special meeting, and the breach of certain representations and warranties or covenants contained in the merger agreement. Each of the parties has the right to terminate the merger agreement if the merger is not completed on or before September 30, 2003, unless the party seeking to terminate the merger agreement has failed to fulfill any obligation under the merger agreement and its failure has been the primary cause of, or resulted in, the merger not being completed by September 30, 2003.


TERMINATION FEE (SEE PAGE 33)



     In certain instances, a termination fee will be payable by NSI to NS Acquisition Corp. in the event that the merger agreement is terminated by NSI, NS Acquisition Corp., or either of them. Depending on the grounds for termination of the merger agreement, this payment may consist of NS Acquisition Corp.'s reasonable expenses incurred in connection with the merger, up to a maximum amount of $3 million, along with a fee of $4 million.



CLOSING (SEE PAGE 27)


     The merger will be effective as promptly as practicable (and in any event within five business days) following stockholder adoption and approval of the merger agreement and the merger at the special meeting and satisfaction or waiver of the terms and conditions set forth in the merger agreement, and upon the filing of a certificate of merger with the Secretary of State of the State of Delaware.


APPRAISAL RIGHTS (SEE PAGE 37)



     Holders of NSI common stock who do not wish to accept the cash consideration payable pursuant to the merger may seek, under Section 262 of the Delaware General Corporation Law, judicial appraisal of the fair value of their shares by the Delaware Court of Chancery. This value could be more or less than or the same as the $10.00 per share merger consideration for the NSI common stock. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to properly demand appraisal rights, among other things:

     - you must not vote in favor of the proposal to adopt and approve the merger agreement and the merger;


     - you must make a written demand on NSI for appraisal in compliance with the Delaware General Corporation Law before the vote on the proposal to adopt and approve the merger agreement and the merger at the special meeting; and


     - you must hold your shares of record continuously from the time of making a written demand for appraisal though the effective time of the merger.


     Merely voting against the merger agreement and the merger will not preserve your right to appraisal under Delaware law. Also, because a submitted proxy not marked "against" or "abstain" will be voted "for" the proposal to adopt the merger agreement, the submission of a proxy not marked "against" or "abstain" will result in the waiver of appraisal rights. If you hold shares in the name of a broker or other nominee, you must instruct your nominee to take the steps necessary to enable you to demand appraisal for your shares. If you or your nominee fails to follow all of the steps required by Section 262 of the Delaware General Corporation Law, you will lose your right of appraisal.



     Annex C to this proxy statement contains the full text of Section 262 of the Delaware General Corporation Law, which relates to your right of appraisal. We encourage you to read these provisions carefully and in their entirety.



REGULATORY APPROVALS (SEE PAGE 26)



     Under the HSR Act and the rules and regulations promulgated under it by the Federal Trade Commission, the merger cannot be consummated until certain notifications have been given and certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and the required waiting periods have ended. Expiration of the required waiting periods under the HSR Act is a condition to the consummation of the merger. On April 29, 2003, we received notice from the Federal Trade Commission that we received early termination of the applicable waiting periods under the HSR Act.


FORWARD-LOOKING STATEMENTS


     This proxy statement contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about management's and NSI's beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "plans," "estimates" or similar expressions. These statements include, among others, statements regarding the consummation of the merger and the transactions contemplated by the merger agreement, actions of governmental authorities, including the ability of NS Acquisition Corp. to consummate the financings contemplated by the commitment letters and costs related to the merger.


     Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on management's beliefs and assumptions, which in turn are based on currently available information. Important assumptions relating to the forward-looking statements include, among others, the timely satisfaction of the conditions set forth in the merger agreement, including the receipt of all necessary financing to complete the merger. These assumptions could prove inaccurate. Forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond NSI's ability to control or predict. Such factors include, but are not limited to, delays in the receipt of necessary financing and third party and governmental consents to complete the merger. NSI does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise. You should consult, among other things, NSI's filings from time to time with the SEC, including NSI's Annual Report on Form 10-K for the fiscal year ended August 31, 2002, and NSI's Quarterly Reports on Form 10-Q, as filed with the SEC.

                              THE SPECIAL MEETING

DATE, TIME AND PLACE OF THE SPECIAL MEETING


     The special meeting will be held on Tuesday, June 3, 2003, at 10:00 a.m. at the offices of King & Spalding LLP, 191 Peachtree Street, 50th Floor, Atlanta, Georgia.


PURPOSE OF THE SPECIAL MEETING

     At the special meeting, you will be asked to consider and vote upon the following proposals:

          (1) to adopt and approve the Agreement and Plan of Merger, dated as of April 1, 2003, by and between NS Acquisition Corp., an affiliate of California Investment Fund, LLC, and NSI, and the merger of NS Acquisition Corp. with and into NSI, with NSI continuing as the surviving corporation. Upon completion of the merger, each outstanding share of NSI common stock (other than shares as to which appraisal rights have been demanded and not withdrawn or lost) will be cancelled and converted into the right to receive a cash payment of $10.00 per share, without interest; and


          (2) to transact such other business as may properly come before the meeting or any postponement or adjournment thereof, including, if submitted to a vote of our stockholders, a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies or satisfying the conditions to closing the merger.


HOLDERS OF RECORD ENTITLED TO VOTE AT THE SPECIAL MEETING


     Our board of directors has set April 17, 2003 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the special meeting or at any postponement or adjournment of the special meeting. On the record date, there were 11,194,041 shares of NSI common stock issued and outstanding.


QUORUM; DISCRETIONARY VOTING

     The adoption and approval of the merger agreement and the merger requires the presence of, either in person or represented by proxy, a majority of the outstanding shares of NSI common stock. Abstentions will be treated as shares that are present and entitled to vote but as unvoted for purposes of determining a quorum and the adoption and approval of the merger agreement and the merger or any matter submitted to the stockholders.

     If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (i.e., "broker non-votes"), those shares will be considered as present for purposes of determining a quorum but will not be entitled to vote at the special meeting with respect to that matter. In effect, abstentions and broker non-votes will have the effect of a vote against the adoption and approval of merger agreement and the merger at the special meeting.

VOTE REQUIRED TO ADOPT AND APPROVE THE MERGER AGREEMENT AND THE MERGER


     For the merger to occur, the merger agreement and the merger must be adopted and approved by the holders of at least a majority of the outstanding shares of NSI common stock. As of the record date, there were 11,194,041 shares of NSI common stock issued and outstanding. NSI common stock entitles its holder of record to one vote for each share owned. Thus, at least 5,597,021 shares must be voted in favor of the merger agreement and the merger at the special meeting.

VOTING BY PROXY


     Stockholders are requested to provide their voting instructions on the enclosed proxy by mail using the accompanying envelope, by the internet, or by telephone. Stockholders who hold their shares through a bank or broker can vote by the internet or by telephone if these options are offered by the bank or broker. At any time before the proxy is voted, it may be revoked by written notice to the Corporate Secretary of NSI. Proxies that are properly delivered, and not revoked, will be voted in accordance with stockholders' directions. IF THE PROXY CARD IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, THE SHARES REPRESENTED BY THAT PROXY WILL BE VOTED "FOR" THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE MERGER AND IN THE DISCRETION OF THE PERSONS NAMED AS PROXIES AS TO ANY OTHER MATTER THAT MAY COME BEFORE THE SPECIAL MEETING, INCLUDING, IF SUBMITTED TO A VOTE OF OUR STOCKHOLDERS, A MOTION TO ADJOURN OR POSTPONE THE MEETING TO ANOTHER TIME AND/OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES OR SATISFYING THE CONDITIONS TO CLOSING THE MERGER. No proxy which is voted against the proposal will be voted in favor of any adjournment or postponement of the meeting.


     Stockholders may deliver their proxy using one of the following methods:

     By the Internet. Stockholders of record may give their voting instructions by the internet as described on the proxy card. Internet voting is also available to stockholders who hold shares in our DirectService Plan, in our Employee Stock Purchase Plan, or in a 401(k) plan sponsored by us. The internet voting procedure is designed to verify the voting authority of stockholders. You will be able to vote your shares by the internet and confirm that your vote has been properly recorded. Please see your proxy card for specific instructions.

     By Telephone. Stockholders of record may give their voting instructions using the toll-free number listed on the proxy card. Telephone voting is also available to stockholders who hold shares in our DirectService Plan, in our Employee Stock Purchase Plan, or in a 401(k) plan sponsored by us. The telephone voting procedure is designed to verify the voting authority of stockholders. The procedure allows you to vote your shares and to confirm that your instructions have been properly recorded. Please see your proxy card for specific instructions.

     By Mail. Stockholders may sign, date, and mail their proxies in the postage-paid envelope provided. If you sign, date, and mail your proxy card without providing voting instructions on specific items, your proxy will be voted as recommended by the board of directors.

     401(k) Plans. After you deliver your proxy in one of the methods described immediately above, the trustee will then vote your 401(k) shares in accordance with your instructions and the terms of the plan.

REVOCATION OF PROXY

     A proxy that is properly submitted to us may be revoked at any time before it is exercised. For a stockholder "of record," meaning one whose shares are registered in his or her own name, to revoke a proxy, the stockholder may either:

     - send another signed proxy card with a later date to the address indicated on the proxy card;

     - send a letter revoking the stockholder's proxy to our Corporate Secretary at our principal address; or

     - attend the special meeting and vote in person.

     A "beneficial holder" whose shares are registered in another name, for example in "street name," must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke a proxy. You should contact the holder of record directly for more information on these procedures.


OTHER MATTERS; ADJOURNMENT



     We do not anticipate that any proposal other than the proposal presented in this proxy statement will be brought before the special meeting. However, if any matters are properly presented at the special meeting or any adjournment or postponement of the special meeting, including, if submitted to a vote of our stockholders, a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies or satisfying the conditions to closing the merger, the persons named as proxies will be granted discretionary authority with respect to any such matter.



     Adjournments may be made for the purpose of, among other things, soliciting additional proxies. An adjournment may be made from time to time by approval of the holders of shares representing the majority of votes present in person or by proxy at the special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder entitled to vote at the special meeting. NSI does not currently intend to seek an adjournment of the special meeting.


COSTS OF SOLICITATION OF PROXIES

     We will pay all of the costs of soliciting proxies from our stockholders, consisting mostly of printing and mailing costs. Although we are mailing these proxy materials, our directors and employees may also solicit proxies in person or by telephone, facsimile or other electronic means of communication. We have retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of approximately $10,000 and reimbursement of specified expenses. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and, as required by law, we will, at their request, reimburse them for their out-of-pocket expenses in this regard.

EXCHANGING STOCK CERTIFICATES

     Within 10 days after the effective time of the merger, EquiServe Trust Company, N.A., whom we have designated as the exchange agent in the merger, will mail to each of our stockholders a letter of transmittal and instructions specifying the procedures to be followed in surrendering your shares of NSI common stock in exchange for the merger consideration. YOU SHOULD NOT SUBMIT YOUR STOCK CERTIFICATES FOR EXCHANGE UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS FROM THE EXCHANGE AGENT. When you surrender your stock certificates along with the properly executed letter of transmittal, you will receive the merger consideration.

                                   THE MERGER

     While we believe that the following description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should carefully read this entire document, including the annexes, and the other documents we refer to for a more complete understanding of the merger.

BACKGROUND OF THE MERGER

     On December 13, 2002, CIF delivered an unsolicited letter to Brock A. Hattox, NSI's Chairman, Chief Executive Officer and President, which included a preliminary proposal to acquire 100% of the outstanding shares of NSI common stock for consideration equal to $10.00 per share in cash to each NSI stockholder. The offer was subject to satisfactory completion of due diligence by CIF and its financing sources and negotiation of definitive agreements regarding the terms of the transaction. The parties entered into a confidentiality agreement on December 20, 2002, and the parties agreed to meet to discuss the possibility of a transaction.

     On January 7, 2003, representatives of CIF met in Atlanta with senior executives of NSI. As a result of the meeting, NSI agreed to provide CIF with information regarding NSI's business and assets in order to facilitate the making of a more definitive offer by CIF. On January 15, 2003, representatives of CIF met in Atlanta with senior executives and counsel for NSI to discuss NSI's spin-off of Acuity Brands, Inc. in November 2001 and to conduct further due diligence on NSI's assets and liabilities. After the January 15 meeting, CIF commenced the process of engaging third-party advisors to assist in its due diligence effort and to explore potential sources of financing for the transaction.

     Principals of CIF met in Atlanta with senior management and counsel for NSI on February 13 and 14, 2003. At these meetings, CIF further refined the terms and structure of the potential acquisition proposal. On February 17, 2003, the NSI board of directors met and discussed with management the status of the discussions with CIF. After consideration, the board of directors authorized management to continue negotiations and expressed a desire to meet with the principals of CIF.

     On February 24, 2003, the board of directors of NSI met to consider the offer from CIF. After a presentation to the board of directors by Michael R. Kelly, Managing Member of CIF, regarding the background of CIF and the terms of the proposed transaction, the board of directors discussed at length the proposal by CIF, the risks inherent in the transaction and the potential benefits to NSI stockholders as compared to other potential alternatives, including the continued execution of NSI's business strategy. The board of directors was advised at this meeting by counsel from King & Spalding LLP. The board of directors determined that it would be advisable to continue negotiations with CIF and to conduct further mutual due diligence. After this meeting, the board of directors engaged SunTrust Robinson Humphrey to serve as financial advisor to the board of directors.

     Between February 17 and March 14, 2003, management of NSI, together with its legal and financial advisors, conducted additional financial due diligence to determine the feasibility of the acquisition proposal by CIF. During this time, representatives of CIF and potential lenders conducted extensive due diligence on the business, assets and liabilities of NSI, including the preparation of appraisals of the assets of NSI and assessment of NSI's expected future liabilities arising out of asbestos litigation, as well as the related insurance coverage available to pay these liabilities.


     On March 14, 2003, Mr. Kelly delivered a memorandum to NSI in which he updated NSI on the status of CIF's discussions with potential lenders regarding financing for the transaction and the status of CIF's due diligence investigation of NSI and its assets and liabilities. In the memorandum, Mr. Kelly indicated that CIF was prepared, subject to completion of due diligence and receipt of commitment letters for financing the transaction, to offer $10.75 per share for the NSI common stock. Mr. Kelly also indicated that he expected to have financing commitments from lenders no later than March 28, 2003 and that he expected due diligence and negotiations of the definitive agreement to be completed by that time.

     On March 17, 2003, the NSI board of directors met. At this meeting, the directors received a report from management on the results for the second fiscal quarter and the financial outlook for NSI's operating businesses. The board of directors also received reports on the analyses prepared by outside experts regarding NSI's projected future asbestos liability and related insurance coverage. In addition, SunTrust Robinson Humphrey provided a summary of their method of analysis in assessing the fairness, from a financial point of view, to the NSI stockholders of the proposal from CIF. Counsel for NSI from King & Spalding LLP also reviewed for the directors a draft of the merger agreement and the possible timetable for a transaction with CIF.

     During the weeks of March 17 and March 24, 2003, counsel for NSI and CIF negotiated the terms and conditions of a definitive merger agreement between NS Acquisition Corp. and NSI. On March 27, 2003, Mr. Kelly telephoned Mr. Hattox and informed him that, on the basis of the final financing proposals that had been obtained from lenders, CIF was prepared to sign a definitive agreement providing for a $10.00 per share purchase price. Mr. Hattox indicated in this conversation that he would need to discuss the change in the pricing of the transaction with the NSI board of directors. Pending the board of directors' consideration of the terms of the revised proposal, the parties negotiated the final terms of the merger agreement on March 28 and 29, 2003.

     On March 29, 2003, the NSI board of directors met at NSI headquarters to consider the revised proposal and the terms of the definitive merger agreement that had been prepared. Prior to the meeting, the directors had been provided with a near final version of the merger agreement, and during the course of the meeting, counsel for NSI from King & Spalding LLP identified the changes in the agreement from the draft previously distributed to the directors. At the meeting, the NSI board of directors received an oral report from SunTrust Robinson Humphrey, including its opinion that, on the basis of a $10.00 per share purchase price, the consideration to be received by NSI stockholders in the merger was fair, from a financial point of view, to the NSI stockholders. After discussion, the NSI board of directors concluded that the proposed transaction was in the best interest of NSI and its stockholders and that NSI should proceed with finalizing the merger agreement.

     After the March 29, 2003 board of directors meeting, counsel for the parties completed preparation of the final merger agreement and ancillary documents. On the afternoon of April 1, 2003, the NSI board of directors met by telephone conference and received an update of the terms of the final merger agreement and other documentation to be executed in connection with the merger and an oral report, subsequently confirmed in writing, from SunTrust Robinson Humphrey confirming as of that date its previous opinion that the consideration to be received by stockholders of NSI in the merger was fair, from a financial point of view, to the NSI stockholders. The NSI board of directors also received a report on the financing structure of the transaction and on the expected capital structure of NSI after completion of the transaction. The NSI board of directors adopted and approved the merger agreement, the merger and the amendment to the rights agreement (as described in "The Merger
Agreement -- Rights Agreement" below) by unanimous vote. The parties executed the merger agreement after the meeting. NSI announced the merger in a press release prior to the opening of the stock market on the morning of April 2, 2003.

NSI'S PURPOSE AND REASONS FOR THE MERGER

     In reaching its recommendation described in this proxy statement, our board of directors considered a number of factors including, without limitation, the following:

     - NSI's current financial condition, results of operations and business and strategic objectives, as well as the risks involved in achieving those objectives, including the ability of NSI to grow its businesses successfully;

     - current conditions and trends in the industries in which NSI operates, and the effect of those conditions and trends on NSI;

     - the current prospects for appreciation of NSI's valuation, given NSI's relatively small market capitalization and relatively thin trading volume in its common stock, including the fact that the proposed cash merger consideration of $10.00 per share represented, as of the date of execution of the merger agreement, a significant premium over the recent average trading prices of NSI common stock on The New York Stock Exchange;


     - the significant competition in the industries in which NSI operates, the relative size of other participants and the available capital and other resources available to such participants;

     - the financial and valuation analysis undertaken by SunTrust Robinson Humphrey, including share prices and other relevant financial data relating to other companies engaged in businesses considered comparable to that of NSI and the prices and premiums paid in recent selected acquisitions involving transactions similar in size and structure to that of the merger;

     - the opinion of SunTrust Robinson Humphrey to the effect that, as of the date of the opinion, the offer price of $10.00 per share, payable in cash in a lump sum to each NSI stockholder, pursuant to the terms and conditions set forth in the merger agreement, was fair, from a financial point of view, to the stockholders of NSI. YOU ARE URGED TO READ CAREFULLY AND IN ITS ENTIRETY THE COMPLETE OPINION OF SUNTRUST ROBINSON HUMPHREY, ATTACHED HERETO AS ANNEX B;

     - the terms and conditions of the merger agreement, including, without limitation, that the terms of the merger agreement will not prevent other third parties from making unsolicited proposals to NSI after execution of the merger agreement, and the limited circumstances under which NSI would be required to pay to NS Acquisition Corp. a termination fee of $4 million plus reimbursement of expenses of up to $3 million if the transaction does not close;

     - the likelihood that the merger will be consummated; and

     - the availability to NSI's stockholders of appraisal rights in the merger under the applicable provisions of the Delaware General Corporation Law.

     In view of the variety of factors considered in connection with its evaluation of the merger, the board of directors did not find it practicable to place relative weights or to otherwise quantify the specific factors considered in reaching its determination. AFTER WEIGHING THESE CONSIDERATIONS, THE BOARD OF DIRECTORS, BY UNANIMOUS VOTE, DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE, IN THE BELIEF OF THE BOARD OF DIRECTORS, FAIR TO AND IN THE BEST INTERESTS OF NSI AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE MERGER AT THE SPECIAL MEETING.

OPINION OF FINANCIAL ADVISOR

     NSI has engaged SunTrust Robinson Humphrey, a division of SunTrust Capital Markets, Inc., to act as its financial advisor in connection with the merger. At the March 29, 2003 meeting of the NSI board of directors, SunTrust Robinson Humphrey reviewed with the board of directors its financial analysis of the merger and, on April 1, 2003, SunTrust Robinson Humphrey delivered its written opinion to the effect that, as of that date and based upon and subject to the matters described in the opinion, the consideration to be paid in the merger was fair, from a financial point of view, to the stockholders of NSI. No limitations were imposed by the NSI board of directors upon SunTrust Robinson Humphrey with respect to the investigation made or the procedures followed by SunTrust Robinson Humphrey in rendering its opinion.

     THE FULL TEXT OF SUNTRUST ROBINSON HUMPHREY'S WRITTEN OPINION DATED APRIL 1, 2003, WHICH DESCRIBES THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE. YOU ARE URGED TO READ THIS OPINION IN ITS ENTIRETY.

     SUNTRUST ROBINSON HUMPHREY'S OPINION IS ADDRESSED TO THE BOARD OF DIRECTORS OF NSI AND RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE PAID IN THE MERGER TO THE STOCKHOLDERS OF NSI, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW TO VOTE WITH RESPECT TO MATTERS RELATING TO THE MERGER. THE SUMMARY OF SUNTRUST ROBINSON HUMPHREY'S OPINION

DESCRIBED BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF ITS OPINION WHICH IS ATTACHED AS ANNEX B.

  Material and Information Considered with Respect to the Merger

     In arriving at its opinion, SunTrust Robinson Humphrey:

     - reviewed the merger agreement and exhibits thereto;

     - reviewed and analyzed certain publicly available information concerning NSI which SunTrust Robinson Humphrey believed to be relevant to its inquiry;

     - reviewed and analyzed financial and operating information with respect to the business, operations and prospects of NSI furnished to SunTrust Robinson Humphrey by NSI;

     - reviewed and analyzed a trading history of NSI common stock from December 3, 2001 (the first trading day after the spin-off of Acuity Brands, Inc.) to the present and compared that trading history with those of other publicly traded companies which SunTrust Robinson Humphrey deemed relevant;

     - reviewed and analyzed a comparison of the historical financial results and present financial condition of NSI with those of publicly traded companies which SunTrust Robinson Humphrey deemed relevant;

     - reviewed and analyzed a comparison of the financial terms of the merger with the publicly available financial terms of certain other recent transactions which SunTrust Robinson Humphrey deemed relevant;

     - reviewed and analyzed historical data relating to percentage premiums paid in acquisitions of publicly traded companies;

     - reviewed and analyzed a comparison of certain publicly available information for companies with asbestos litigation and liabilities with NSI's internal asbestos litigation and liability data;

     - conducted discussions with the management of NSI concerning its businesses, operations, assets, present condition and future prospects; and

     - undertook such other studies, analyses and investigations as SunTrust Robinson Humphrey deemed appropriate.

     In rendering its opinion, SunTrust Robinson Humphrey assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information discussed with or reviewed by SunTrust Robinson Humphrey in arriving at its opinion. With respect to the financial forecasts provided to or discussed with SunTrust Robinson Humphrey, SunTrust Robinson Humphrey assumed, at the direction of the management of NSI and without independent verification or investigation, that such forecasts had been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the NSI management as to the future financial performance of NSI. In arriving at its opinion, SunTrust Robinson Humphrey did not conduct a physical inspection of the properties and facilities of NSI and did not make or obtain any evaluations or appraisals of the assets or liabilities (including, without limitation, any potential environmental liabilities), contingent or otherwise, of NSI. NSI did not authorize SunTrust Robinson Humphrey to solicit, and SunTrust Robinson Humphrey did not solicit, any indications of interest from any third party with respect to the purchase of all or a part of NSI's business. SunTrust Robinson Humphrey also assumed the following:

     - that the merger would be consummated in accordance with the terms of the merger agreement; and

     - that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on NSI, or on the expected benefits of the merger.

     SunTrust Robinson Humphrey's opinion is necessarily based upon market, economic and other conditions as they may have existed and could be evaluated as of April 1, 2003. SunTrust Robinson Humphrey expressed no opinion as to the underlying valuation, future performance or long-term viability of NSI.

     In connection with the preparation of its fairness opinion, SunTrust Robinson Humphrey performed financial and comparative analyses, the material portions of which are summarized below. The summary set forth below includes the financial analyses used by SunTrust Robinson Humphrey and deemed to be material, but does not purport to be a complete description of the analyses performed by SunTrust Robinson Humphrey in arriving at its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In addition, SunTrust Robinson Humphrey believes that its analyses must be considered as an integrated whole, and that selecting portions of such analyses and the factors considered by it, without considering all of such analyses and factors, could create a misleading or incomplete view of the process underlying its analyses set forth in the opinion.

     In performing its analyses, SunTrust Robinson Humphrey made numerous assumptions with respect to industry and economic conditions, many of which are beyond the control of NSI. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the price at which such companies may actually be sold, and such estimates are inherently subject to substantial uncertainty. No company, business or transaction used in such analyses as a comparison is identical to NSI, CIF, their respective businesses or the merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions analyzed.

     SunTrust Robinson Humphrey's opinion and financial analyses were only one of many factors considered by NSI's board of directors in its evaluation of the merger and should not be viewed as determinative of the views of NSI's board of directors or management with respect to the merger or the consideration to be paid in the merger. The amount and type of consideration to be paid in the merger was determined through direct negotiation between NSI and CIF. The decision to enter into the merger was solely that of the NSI board of directors.

     The following is a summary of the material financial analyses presented by SunTrust Robinson Humphrey to the NSI board of directors in connection with its opinion.

  Analysis of Selected Publicly Traded Reference Companies

     Reference company analysis analyzes a company's operating performance and valuation relative to a reference group of publicly traded companies. SunTrust Robinson Humphrey analyzed the financial and stock market information for the following selected publicly traded companies for the Atlantic Envelope Company ("AECO") business unit of NSI (the "AECO Reference Companies"):

     - Avery Dennison Corp.;

     - Mail-Well, Inc.;

     - Moore Corporation Limited;

     - New England Business Services, Inc.;

     - Standard Register Company;

     - Wallace Computer Services, Inc.; and

     - Workflow Management, Inc.

     SunTrust Robinson Humphrey also analyzed the financial and stock market information for the following selected publicly traded companies for the National Linen Service ("National Linen") business unit of NSI (the "National Linen Reference Companies"):

     - Angelica Corporation;

     - ARAMARK Corporation;

     - Cintas Corporation;

     - G&K Services, Inc.; and

     - UniFirst Corporation.

     SunTrust Robinson Humphrey reviewed and analyzed equity market values as multiples of:

     - book value;

     - latest twelve months net income, adjusted for non-recurring charges ("LTM Adjusted Net Income"); and

     - projected 2003 net income, provided by management and adjusted for non-recurring charges ("2003E Adjusted Net Income").

     SunTrust Robinson Humphrey also reviewed and analyzed, among other things, firm values, calculated as equity market value plus net debt, as multiples of:

     - latest twelve months revenue ("LTM Revenue");

     - latest twelve months earnings before interest, taxes, depreciation and amortization, adjusted for non-recurring charges ("LTM Adjusted EBITDA");

     - projected 2003 earnings before interest, taxes, depreciation and amortization, provided by management and adjusted for non-recurring charges ("2003E Adjusted EBITDA"); and

     - latest twelve months earnings before interest and taxes, adjusted for non-recurring charges ("LTM Adjusted EBIT").

All multiples were based on closing stock prices as of March 27, 2003. SunTrust Robinson Humphrey then applied a relative weight to the average multiples for the AECO Reference Companies and the National Linen Reference Companies based upon the historical and projected revenue and operating income contributions of AECO and National Linen, respectively, to arrive at multiples for the combined business.

     The following table sets forth the multiples indicated by this analysis as of March 27, 2003:

                                                               AVERAGE
                                                               -------
WEIGHTED MULTIPLE OF EQUITY MARKET VALUE TO:
Book Value..................................................     2.4x
LTM Adjusted Net Income.....................................    18.0x
2003E Adjusted Net Income...................................    14.3x
WEIGHTED MULTIPLE OF FIRM VALUE TO:
LTM Revenue.................................................    0.74x
LTM Adjusted EBITDA.........................................     7.2x
2003E Adjusted EBITDA.......................................     6.6x
LTM Adjusted EBIT...........................................    11.0x

     SunTrust Robinson Humphrey then applied the average multiples resulting from the analysis above to the actual and projected values for NSI for the latest twelve months ended February 28, 2003 and for the fiscal year ending August 31, 2003. SunTrust Robinson Humphrey then applied a discount to the implied equity values to reflect the valuation discount created by the asbestos liability for NSI. SunTrust Robinson

Humphrey assessed the discounts for publicly traded companies with asbestos liabilities and not presently subject to bankruptcy protection to arrive at average discounts to comparable peer groups unaffected by asbestos liabilities of 35% to 36% and median discounts of 38% to 44%. Based on this analysis, SunTrust Robinson Humphrey applied an asbestos liability discount of 40% to the implied equity values per share. Prior to a discount, this analysis yielded implied equity values per share for NSI of $46.57, $0.00, $0.00, $32.67, $9.85, $7.41 and $0.00, respectively. Following a 40% asbestos discount, this analysis yielded implied equity values per share for NSI of approximately $27.94, $0.00, $0.00, $19.60, $5.91, $4.45 and $0.00, respectively. These implied equity values per share were compared to the merger consideration of $10.00 per share.

     In addition to the groups of reference companies listed above, SunTrust Robinson Humphrey repeated this analysis for one selected comparable reference company, considered to be the primary comparable company among the group of publicly traded comparable companies, for each of the AECO and the National Linen businesses. SunTrust Robinson Humphrey selected Mail-Well, Inc. for the AECO multiples and Angelica Corporation for the National Linen multiples.

     All multiples were based on closing stock prices as of March 27, 2003. SunTrust Robinson Humphrey applied a relative weight to the average multiples for Mail-Well, Inc. and Angelica Corporation based upon the historical and projected revenue and operating income contributions of AECO and National Linen, respectively, to arrive at multiples for the combined business.

     The following table sets forth the multiples indicated by this analysis as of March 27, 2003:

                                                               AVERAGE
                                                               -------
WEIGHTED MULTIPLE OF EQUITY MARKET VALUE TO:
Book Value..................................................     1.5x
LTM Adjusted Net Income.....................................    23.6x
2003E Adjusted Net Income...................................    10.2x
WEIGHTED MULTIPLE OF FIRM VALUE TO:
LTM Revenue.................................................    0.47x
LTM Adjusted EBITDA.........................................     6.2x
2003E Adjusted EBITDA.......................................      NA
LTM Adjusted EBIT...........................................    11.3x

     SunTrust Robinson Humphrey then applied the average multiples resulting from the analysis above to the actual and projected values for NSI for the latest twelve months ended February 28, 2003 and for the fiscal year ending August 31, 2003. SunTrust Robinson Humphrey then applied a discount to the implied equity values to reflect the valuation discount created by the asbestos liability for NSI. SunTrust Robinson Humphrey assessed the discounts for publicly traded companies with asbestos liabilities and not presently subject to bankruptcy protection to arrive at average discounts to comparable peer groups unaffected by asbestos liabilities of 35% to 36% and median discounts of 38% to 44%. Based on this analysis, SunTrust Robinson Humphrey applied an asbestos liability discount of 40% to the implied equity values per share. Prior to a discount, this analysis yielded implied equity values per share for NSI of $27.64, $0.00, $0.00, $20.18, $8.32, $0.00 and $0.00, respectively. Following a
40% asbestos discount, this analysis yielded implied equity values per share for NSI of approximately $16.58, $0.00, $0.00, $12.11, $4.99, $0.00 and $0.00,
respectively. These implied equity values per share were compared to the merger consideration of $10.00 per share.

  Analysis of Selected Merger & Acquisition Transactions

     Reference merger and acquisition transaction analysis provides a valuation range based upon consideration and multiples paid for selected reference companies in recent transactions. SunTrust Robinson Humphrey reviewed the financial terms, to the extent publicly available, of 22 proposed, pending or completed merger and acquisition transactions from January 1, 1997 to March 27, 2003, involving selected envelope and office products companies (the "AECO Reference Transactions"). SunTrust

Robinson Humphrey also reviewed the financial terms, to the extent publicly available, of 23 proposed, pending or completed merger and acquisition transactions from January 1, 1997 to March 27, 2003, involving selected linen rental companies (the "National Linen Reference Transactions"). For each of the AECO Reference Transactions and the National Linen Reference Transactions, SunTrust Robinson Humphrey calculated various financial multiples based on publicly available information for each of the selected acquisition transactions and compared them to corresponding financial multiples for the merger, based on the merger consideration of $10.00 per share.

     SunTrust Robinson Humphrey reviewed and analyzed, among other things, equity market values as multiples of:

     - book value; and

     - latest twelve months net income ("LTM Net Income").

     SunTrust Robinson Humphrey also reviewed and analyzed, among other things, firm values as multiples of:

     - LTM Revenue;

     - latest twelve months earnings before interest, taxes, depreciation and amortization ("LTM EBITDA"); and

     - latest twelve months earnings before interest and taxes ("LTM EBIT").

     All multiples for the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. None of the transactions involved entities with significant publicly disclosed asbestos liabilities. SunTrust Robinson Humphrey applied a relative weight to the average multiples for AECO Reference Transactions and National Linen Reference Transactions based upon the historical and projected revenue and operating income contributions of AECO and National Linen, respectively, to arrive at multiples for the combined business.

     The following table sets forth the average multiples indicated by these analyses:

                                                               AVERAGE
                                                               -------
WEIGHTED MULTIPLE OF EQUITY MARKET VALUE TO:
Book Value..................................................     2.1x
LTM Net Income..............................................    20.8x
WEIGHTED MULTIPLE OF FIRM VALUE TO:
LTM Revenue.................................................    1.11x
LTM EBITDA..................................................     7.5x
LTM EBIT....................................................    13.7x

     SunTrust Robinson Humphrey then applied the average multiples resulting from the analysis above to the latest twelve months financials for NSI as of February 28, 2003. This analysis yielded implied equity values per share for NSI of approximately $39.98, $0.00, $49.41, $10.31 and $0.00, respectively. These implied equity values per share were compared to the proposed merger consideration of $10.00 per share.

  Discounted Cash Flow Analysis

     SunTrust Robinson Humphrey performed a discounted cash flow analysis using projections for 2003 through 2007 provided by NSI to estimate the net present equity value per share of NSI. SunTrust Robinson Humphrey derived ranges of net present equity values per share for NSI on a stand-alone basis that were based upon the discounted cash flows of NSI from 2003 through 2007 plus a terminal value calculated using a range of multiples of its projected year 2007 EBITDA. SunTrust Robinson Humphrey applied discount rates ranging from 10.0% to 15.0% and multiples of 2007 EBITDA ranging from 3.0x to 5.0x. This analysis resulted in a range of net present equity values per share of $4.29 to $9.12. SunTrust

Robinson Humphrey then performed a sensitivity analysis to evaluate the sensitivity of these discounted cash flow results to percentage changes in annual revenue growth rates and annual EBITDA margins.

     SunTrust Robinson Humphrey also derived ranges of net present equity values per share for NSI on a stand-alone basis that were based upon the discounted cash flows of NSI from 2003 through 2007 plus a terminal value calculated using a projected perpetual growth rate. SunTrust Robinson Humphrey applied discount rates ranging from 10.0% to 15.0% and perpetual growth rates of 2.0% to 4.0%. This analysis resulted in a range of net present equity values per share of $2.29 to $6.59. SunTrust Robinson Humphrey then performed a sensitivity analysis to evaluate the sensitivity of these discounted cash flow results to percentage changes in annual revenue growth rates and annual EBITDA margins.

     In addition, SunTrust Robinson Humphrey applied the current NSI multiple of firm value to LTM EBITDA of 2.8x to the projected 2007 EBITDA provided by management. SunTrust Robinson Humphrey then discounted the implied 2007 stock price at a discount rate of 15.0% to the present value. This analysis resulted in an implied equity value per share of $4.21. SunTrust Robinson Humphrey also performed this analysis for firm value to EBITDA multiples ranging from 4.0x to 5.0x and discount rates ranging from 11.0% to 14.0% and arrived at implied equity values per share ranging from $6.21 to $8.76.

     Finally, SunTrust Robinson Humphrey applied a 10.0x multiple of equity value to Net Income to the projected 2007 Net Income provided by management. SunTrust Robinson Humphrey then discounted the implied 2007 stock price at a discount rate of 15.0% to the present value. This analysis resulted in an implied equity value per share of $2.73. SunTrust Robinson Humphrey also performed this analysis for equity value to Net Income multiples ranging from 9.0x to 11.0x and discount rates ranging from 11.0% to 14.0% and arrived at implied equity values per share of $2.56 to $3.53.

  Premiums Paid Analysis

     SunTrust Robinson Humphrey reviewed and analyzed the transaction premiums paid in 120 merger transactions with transaction values between $50 million and $250 million, effected since January 1, 2002, based on the target company's stock price one day, one week and four weeks prior to the public announcement of the transaction. This analysis indicated the following mean and median premiums paid in the selected transactions:

                                                              MEAN   MEDIAN
                                                              ----   ------
PREMIUM PRIOR TO ANNOUNCEMENT
1 Day.......................................................  41.7%   27.6%
1 Week......................................................  48.8%   32.6%
4 Weeks.....................................................  56.3%   37.2%

     This analysis resulted in a range of implied equity values per share of $6.72 to $9.27 and implied equity values per share of $8.27 and $7.35 for the average of mean and median premiums, respectively.

     SunTrust Robinson Humphrey also reviewed and analyzed the transaction premiums paid in all publicly reported merger transactions effected from January 1, 1998 through December 31, 2002, based on the target company's stock price one day prior to the public announcement of the transaction. This analysis indicated the following mean and median premiums paid in the selected transactions:

                                                              MEAN   MEDIAN
                                                              ----   ------
PREMIUM PRIOR TO ANNOUNCEMENT
1 Day.......................................................  50.0%   36.1%

     This analysis resulted in net equity values per share of $7.91 and $7.17 for the mean and median premiums, respectively.

  Information Concerning NSI's Financial Advisor

     SunTrust Robinson Humphrey is a nationally recognized investment banking firm and, as a customary part of its investment banking activities, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, private placements, and valuations for corporate and other purposes. NSI retained SunTrust Robinson Humphrey because of its experience, expertise, reputation and familiarity with NSI and transactions similar to the merger. In the ordinary course of business, SunTrust Robinson Humphrey and its affiliates may actively trade or hold the securities and other instruments and obligations of NSI for their own account and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities, instruments or obligations.

     SunTrust Robinson Humphrey is acting as financial advisor to NSI in connection with the merger. Pursuant to the terms of its engagement, NSI has agreed to pay SunTrust Robinson Humphrey a fee that is customary for transactions of this nature, a significant portion of which is contingent on the merger. SunTrust Robinson Humphrey also received a fee for rendering its opinion. NSI also has agreed to reimburse SunTrust Robinson Humphrey for its out-of-pocket expenses, including fees and expenses of legal counsel and any other advisor retained by SunTrust Robinson Humphrey, and to indemnify SunTrust Robinson Humphrey and related parties against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

FINANCING ARRANGEMENTS


     In connection with the merger agreement, CIF has obtained commitment letters from Congress Financial Corporation (Southern) and Fremont Investment & Loan to provide an aggregate of $115 million in loans to finance the merger consideration on the terms and conditions set forth in the commitment letters. PNC Bank, National Association, has agreed, subject to specified conditions, to serve as co-agent with respect to the loan contemplated by the Congress Financial commitment letter. As of the date of this proxy statement, these commitment letters are in full force and effect and have not been terminated.


     Congress Financial's obligation to provide a $70 million credit facility is subject to a number of conditions, including those set forth below. The satisfaction of the conditions set forth below is determined by Congress Financial, in its discretion. References to NSI in the following conditions mean NSI, following the completion of the merger.

     - the execution of definitive documentation for the credit facility;

     - Congress Financial shall have perfected first priority security interests in and liens to NSI's present and future personal property assets, which are to serve as collateral for Congress Financial's loan;

     - NSI shall have a specified amount of cash available after the payment of all fees and expenses of the merger;

     - NSI shall have satisfied its outstanding obligations to Wachovia Bank, N.A.;

     - NSI shall have obtained all necessary consents and approvals to enter into the credit facility and the merger;

     - Congress Financial shall have received all consents and waivers from third parties in order to permit and perfect Congress Financial's security interests in the collateral;

     - Congress Financial shall have received evidence of insurance coverage and lender's loss payee endorsements in favor of Congress Financial as to casualty and business interruption insurance;

     - there shall be no event of default under any of the financing agreements;

     - Congress Financial shall have received an opinion with respect to the solvency of NSI following the transactions contemplated by the commitment letter;

     - the satisfactory completion of customary legal due diligence;

     - Congress Financial shall have received evidence that NSI has received not less than $20 million in immediately available funds in equity capital contributions;

     - Congress Financial shall have received evidence that NSI has received not less than $45 million in immediately available funds from another term loan;

     - the syndication of the credit facility so that Congress Financial holds $30 million or less of the aggregate commitments under the credit facility; and

     - no material adverse change in the business, operations or prospects of CIF or NSI shall have occurred.

     Fremont's obligation to provide a $45 million term loan is subject to a number of conditions, including those set forth below. The satisfaction of the conditions set forth below is determined by Fremont, in its discretion. References to NSI in the following conditions mean NSI, following the completion of the merger.

     - the execution of definitive documentation for the term loan;

     - NSI shall be the sole owner of the real property listed in the commitment letter, which is to serve as collateral for Fremont's loan, with good and marketable title and rights thereto;


     - Fremont shall have approved the businesses, properties, financial condition, capability and such other factors as Fremont deems material with regard to NSI;


     - Fremont shall have approved the value, location, condition and other characteristics of NSI's real property;

     - the real property shall have been appraised at a specified amount;

     - Fremont shall have received one or more environmental reports relating to the real property, which reports shall disclose no environmental conditions or hazardous waste on or under the real property which are unacceptable to Fremont;


     - Fremont shall have received evidence that all permits, licenses and other approvals required to construct, lease, use, manage and operate the real property have been obtained and are in full force and effect;


     - Fremont shall have received evidence that the real property complies with all laws, rules and regulations of all governmental authorities having jurisdiction over the real property;

     - Fremont shall have received a preliminary title report covering the real property and all recorded documents referenced therein;

     - the first priority security interest of Fremont with respect to the real property shall be insured by a title insurance policy, issued by a title company acceptable to Fremont;

     - Fremont shall have received evidence of the various types of insurance required by the loan documentation;

     - Fremont shall have approved all contracts and other agreements affecting the real property;


     - Fremont shall have received evidence that the equity investment by Michael R. Kelly in NSI following the merger is no less than $20 million and on the closing date of the merger NSI has no less than $9 million in available working capital;


     - no event of default shall exist under any of the loan documents; and

     - Fremont shall have received an opinion from its counsel that the asbestos liability of NSI is adequately covered by insurance policies/existing reserves for the next ten years.

     In addition, NS Acquisition Corp. has delivered to NSI an equity commitment letter which generally provides that:


     - Michael R. Kelly will use commercially reasonable efforts to cause the contribution to NS Acquisition Corp. of $20 million in cash, which amount consists of the proceeds of a loan to be secured on a first priority basis by the equity interests in specified entities controlled by affiliates of CIF;



     - from and after the effective time of the merger, Mr. Kelly will use commercially reasonable efforts to provide for the pledge for the benefit of NSI of CIF's affiliates' right, title and interest in and to such equity interests in such entities, when and as necessary, in NSI's determination, to satisfy the obligations of NSI following the merger; and



     - if, upon liquidation of such equity interests prior to the date (not less than one year after the closing) on which NSI receives a solvency opinion from a nationally recognized financial advisor, the aggregate net proceeds are less than $25 million, Mr. Kelly will personally fund the shortfall up to $25 million to the extent NSI determines to be necessary.


     NS Acquisition Corp. has agreed in the merger agreement to use commercially reasonable efforts to obtain the financing for the merger and to satisfy the conditions set forth in the commitment letters. NS Acquisition Corp. has represented in the merger agreement that, as of the date of the merger agreement, the funds to be made available under the commitment letters will be sufficient to enable NS Acquisition Corp. to pay the aggregate merger consideration and all of its fees and expenses related to the transactions contemplated by the merger agreement. NS Acquisition Corp. has also agreed to use commercially reasonable efforts to find substitute financing as promptly as possible in the event that any lender refuses to provide the financing described in the commitment letters; provided, that any such substitute financing shall be on terms and conditions no less favorable to NS Acquisition Corp. than the terms and conditions of the financing so substituted.

     NS Acquisition Corp.'s receipt of the proceeds of the financing pursuant to the commitment letters is a condition to the consummation of the merger. As of the date of this proxy statement, NS Acquisition Corp. has not yet completed its financing, and no assurance can be given that its financing will be completed. NS Acquisition Corp. currently does not have any alternative financing commitments in the event that the financing with Congress Financial or Fremont is not obtained.

CERTAIN EFFECTS OF THE MERGER

     As a result of the merger, the separate corporate existence of NS Acquisition Corp. will cease and NSI will continue as the surviving corporation. At the closing of the merger, all outstanding NSI common stock, other than shares for which appraisal rights have been properly exercised, will be converted into the right to receive a cash payment of $10.00 per share. The merger agreement and the merger will also have the following effects:

     - Effect on Holders of NSI Common Stock. If the merger is completed, holders of NSI common stock (except for dissenting stockholders who are entitled to and who have exercised appraisal rights) will receive a cash payment of $10.00 per share and will not have the opportunity to participate in any future earnings, profits and growth of NSI.


     - Effect on Holders of Options to Purchase NSI Common Stock. We have agreed to use commercially reasonable efforts to provide that each option granted under our stock option or compensation plans which is outstanding immediately prior to the effective time of the merger will be cancelled in exchange for a lump sum cash payment (except for NSI's executive officers, each of whom will surrender their outstanding options without cash payment as described in "The Merger -- Interests of NSI's Directors and Officers in the Merger"). In connection with such obligation, on April 25, 2003, we commenced a tender offer for any and all outstanding options to purchase NSI common stock. Pursuant to the terms of the offer, upon the consummation of the offer, (1) each tendered option will be cancelled and (2) for each of these options, we will pay to the holder, reduced in each case by any applicable tax withholding, the greater of:



      - the amount by which $10.00 exceeds the exercise price of the option, if any; or



      - $0.10.



The offer is subject to a number of conditions, including the consummation of the merger.


     - Effect on Holders of Restricted Stock. We have agreed to take all actions necessary and appropriate to provide that each share of NSI restricted stock granted under any compensation plan which is outstanding immediately prior to the effective time of the merger will become fully vested and will be cancelled and converted into the right to receive $10.00 per share, subject to any required tax withholding. Each share of unissued NSI restricted stock underlying a performance-based award granted under any stock option or compensation plan which is outstanding immediately prior to the effective time of the merger will be issued in amounts reflecting full satisfaction of any performance criteria and will be deemed fully vested, effective as of the time of the approval of the merger by NSI's stockholders, and will be cancelled and converted into the right to receive $10.00 per share, subject to any required tax withholding.

     - NYSE Listing and SEC Registration. After the merger, NSI common stock will no longer be listed on The New York Stock Exchange or registered with the SEC.

     - Effect on NSI and NS Acquisition Corp. Upon completion of the merger, NSI will continue to operate as a textile rental and envelope manufacturing business. As a result of the merger, and after cash payments to NSI stockholders and optionholders under the merger agreement, NS Acquisition Corp. will merge into NSI, with NSI continuing as the surviving corporation, incorporated under the laws of the State of Delaware.

     - Effect on Current NSI Management. NSI has agreed to offer to enter into employment agreements with the following executive officers of NSI:
       Richard W. LeBer, J. Randolph Zook, Carol Ellis Morgan and K. Gene Laminack. These agreements will govern services to be performed after the closing of the merger. Additionally, NSI has agreed to enter into amended severance arrangements with two of NSI's current executive officers:
       Brock A. Hattox and Chester J. Popkowski. See "The Merger -- Interests of NSI's Directors and Officers in the Merger" below for a description of the terms of the employment agreements and the amended severance agreements.

     For federal income tax purposes, the receipt of the merger consideration by holders of NSI common stock pursuant to the merger will generally be a taxable sale of the holders' common stock. See "Certain Federal Income Tax Consequences."

CONDUCT OF THE BUSINESS OF NSI IF THE MERGER IS NOT COMPLETED

     If the merger is not completed, we will continue our ongoing operations for the foreseeable future and may continue to explore possibilities for the potential sale or merger of NSI. However, there can be no assurance that any such opportunities will be made available to us, or if made available, will be on terms acceptable or fair to NSI and our stockholders. We currently expect to complete the merger in the second calendar quarter of 2003. However, we cannot predict the exact timing of the merger because the merger is subject to specified closing conditions. Moreover, both NSI and NS Acquisition Corp. generally have the option to terminate the merger agreement if the merger is not completed by September 30, 2003.

INTERESTS OF NSI'S DIRECTORS AND OFFICERS IN THE MERGER

     When considering the recommendation of NSI's board of directors, you should be aware that several of NSI's directors and officers have interests in the merger that are different from, or in addition to, yours. As a result, these directors and officers may be more likely to vote to adopt and approve the merger agreement and the merger than NSI's stockholders generally.

  Employment Agreements with NSI Executive Officers

     In connection with the merger, NSI will enter into employment agreements with Richard W. LeBer, J. Randolph Zook, Carol Ellis Morgan and K. Gene Laminack, each of whom will serve as executive officers of NSI. The material terms of the employment agreements are similar for each executive officer and are summarized below.


     The employment agreements will provide for an initial term of two years, with one-year extensions unless either party provides notice not to extend the agreement. Each executive will receive a base salary (equal to approximately $300,000, $300,000, $350,000 and $225,000 for Mr. LeBer, Mr. Zook, Ms. Morgan
and Mr. Laminack, respectively), and be eligible to receive an annual bonus based on achieving performance targets in accordance with a bonus plan to be established by NSI. Each executive will waive all right to any bonus accrued through the effective date of the merger under NSI's Management Compensation and Incentive Plan and any outstanding Aspiration Achievement Incentive Awards under NSI's Long-Term Achievement Incentive Plan and to future participation in such plans. The executives will also be eligible to participate in such other annual bonus and incentive compensation programs and benefit plans, programs and policies as the board of directors shall make available to executive officers from time to time. NSI also agrees to take all reasonable steps to ensure that each executive will be provided coverage under directors' and officers' liability insurance, on substantially similar terms as contained in the insurance in place for NSI's directors and executive officers prior to the merger. In Mr. Zook's agreement, NSI has also agreed to deposit in a rabbi trust or similar arrangement $752,598, which equals the present value of the benefits he has earned under his Supplemental Executive Retirement Plan, or SERP, as of the effective date of the merger. In the agreements, each employee will agree to specified nonsolicitation, noncompetition and confidentiality arrangements.


     During the term of the agreements, if NSI terminates the executive's employment other than for Cause (as defined in the agreements), death or disability, or if the executive resigns for Good Reason (as defined in the agreements), NSI will pay or provide to such executive, among other things, all amounts earned or accrued through but not paid as of the termination date, including base salary, expense reimbursements and a pro rata bonus. Also, NSI will pay the executive as severance pay a lump sum cash payment equal to two times the sum of the executive's base salary then in effect and an annual bonus amount (equal to the greater of: (1) the amount of annual bonus paid or payable to the executive for the most recent fiscal year ending prior to the termination date, or (2) the amount of annual bonus that the executive would otherwise be entitled to receive for the fiscal year during which the termination date occurs based on the percentage of the quarterly performance targets for such fiscal year attained as of the end of the most recent fiscal quarter ending prior to the termination date, and treating such percentage as being attained for the full fiscal year). Additionally, the executive will be entitled to a lump sum supplemental retirement benefit and will be entitled to receive life insurance and disability and medical coverage for 24 months following termination. In the event that the payments to the executive upon termination of employment result in the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), being imposed upon executive, NSI has agreed to pay such excise tax and to gross-up the executive for any taxes on such excise tax.


     Each executive has also agreed to waive the executive's rights under the current Severance Protection Agreement and to agree to cancellation of all of the executive's outstanding stock options without the payment of any further consideration.


  Severance Agreements

     In connection with the merger, NSI has agreed to enter into amendments to the Severance Protection Agreements between NSI and each of Brock A. Hattox, currently NSI's Chairman, Chief Executive Officer and President, and Chester J. Popkowski, currently NSI's Senior Vice President, Chief Financial Officer and Treasurer. The definitive agreements will be executed prior to the merger, and will be effective the day after the effective date of the merger, but NSI and NS Acquisition Corp. intend such agreements to contain substantially the terms set forth below. These amendments provide the executive with compensation and benefits comparable to the amounts they were expected to receive under the Severance Protection Agreements in the event of their termination of employment and provide, in partial consideration for the amended agreement, that the executive will be subject to specified confidentiality, noncompetition and nonsolicitation restrictions. It is anticipated that immediately following the merger, Messrs. Hattox's and Popkowski's employment with NSI will terminate and each will receive benefits under the amended Severance Protection Agreement as described below.

     NSI and Mr. Hattox will enter into an amendment to Mr. Hattox's current Severance Protection Agreement to provide for a lump sum base salary and bonus payment of $1.92 million and a pro rata bonus payment equal to $269,260. Additionally, all of Mr. Hattox's NSI restricted stock awards will immediately vest, regardless of whether certain performance conditions contained therein have been met. Mr. Hattox will receive a lump sum supplemental retirement benefit equal to approximately $1 million and a supplemental 401(k) plan payment of $7,876. Mr. Hattox will also be entitled to receive disability, medical, dental and hospitalization coverages for 24 months following the effective date of the agreement as if he had remained actively employed as an executive of NSI. The agreement provides that all rights to outstanding NSI stock options will be cancelled. In partial consideration for the amended agreement, Mr. Hattox has agreed that for a period of two years, he will be subject to specified confidentiality, noncompetition and nonsolicitation restrictions. Mr. Hattox has also agreed to waive any rights to his annual bonus for the current fiscal year and to his outstanding Aspiration Achievement Incentive Award. Finally, Mr. Hattox will not be entitled to indemnification from NSI for any excise tax under
Section 4999 of the Code, and NSI agrees that Mr. Hattox will have no indemnification obligation to NSI for any loss of NSI tax deduction under
Section 280G of the Code. NSI will pay Mr. Hattox's expenses related to any audit and claim for excise taxes under Section 4999 of the Code and may assume the defense of such claim, but shall not be responsible for any excise tax determined to be due from Mr. Hattox.

     NSI and Mr. Popkowski will enter into an amendment to Mr. Popkowski's current Severance Protection Agreement to provide for a lump sum base salary and bonus payment of $430,000 and a pro rata bonus payment equal to $67,315. Additionally, all of Mr. Popkowski's NSI restricted stock awards will immediately vest, regardless of whether certain performance conditions contained therein have been met. Mr. Popkowski will receive a lump sum supplemental retirement benefit equal to $27,411 and a supplemental 401(k) plan payment of $7,876. Under his agreement, Mr. Popkowski will be entitled to receive life insurance, disability, medical, dental and hospitalization coverages for 24 months following the effective date of the agreement as if he had remained actively employed as an executive of NSI. The agreement provides that all rights to outstanding NSI stock options will be cancelled. In partial consideration for the amended agreement, Mr. Popkowski has agreed that for a period of one year, he will be subject to specified confidentiality, noncompetition and nonsolicitation restrictions. Mr. Popkowski has agreed to waive any rights to his annual bonus for the current fiscal year and to his outstanding Aspiration Achievement Incentive Award. Finally, Mr. Popkowski will not be entitled to indemnification from NSI for any excise tax under Section 4999 of the Code, and NSI agrees that Mr. Popkowski has no indemnification obligation to NSI for any loss of NSI tax deduction under Section 280G of the Code. NSI will pay Mr. Popkowski's expenses related to any audit and claim for excise taxes under
Section 4999 of the Code and may assume the defense of such claim, but shall not be responsible for any excise tax determined to be due from Mr. Popkowski.

     Pursuant to a consulting agreement which NSI and Mr. Popkowski will enter into, at or prior to the effective time of the merger, Mr. Popkowski will also be paid $20,200 per month by NSI for 12 months in consideration for providing advice to NSI on certain financial matters.

  Indemnification Pursuant to the Merger Agreement

     Pursuant to the terms of the merger agreement, all rights to indemnification and exculpation by NSI existing in favor of each present and former director and officer of NSI as provided in NSI's Certificate of Incorporation or By-Laws, in each case as in effect as of April 1, 2003, or pursuant to any other agreements in effect on such date, will survive the merger, and the surviving corporation of the merger will (1) continue such rights in full force and effect for a period of at least six years from the effective time of the merger and (2) perform, in a timely manner, all of its obligations with respect to such rights.

Additionally, prior to the effective time of the merger, NSI has agreed to purchase and pre-pay in full "tail" directors' and officers' liability insurance providing for coverage with respect to matters occurring prior to the effective time for six years from the effective time, which coverage is reasonably equivalent in scope and amount to the directors' and officers' liability insurance policies in place as of April 1, 2003; provided, however, that NSI will not, without NS Acquisition Corp.'s prior written consent, pay or agree to pay an aggregate premium for such insurance in excess of $1.7 million.

REGULATORY MATTERS


     Under the HSR Act and the rules and regulations promulgated under it by the Federal Trade Commission, the merger cannot be consummated until certain notifications have been given and certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and the required waiting periods have ended. Expiration of the required waiting periods under the HSR Act is a condition to the consummation of the merger. On April 29, 2003, we received notice from the Federal Trade Commission that we received early termination of the applicable waiting periods under the HSR Act.

                              THE MERGER AGREEMENT

     The following summarizes the material provisions of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement. The merger agreement included in this proxy statement as Annex A contains the complete terms of that agreement and stockholders should read it carefully and in its entirety.

MERGER CONSIDERATION; EFFECT OF MERGER

     At the effective time of the merger, NS Acquisition Corp. will be merged with and into NSI. As a result of the merger, NS Acquisition Corp.'s separate corporate existence will cease and NSI will continue as the surviving corporation governed by the laws of the State of Delaware.

     Upon completion of the merger, each outstanding share of NSI common stock (other than shares as to which appraisal rights have been demanded and not withdrawn or lost) will be cancelled and converted into the right to receive a cash payment of $10.00 per share, without interest.

EFFECTIVE TIME

     The merger will be effective as promptly as practicable, and in any event within five business days, following stockholder adoption and approval of the merger agreement and the merger at the special meeting and satisfaction or waiver of the terms and conditions set forth in the merger agreement, and upon filing of a certificate of merger with the Secretary of State of the State of Delaware.

EXCHANGE OF STOCK CERTIFICATES

     We have designated EquiServe Trust Company, N.A., to act as the exchange agent in the merger. Within 10 days following the effective time of the merger, the exchange agent will mail a letter of transmittal and instructions for use in surrendering your shares of NSI common stock in exchange for the merger consideration. The letter of transmittal and instructions will specify that delivery will be effected and risk of loss and title to stock certificates will pass only upon proper delivery of the stock certificates to the exchange agent and will specify how to properly surrender your stock certificates for payment. YOU SHOULD NOT SUBMIT YOUR STOCK CERTIFICATES FOR EXCHANGE UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS REFERRED TO ABOVE.

     When you deliver your stock certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, subject to any required withholding taxes, you will receive the merger consideration to which you are entitled under the merger agreement for each share of NSI common stock previously represented by your stock certificates, and the stock certificates will be cancelled.

STOCK OPTIONS


     We have agreed to use commercially reasonable efforts to provide that each option granted under any stock option or compensation plan which is outstanding immediately prior to the effective time of the merger will be cancelled in exchange for a single lump sum cash payment (except for our executive officers, each of whom will surrender their outstanding options without cash payment as described in "The Merger -- Interests of NSI's Directors and Officers in the Merger"). In connection with such obligation, on April 25, 2003, we commenced a tender offer for any and all outstanding options to purchase NSI common stock. Pursuant to the terms of the offer, upon the consummation of the offer, (1) each tendered option will be cancelled and (2) for each of these options, we will pay to the holder, reduced in each case by any applicable tax withholding, the greater of:



     - the amount by which $10.00 exceeds the exercise price of the option, if any; or



     - $0.10.



The offer is subject to a number of conditions, including the consummation of the merger.

     After the consummation of the merger, we will take or cause to be taken any and all actions reasonably necessary to give effect to the treatment of options pursuant to the merger agreement.

RESTRICTED STOCK

     We have agreed to take all actions necessary and appropriate to provide that each share of NSI restricted stock granted under any compensation plan which is outstanding immediately prior to the effective time of the merger will become fully vested and will be cancelled and converted into the right to receive $10.00 per share, subject to any required tax withholding. Each share of unissued NSI restricted stock underlying a performance-based award granted under any stock option or compensation plan which is outstanding immediately prior to the effective time of the merger will be issued in amounts reflecting full satisfaction of any performance criteria and will be deemed fully vested, effective as of the time of the approval of the merger by NSI's stockholders, and will be cancelled and converted into the right to receive $10.00 per share, subject to any required tax withholding.

TERMINATION OF EMPLOYEE STOCK PURCHASE PLAN

     Prior to execution of the merger agreement, our board of directors authorized the termination of our Employee Stock Purchase Plan, and we have taken all actions necessary to cause the termination of that plan.

EMPLOYEE BENEFITS MATTERS

     Subject to the terms of any applicable collective bargaining agreement, for a period of not less than 12 months following the effective time of the merger, we will provide all of our employees immediately prior to the effective time of the merger with compensation and benefits which are substantially comparable in the aggregate to the compensation and benefits provided to those employees as of the date of the merger agreement. However, neither NS Acquisition Corp. nor we will have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, options or other securities pursuant to any such plans or arrangements and none of our plans or arrangements providing for such issuance shall be taken into account in determining whether employee benefits are substantially comparable in the aggregate.

     With respect to each of our employee benefit plans, programs and policies following the merger, each employee will be given credit under such plans for all service with NSI or any subsidiary prior to the effective time of the merger. Subject to the terms and conditions of the merger agreement, with respect to any severance protection agreement or arrangement, or employment letter or agreement, providing for compensation or benefits to an NSI employee after termination of employment, we will confirm in writing that we will pay and perform all of our obligations pursuant to such agreements and arrangements.

     Nothing contained in the merger agreement will prevent the termination of employment of any individual employee or, subject to the provisions of the merger agreement, any change in the employee benefits available to any individual employee or the amendment or termination of any particular benefit plan or agreement to the extent permitted by its terms as in effect immediately prior to the effective time of the merger.

REPRESENTATIONS AND WARRANTIES

     In the merger agreement, NSI has made a number of representations and warranties to NS Acquisition Corp. with respect to, among other things, the following matters:

     - our capitalization;

     - obtaining consents, permits and making governmental filings, including under the HSR Act;

     - filing of, and disclosure in required SEC filings;

     - absence of material adverse changes regarding our business;

     - filing of tax returns, payment of taxes and absence of certain tax-related disputes;

     - clear and valid title to our assets;

     - absence of certain litigation involving us;

     - employee benefit plans and labor and employment matters;

     - environmental compliance;

     - rights to use intellectual property; and

     - insurance matters.

     In the merger agreement, NS Acquisition Corp. has made representations and warranties to us relating to various aspects of its business, including the obtainment of commitment letters from its lenders, such letters being in full force and effect, and NS Acquisition Corp.'s obtainment of an equity commitment of $20 million in cash, consisting of proceeds of a loan to be secured on a first priority basis by the equity interests in specified entities controlled by affiliates of CIF.

     In addition, both NSI and NS Acquisition Corp. have made customary representations and warranties to each other in connection with the merger agreement, including representations with respect to corporate organization and good standing, corporate authority to enter into the merger agreement and the transactions contemplated thereby, and the lack of conflict with applicable law or certain material agreements or encumbrances to which such company is subject.

COVENANTS


     Under the merger agreement, NSI has agreed, between April 1, 2003 and the effective time of the merger, that NSI and each of its subsidiaries will:


     - conduct their operations in the ordinary course of business;

     - use commercially reasonable efforts to preserve intact their business organizations and to keep available the services of their current officers and employees and to preserve the current relationships of NSI and its subsidiaries with customers, suppliers and other persons with which NSI or its subsidiaries have business relations; and

     - comply in all material respects with all applicable laws and regulations, including, without limitation, the timely filing of all reports, forms or other documents with the SEC.


     Additionally, NSI has agreed, between April 1, 2003 and the effective time of the merger, that NSI and each of its subsidiaries will not:


     - declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of their capital stock, except for quarterly dividends consistent with past practice (though NSI does not expect to pay any dividends);

     - split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock;

     - repurchase or otherwise acquire any shares of their capital stock;

     - issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of their capital stock or any securities convertible into any such shares of their capital stock, or any rights, warrants or options to acquire any such shares or convertible securities or any stock appreciation rights, phantom stock plans or stock equivalents, other than permitted issuances pursuant to NSI's employee benefit plans;

     - amend their certificate of incorporation (including any certificate of designations attached thereto) or bylaws or other equivalent organizational documents;

     - create, assume or incur any indebtedness for borrowed money or guaranty any such indebtedness of another person, other than trade payables incurred in the ordinary course of business consistent with past practice;

     - make any loans or advances to any other person or mortgage or pledge any of their assets or properties (other than in the ordinary course of business consistent with past practice);

     - merge or consolidate with any other entity in any transaction or acquire any business or assets (other than assets acquired in the ordinary course of business consistent with past practice);

     - sell any business or assets (other than inventory sold in the ordinary course of business consistent with past practice) in which the aggregate consideration is $500,000 or greater;

     - change NSI's accounting policies except as required by generally accepted accounting principles;

     - except as contemplated by the merger agreement, make any change in employment terms for any of their directors, officers, employees or consultants which would create material additional liability, or make any material change to NSI's employee benefit plans;

     - amend or cancel or agree to the amendment or cancellation of any Material Contract (as defined in the merger agreement);

     - pay, loan or advance (other than the payment of compensation, directors' fees or reimbursement of expenses in the ordinary course of business consistent with past practice) any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement with, any of their officers or directors or any affiliate or associate of any of their officers or directors;

     - settle any litigation or dispute matters (other than amounts not exceeding, net of expected insurance recoverables, $500,000 in the aggregate); or

     - amend the Rights Agreement (as defined below), or take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the rights to facilitate an Acquisition Proposal (as defined below).

CONDITIONS TO CLOSING THE MERGER

     Mutual Conditions to Closing. Each of NS Acquisition Corp. and NSI is required to complete the merger only if specific conditions are satisfied or waived, including the following:

     - the merger agreement and merger have been approved and adopted by the requisite vote of NSI's stockholders;

     - no temporary restraining order, preliminary or permanent injunction or other court order or other legal restraint or prohibition preventing the consummation of the merger shall be in effect;

     - there shall not be overtly threatened, instituted or pending any action, proceeding, application or counterclaim by any governmental entity before any court or agency which challenges or seeks to challenge, restrain or prohibit the consummation of the merger; and


     - all actions and filings with any governmental entity required to permit the consummation of the merger have been obtained or made (including the expiration or termination of any applicable waiting period under the HSR
       Act). On April 29, 2003, we received notice from the Federal Trade Commission that we received early termination of the applicable waiting periods under the HSR Act.


     Conditions to the Obligations of NS Acquisition Corp. The obligations of NS Acquisition Corp. to effect the merger are subject to satisfaction or waiver at or prior to the closing of the merger of, among other things, the following conditions:

     - NSI's representations and warranties that are qualified by materiality being true and correct in all respects as of April 1, 2003 and as of the closing date of the merger, except to the extent any such representation or warranty is expressly made as of a specific date, in which case such representation or warranty shall have been true and correct in all respects as of such date;

     - NSI's representations and warranties that are not qualified by materiality being true and correct in all material respects as of April 1, 2003 and as of the closing date of the merger, except to the extent any such representation or warranty is expressly made as of a specific date, in which case such representation or warranty shall have been true and correct in all respects as of such date;

     - NSI having performed in all material respects all obligations required to be performed by it under the merger agreement;

     - since April 1, 2003, there not having occurred with respect to NSI any material adverse effect or any event or development that would reasonably be expected to, individually or in the aggregate, have a material adverse effect;

     - NS Acquisition Corp. having received the proceeds of the financing pursuant to the debt and equity commitment letters;

     - the total number of shares of NSI common stock dissenting from the merger (under applicable Delaware law) not exceeding 10% of the outstanding shares of NSI common stock at the effective time of the merger;

     - NSI having received an opinion of King & Spalding LLP, relating to the effect of the merger on the tax-free nature of NSI's spin-off of Acuity Brands, Inc. in November 2001, or the spin-off;

     - NSI having obtained the surrender or cancellation of each outstanding stock option by the holders thereof for treatment or payment in accordance with the terms of the merger agreement;

     - there not having been entered by the United States Court of Appeals for the Second Circuit any judgment or order in the currently outstanding Blydenburgh Landfill litigation matter that results in NSI being required to pay amounts in excess of $1 million;

     - there not having been entered by any court a final, nonappealable judgment or order against NSI requiring payment by NSI of amounts in excess of $1 million that are not covered by insurance;

     - the tax disaffiliation agreement entered into in connection with the spin-off having been amended by the parties thereto to clarify certain of NSI's obligations thereunder; and

     - NSI and each of Brock A. Hattox and Chester J. Popkowski having entered into the agreements described in "The Merger -- Interests of NSI's Directors and Officers in the Merger."

     Conditions to the Obligations of NSI. The obligations of NSI to effect the merger are subject to satisfaction or waiver at or prior to the closing of the merger of, among other things, the following conditions:

     - NS Acquisition Corp.'s representations and warranties that are qualified by materiality being true and correct in all respects as of April 1, 2003 and as of the closing date for the merger;

     - NS Acquisition Corp.'s representations and warranties that are not qualified by materiality being true and correct in all material respects as of April 1, 2003 and as of the closing date for the merger;

     - NS Acquisition Corp. having performed in all material respects all obligations required to be performed by it under the merger agreement; and

     - NSI's board of directors having received a solvency opinion from a nationally-recognized financial advisor, in form and substance reasonably satisfactory to the board of directors, which opinion shall be as of the effective time of the merger.

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

SOLICITATION OF OTHER TRANSACTIONS

     NSI has agreed that it will not take any action to:

     - encourage, solicit, initiate or facilitate any Acquisition Proposal (as defined below);

     - unless the merger agreement is terminated by NSI (after the board of directors has withdrawn or modified its recommendation of the merger upon entering into an agreement relating to a Superior Proposal (as defined below)), enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement; or

     - participate in any way in discussions or negotiations with, or furnish any information to, any person (other than NS Acquisition Corp.) in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal.

     However, at any time prior to obtaining stockholder approval of the merger, NSI may, in response to an Acquisition Proposal that NSI's board of directors, after consultation with its financial advisor, determines could reasonably lead to a Superior Proposal:

     - furnish information with respect to NSI to the person making such Acquisition Proposal pursuant to a customary confidentiality agreement, the terms of which are no more favorable to the other party to such confidentiality agreement than those in place with NS Acquisition Corp.;

     - participate in discussions or negotiations with respect to such Acquisition Proposal; and

     - terminate the merger agreement (after the board of directors has withdrawn or modified its recommendation of the merger upon entering into an agreement relating to a Superior Proposal), and enter into an agreement, arrangement or understanding with respect to such Acquisition Proposal.

     NSI shall, as promptly as practicable (and in no event later than 48 hours after receipt thereof), advise NS Acquisition Corp. of any inquiry received by it relating to any Acquisition Proposal and of the material terms of any proposal or inquiry (other than the identity of the person making the same) that it may receive in respect of any such Acquisition Proposal, or of any information requested from it or of any negotiations or discussions being sought to be initiated with it, shall furnish to NS Acquisition Corp. a copy of any such proposal or inquiry, if it is in writing, or an oral summary of any such proposal or inquiry, if it is not in writing, and shall keep NS Acquisition Corp. fully informed on a prompt basis with respect to any developments with respect to the foregoing.

     Neither NSI's board of directors nor any committee thereof shall:

     - withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to NS Acquisition Corp., the approval or recommendation by NSI's board of directors or such committee of the approval of the merger agreement;

     - approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal; or

     - cause NSI to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal (other than a confidentiality agreement described in the merger agreement).

     Nothing provided above shall prohibit NSI or NSI's board of directors from
(1) taking and disclosing to its stockholders a position contemplated by the Securities Exchange Act of 1934, as amended, (2) making any disclosure required by the Exchange Act, or (3) notwithstanding the foregoing, in the event that NSI's board of directors determines in good faith that such action would be in the best interests of NSI's stockholders, withdrawing or modifying its recommendation (a "Subsequent Determination") of the merger agreement no earlier than three business days following the day of delivery of written notice to

NS Acquisition Corp. of its intention to do so; provided, that NSI continues to comply with all other provisions of the merger agreement; and also provided, that, during such three business day period, NSI, if requested by NS Acquisition Corp., negotiates in good faith with NS Acquisition Corp. to make such adjustments to the terms and conditions of the merger agreement, if any, as would enable NSI's board of directors to recommend the merger agreement on such adjusted terms.

     As used above, "Acquisition Proposal" means any offer or proposal concerning any (1) merger, consolidation, business combination or similar transaction involving NSI, (2) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise of assets of NSI or any subsidiary representing 50% or more of the consolidated assets of NSI, (3) issuance, sale or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for such securities) representing 50% or more of the voting power of NSI, (4) transaction in which any person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 50% or more of the outstanding voting capital stock of NSI or (5) any combination of the foregoing (other than the merger).

     As used above, "Superior Proposal" means any bona fide Acquisition Proposal made by a third party which, in the good faith judgment of NSI's board of directors, taking into account the various legal, financial and regulatory aspects of the proposal and the person making such proposal (1) if accepted, is reasonably likely to be consummated, and (2) if consummated would, based upon advice of SunTrust Robinson Humphrey, our financial advisor, result in a transaction that is more favorable to NSI's stockholders, from a financial point of view, than the transaction contemplated by the merger agreement.

TERMINATION; TERMINATION FEE; AMENDMENT

     The merger agreement may be terminated and the merger may be abandoned at any time prior to the closing of the merger, whether before or after approval of matters presented in connection with the merger by NSI's stockholders, either by mutual written consent of duly authorized representatives of NS Acquisition Corp. and NSI, or:

     By NS Acquisition Corp. or NSI:

     - if any court of competent jurisdiction or other governmental entity shall have issued an order, decree, ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger and such order, decree, ruling or other action shall have become final and nonappealable;

     - if the merger shall not have been consummated on or before September 30, 2003, provided that this termination right shall not be available to any party whose failure to fulfill any obligation under the merger agreement has been the primary cause of, or resulted in, the failure to consummate the merger on or before such date; and

     - if the merger agreement and the merger fail to be approved and adopted by NSI's stockholders at the special meeting by reason of the failure to obtain the required vote at such meeting. If (1) either NS Acquisition Corp. or NSI exercises its right to terminate the merger agreement under this provision, and (2) within 12 months after termination of the merger agreement, NSI shall enter into any definitive agreement relating to, or consummate, an Acquisition Proposal which was publicly announced prior to such termination, then, immediately prior to, and as a condition of, consummation of such transaction, NSI shall pay to NS Acquisition Corp. the sum of (x) all reasonable documented fees and expenses incurred by NS Acquisition Corp. in connection with or related to the authorization, preparation, negotiation, financing, execution and performance of the merger agreement ("Expenses") up to a maximum amount of $3 million and
       (y) $4 million; provided that no such amount shall be payable if such fee or expenses shall have become otherwise payable in accordance with the merger agreement.

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

     By NS Acquisition Corp.:

     - if NSI's board of directors (1) shall have withdrawn or shall have modified in a manner adverse to NS Acquisition Corp. its approval or recommendation of the merger or the merger agreement, (2) causes NSI to enter into an agreement with respect to an Acquisition Proposal, (3) shall have endorsed, approved or recommended any Acquisition Proposal,
       (4) shall have redeemed the rights under the Rights Agreement, or waived or amended any provision of the Rights Agreement, in any such case to permit or facilitate the consummation of any Acquisition Proposal, or (5) shall have resolved to do any of the foregoing. If NS Acquisition Corp. exercises its right to terminate the merger agreement under this provision, NSI shall pay to NS Acquisition Corp. the sum of (x) the Expenses up to a maximum amount of $3 million; and (y) $4 million;

     - if (1) a tender offer or exchange offer that, if successful, would result in any person or group becoming a beneficial owner of 50% or more of the outstanding shares of NSI common stock is commenced (other than by NS Acquisition Corp. or an affiliate of NS Acquisition Corp.) and NSI's board of directors fails within 10 days of commencement of such tender offer to recommend that NSI's stockholders not tender their shares in such tender or exchange offer or (2) for any reason NSI fails to call and hold the special meeting by September 30, 2003;

      - if NS Acquisition Corp. exercises its right to terminate the merger agreement under this provision, NSI shall pay to NS Acquisition Corp. its Expenses up to a maximum amount of $3 million; provided that no such amount shall be payable if such Expenses shall have become otherwise payable in accordance with the merger agreement; and

      - if (x) NS Acquisition Corp. exercises its right to terminate the merger agreement under this provision, and (y) within 12 months after termination of the merger agreement, NSI shall enter into any definitive agreement relating to, or consummate, an Acquisition Proposal which was publicly announced prior to such termination, then, immediately prior to, and as a condition of, consummation of such transaction, NSI shall pay to NS Acquisition Corp. $4 million; provided that no such amount shall be payable if such fee shall have become otherwise payable in accordance with the merger agreement;

     - if (1) certain conditions to NS Acquisition Corp.'s obligations shall have become incapable of fulfillment and shall not have been waived by NS Acquisition Corp. or (2) NSI shall breach in any material respect any of its representations, warranties, covenants or other obligations thereunder (subject to a 10-day cure period or waiver). If (x) NS Acquisition Corp. exercises its right to terminate the merger agreement under subsection (2) above, and (y) within 12 months after termination of the merger agreement, NSI shall enter into any definitive agreement relating to, or consummate, an Acquisition Proposal which was publicly announced prior to such termination, then, immediately prior to, and as a condition of, consummation of such transaction, NSI shall pay to NS Acquisition Corp. the sum of (I) the Expenses up to a maximum amount of $3 million and (II) $4 million; provided that no such amount shall be payable if such fee or Expenses shall have become otherwise payable in accordance with the merger agreement; and


     - if NSI shall, with the prior knowledge of any of its executive officers, willfully and knowingly breach in any material respect any of specified covenants or obligations of NSI under the merger agreement. If NS Acquisition Corp. exercises its right to terminate the merger agreement under this provision, NSI shall pay to NS Acquisition Corp. (1) the Expenses up to a maximum amount of $3 million and (2) if, within 12 months after termination of the merger agreement, NSI shall enter into any definitive agreement relating to, or consummate, an Acquisition Proposal which was publicly announced prior to such termination, then, immediately prior to, and as a condition of, consummation of such transaction, NSI shall pay to NS Acquisition Corp. $4 million; provided that no such amounts shall be payable if the Expenses or the fee shall have become otherwise payable in accordance with the merger agreement.

     By NSI:

     - if (1) certain conditions to NSI's obligations shall have become incapable of fulfillment and shall not have been waived by NSI or (2) NS Acquisition Corp. shall breach in any material respect any of its representations, warranties or obligations hereunder (subject to a 10-day cure period or waiver); and

     - if NSI's board of directors shall have withdrawn or shall have modified in a manner adverse to NS Acquisition Corp. its approval or recommendation of the merger or the merger agreement upon NSI entering into an agreement relating to a Superior Proposal; provided that such right to terminate shall not be available if NSI has not complied with the requirements set forth in the merger agreement. If NSI exercises its right to terminate the merger agreement under this provision, NSI shall pay to NS Acquisition Corp. the sum of (x) the Expenses up to a maximum amount of $3 million; and (y) $4 million.

     The merger agreement may not be amended except in writing signed on behalf of each of the parties thereto; provided, however, that after approval of the merger by NSI's stockholders, no amendment shall be made that requires further approval by NSI's stockholders without such approval having been obtained.

INDEMNIFICATION

     Pursuant to the terms of the merger agreement, all rights to indemnification and exculpation by NSI existing in favor of each present and former director and officer of NSI as provided in NSI's Certificate of Incorporation or By-Laws, in each case as in effect as of April 1, 2003, or pursuant to any other agreements in effect on such date, shall survive the merger, and the surviving corporation of the merger will (1) continue such rights in full force and effect for a period of at least six years from the effective time of the merger and (2) perform, in a timely manner, all of its obligations with respect to such rights. Additionally, prior to the effective time of the merger, NSI has agreed to purchase and pre-pay in full "tail" directors' and officers' liability insurance providing for coverage with respect to matters occurring prior to the effective time for six years from the effective time, which coverage is reasonably equivalent in scope and amount to the directors' and officers' liability insurance policies in place as of April 1, 2003; provided, however, that NSI shall not, without NS Acquisition Corp.'s prior written consent, pay or agree to pay an aggregate premium for such insurance in excess of $1.7 million.

RIGHTS AGREEMENT

     In connection with the merger agreement and the merger, NSI agreed to amend its Amended and Restated Rights Agreement, dated December 17, 1997, as amended, by and between NSI and EquiServe Trust Company, N.A. (as successor-in-interest to First Chicago Trust Company of New York) (the "Rights Agreement"). This amendment to the Rights Agreement, which was effective on April 1, 2003, served to:

     - exempt NS Acquisition Corp. from the definition of "Acquiring Person" contained in the Rights Agreement;

     - provide that no "Stock Acquisition Date" or "Distribution Date" or "Triggering Event" (as defined in the Rights Agreement) will occur as a result of the execution of the merger agreement or the consummation of the merger and the other transactions contemplated thereby; and

     - terminate the Rights Agreement and provide that the Rights (as defined in the Rights Agreement) will expire as of the effective time of the merger.

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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of certain United States federal income tax consequences of the merger to beneficial owners of NSI common stock converted to cash in the merger. The discussion is for general information only and does not purport to consider all aspects of United States federal income taxation that might be relevant to beneficial owners of NSI common stock. The discussion is based on current provisions of the Code, proposed, temporary and final regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change possibly on a retroactive basis. The discussion applies only to shares of NSI common stock held as capital assets within the meaning of Section 1221 of the Code, and may not apply to shares of NSI common stock received pursuant to the exercise of employee stock options or otherwise as compensation, or to certain types of beneficial owners of shares of NSI common stock (such as insurance companies, tax-exempt organizations, trustees of qualified retirement plans, mutual funds and broker-dealers) who might be subject to special rules. This discussion does not discuss the United States federal income tax consequences to a beneficial owner of shares of NSI common stock who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any foreign, state or local tax laws.

     BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH BENEFICIAL OWNER OF SHARES OF NSI COMMON STOCK SHOULD CONSULT A TAX ADVISOR TO DETERMINE THE PARTICULAR TAX EFFECTS TO SUCH BENEFICIAL OWNER OF THE MERGER, INCLUDING THE EFFECT OF STATE, LOCAL AND OTHER TAX LAWS.

     The receipt of cash for shares of NSI common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, for United States federal income tax purposes, a beneficial owner of shares of NSI common stock will recognize gain or loss equal to the difference (if any) between the amount of cash received pursuant to the merger ($10.00 per share) and the beneficial owner's adjusted tax basis in the shares of NSI common stock. In general, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the beneficial owner held the shares of NSI common stock for more than one year as of the effective time of the merger.

     Payments of the merger consideration might be subject to "backup withholding" at a rate of up to 30%, unless a beneficial owner of shares of NSI common stock (1) is a corporation or comes within certain exempt categories and, when required, demonstrates this fact or (2) provides a correct taxpayer identification number to the payor, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A beneficial owner who does not provide a correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the beneficial owner's United States federal income tax liability. Each beneficial owner of shares of NSI common stock should consult with his or her own tax advisor as to his or her qualification for exemption from backup withholding and the procedure for obtaining such exemption. Those who convert their shares of NSI common stock into cash in the merger may prevent backup withholding by completing a substitute Form W-9 (or, in the case of a foreign stockholder, a substitute Form W-8BEN) and submitting it to the paying agent for the merger.

     NSI and the paying agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement to any holder of shares of NSI common stock such amounts as they are required to deduct and withhold with respect to the making of such payment. Any such withheld amounts shall be treated for all purposes of the merger agreement as having been paid to the holder of the shares of NSI common stock in respect of which such deduction and withholding was made.

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

                                APPRAISAL RIGHTS

     If the merger is completed, holders of shares of NSI common stock are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law, provided that they strictly comply with the conditions established by Section 262.

     Section 262 is reprinted in its entirety as Annex C to this proxy statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex C. This discussion and Annex C should be reviewed carefully by any stockholder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to strictly comply with the procedures set forth in this section of the proxy statement or Section 262 will result in the loss of appraisal rights.

     A record holder of shares of NSI common stock:

     - who makes the demand described below with respect to those shares;

     - who continuously is the record holder of those shares through the effective time of the merger;

     - who otherwise complies with the statutory requirements of Section 262;
       and

     - who neither votes in favor of the merger agreement nor consents to such approval in writing,

will be entitled to an appraisal by the Delaware Court of Chancery of the fair value of his or her shares of NSI common stock. All references in this summary of appraisal rights to a "stockholder" or "holders of shares of NSI common stock" are to the record holder or holders of shares of NSI common stock. Except as set forth in this section, our stockholders will not be entitled to appraisal rights in connection with the merger.

     Under Section 262, where a merger agreement is to be submitted for approval at a meeting of stockholders, such as the special meeting, the corporation, not less than 20 days prior to the meeting, must notify each of the holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This proxy statement shall constitute that notice to the record holders of NSI common stock.

     Holders of shares of NSI common stock who desire to exercise their appraisal rights must not vote in favor of the merger agreement, and must deliver a separate written demand for appraisal to us prior to the vote by our stockholders on the merger agreement at the special meeting. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform us of the identity of the stockholder of record and that such stockholder intends to demand appraisal of his or her shares of NSI common stock. A proxy or vote against the merger agreement will not by itself constitute such a demand. Within 10 days after the effective time of the merger, we must provide notice of the effective time of the merger to all stockholders who have complied with Section 262 and have not voted in favor of or consented to the merger.

     A stockholder who elects to exercise appraisal rights should mail or deliver his or her written demand to the attention of our Corporate Secretary at our offices located at Suite 200, 1420 Peachtree Street, N.E., Atlanta, Georgia 30309-3002.

     A person having a beneficial interest in shares of NSI common stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized in this section properly and in a timely manner to perfect appraisal rights. If the shares of NSI common stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If the shares of NSI common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of NSI common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

     A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of NSI common stock as a nominee for several beneficial owners, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In that case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of NSI common stock outstanding in the name of that record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedure for the making of a demand for appraisal by such a nominee.

     Within 120 days after the effective time of the merger, either we or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of all dissenting stockholders. There is no present intent on our part to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that we will file such a petition or that we will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of NSI common stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section
262. Within 120 days after the effective time of the merger, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of NSI common stock not voting in favor of the merger agreement and with respect to which demands for appraisal were received by us and the number of holders of such shares. This statement must be mailed by the later of:

     - within 10 days after the written request for this statement has been received by us; or

     - within 10 days after the expiration of the period for the delivery of demands as described above.

     If a petition for an appraisal is timely filed and a copy of that petition is served upon us, we will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all of our stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to such stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require the stockholders who have demanded an appraisal of their shares and who hold stock represented by certificates to submit their certificates of stock to the Delaware Register in Chancery for notation on those certificates of the pendency of the appraisal proceedings, and if any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. Where proceedings are not dismissed, the Delaware Court of Chancery will appraise the shares of NSI common stock owned by those stockholders, determining the fair value of those shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

     ALTHOUGH WE BELIEVE THAT THE MERGER CONSIDERATION IS FAIR, NO REPRESENTATION IS MADE AS TO THE OUTCOME OF THE APPRAISAL OF FAIR VALUE AS DETERMINED BY THE DELAWARE COURT OF CHANCERY, AND STOCKHOLDERS SHOULD RECOGNIZE THAT AN APPRAISAL COULD RESULT IN A DETERMINATION OF A VALUE HIGHER OR LOWER THAN, OR THE SAME AS, THE MERGER CONSIDERATION. Moreover, we do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of NSI common stock is less than the merger consideration. In determining "fair value," the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme

Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the combined company. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof, as of the date of the merger and not the product of speculation, may be considered."

     The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed against the parties as the Court deems equitable in the circumstances. However, costs do not include legal and expert witness fees. Each dissenting stockholder is responsible for his or her legal and expert witness expenses, although, upon application of a dissenting stockholder, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by a dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable legal fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

     Any holder of shares of NSI common stock who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose any shares subject to that demand or to receive payment of dividends or other distributions on those shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time.

     At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his or her demand for appraisal and to accept the merger consideration. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time of the merger, our stockholders' rights to appraisal shall cease, and all holders of shares of NSI common stock will be entitled to receive the merger consideration. Since we have no obligation to file such a petition, and we have no present intention to do so, any holder of shares of NSI common stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw his or her demand for appraisal by delivering to us a written withdrawal of the demand for appraisal and acceptance of the merger consideration, except:

     - that any such attempt to withdraw made more than 60 days after the effective time of the merger will require our written approval; and

     - that no appraisal proceeding in the Delaware Court of Chancery shall be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

     FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 FOR PERFECTING APPRAISAL RIGHTS WILL RESULT IN THE LOSS OF THOSE RIGHTS.

                    BENEFICIAL OWNERSHIP OF NSI COMMON STOCK


     The following table sets forth information concerning beneficial ownership of NSI common stock, as of April 17, 2003 unless otherwise indicated, by:


     - each of the directors of NSI;

     - each of the "named executive officers" of NSI, meaning all individuals who served as NSI's Chief Executive Officer during fiscal year 2002 and the four other most highly compensated executive officers who were serving as executive officers of NSI at the end of fiscal year 2002. (James S. Balloun served as NSI's Chief Executive Officer until the consummation of the spin-off in November 2001, at which time Brock A. Hattox became NSI's Chief Executive Officer. Mr. Balloun resigned from all positions held with NSI in connection with the spin-off); and

     - all directors, named executive officers and executive officers of NSI as a group.

     Other than as listed below, NSI knows of no beneficial owner of more than five percent of NSI's stock. With respect to the holdings of such five percent beneficial owners, information presented herein is derived entirely from a review of such holders' filings on Schedule 13G with the SEC in February 2003.


                                                               SHARES OF COMMON
                                                              STOCK BENEFICIALLY   PERCENT OF
NAME OF OFFICER OR DIRECTOR                                     OWNED(1)(2)(3)      CLASS(4)
---------------------------                                   ------------------   ----------
Dennis R. Beresford.........................................         13,482              *
John E. Cay, III............................................         16,982              *
Don L. Chapman..............................................         15,982              *
Brock A. Hattox.............................................        589,698           5.12%
Joia M. Johnson.............................................         11,292              *
Michael Z. Kay..............................................         13,482              *
Betty L. Siegel.............................................         31,750              *
John T. Sweetwood...........................................         11,988              *
James S. Balloun(5).........................................         31,885              *
Richard W. LeBer............................................        107,119              *
J. Randolph Zook............................................        210,996           1.86%
Carol Ellis Morgan..........................................         79,431              *
Chester J. Popkowski........................................         81,286              *
All "named executive officers," current executive officers
  and current directors as a group (13 persons).............      1,215,373          10.31%
5% STOCKHOLDERS
FMR Corp.
Abigail P. Johnson
  Edward C. Johnson 3rd(6)
  82 Devonshire Street
  Boston, Massachusetts 02109...............................      1,055,075           9.61%
Wachovia Corporation(7)
  One Wachovia Center
  Charlotte, North Carolina 28288-0137......................        577,831           5.26%


---------------

 *  Less than 1%.
(1) Subject to applicable community property laws and except as otherwise indicated, each beneficial owner has sole voting and investment power with respect to all shares shown.
(2) Includes shares that may be acquired within 60 days after the ownership date reflected, upon exercise of employee and director stock options. Such shares are deemed to be outstanding and to be beneficially owned by the person or group holding the options for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Options are included for the following individuals: Mr. Hattox, 318,655 shares; Mr. LeBer, 31,306 shares; Mr. Zook, 140,844 shares; Ms. Morgan, 40,656 shares; Mr. Popkowski, 42,802 shares, Dr. Siegel, 20,588 shares and all executive officers and directors as a group, 594,851 shares. NSI options held by executive officers remaining with NSI following the spin-off were generally adjusted in accordance with a conversion ratio to reflect the spin-off.

(3) Includes two awards of restricted shares, granted under NSI's Long-Term Achievement Incentive Plan, one of which vests in equal installments through January 2005, and one of which vests in equal installments through January 2006, to which the executives have sole voting power. Restricted shares are included for the following individuals: Mr. Hattox, 212,699 shares; Mr. Balloun, 2,250 shares (at November 30, 2001 and reflecting the effect of NSI's one-for-four reverse stock split), Mr. LeBer, 55,850 shares; Mr. Zook, 52,823 shares; Ms. Morgan, 31,530 shares; Mr. Popkowski, 31,530 shares, each non-employee director: 9,647 shares, and all executive officers and directors as a group, 454,211 shares.

(4) Based on an aggregate of 11,194,041 shares of NSI common stock issued and outstanding as of April 17, 2003.

(5) Information for Mr. Balloun is shown as of November 30, 2001, the effective date of the Spin-Off at which time Mr. Balloun resigned from all positions with NSI. At such time, all NSI options held by Mr. Balloun were converted into options to purchase shares of Acuity common stock. These shares also reflect the effect of a one-for-four reverse stock split of NSI's common stock in January 2002.
(6) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 748,075 shares of NSI's common stock. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 748,075 shares of NSI's common stock outstanding. Edward C. Johnson 3d, and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 748,075 shares owned by such fund. Neither FMR Corp. nor Mr. Johnson, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the funds. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 307,000 shares of NSI's common stock outstanding. Mr. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 307,000 shares and sole power to vote or to direct the voting of 307,000 shares of NSI's common stock owned by the institutional account as reported above.
(7) Includes 438,746 shares of NSI's common stock as to which the reporting person has the sole power to vote or direct the vote, 1,062 shares of NSI's common stock as to which the reporting person has the shared power to vote or direct the vote, 436,300 shares of NSI's common stock as to which the reporting person has the sole power to dispose or direct the disposition, and 140,594 shares of NSI's common stock as to which the reporting person has the shared power to dispose or direct the disposition.

                      WHERE YOU CAN FIND MORE INFORMATION

     NSI files annual, quarterly and special reports, proxy statements and other information with the SEC. Stockholders are advised to review these filings for additional information about NSI. You may read and copy any reports, statements or other information that NSI files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an internet site that contains reports, proxy statements and other information about issuers, including NSI, who file electronically with the SEC. The address of that site is http://www.sec.gov. Information contained in the SEC's website is not incorporated by reference into this proxy statement.


     You should rely only on the information contained in this proxy statement to vote on the merger agreement and the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated May 14, 2003. You should not assume that the information in this proxy statement is accurate as of any date other than that date, and its mailing to stockholders shall not create any implication to the contrary.


                                 OTHER MATTERS

STOCKHOLDER PROPOSALS

     We do not currently expect to hold a 2003 Annual Meeting of Stockholders, because upon completion of the merger, NSI would no longer have public stockholders or any public participation in our stockholder meetings.

     If the merger is not completed, we will hold a 2003 Annual Meeting of Stockholders. Stockholder proposals for inclusion in our proxy statement for such 2003 Annual Meeting of Stockholders would have to be submitted to our Corporate Secretary in writing and received by us at our corporate headquarters located at Suite 200, 1420 Peachtree Street, N.E., Atlanta, Georgia 30309-3002,
Attention: Corporate Secretary, a reasonable time before we begin to print and mail our proxy materials for that meeting. Proposals of stockholders submitted outside the processes of Rule 14a-8 of the Exchange Act (relating to proposals to be presented at the 2003 Annual Meeting of Stockholders but not included in our proxy statement and form of proxy), must be received by us at our corporate headquarters in Atlanta, Georgia between September 8, 2003 and October 8, 2003 in order to be considered timely for purposes of the advance notice provision in our By-Laws.


     The persons named as proxies on the enclosed proxy card will be granted discretionary authority with respect to any stockholder proposal with respect to which we do not receive timely notice. If a stockholder proposal is received by us in a timely manner, the persons designated in our proxy card may still exercise discretionary authority under circumstances consistent with the SEC's proxy rules.


OTHER BUSINESS

     The board of directors knows of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies in the accompanying proxy, or their substitutes, will vote or act with respect to them in their discretion.

                                          By Order of the Board of Directors,

                                          /s/ CAROL ELLIS MORGAN
                                          CAROL ELLIS MORGAN
                                          Senior Vice President,
                                          General Counsel, and Secretary

May 14, 2003

                                                                         ANNEX A
                          AGREEMENT AND PLAN OF MERGER
                                 BY AND BETWEEN
                              NS ACQUISITION CORP.
                                      AND
                       NATIONAL SERVICE INDUSTRIES, INC.
                           DATED AS OF APRIL 1, 2003

                          AGREEMENT AND PLAN OF MERGER


                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
ARTICLE I. THE MERGER......................................................   A-1
SECTION 1.1.   The Merger..................................................   A-1
SECTION 1.2.   Effective Time; Closing.....................................   A-2
SECTION 1.3.   Effect of the Merger........................................   A-2
SECTION 1.4.   Conversion of Company Common Stock..........................   A-2
SECTION 1.5.   Changes in Shares...........................................   A-2
SECTION 1.6.   Dissenting Shares...........................................   A-3
SECTION 1.7.   Stock Options...............................................   A-3
SECTION 1.8.   Restricted Stock............................................   A-3
SECTION 1.9.   Employee Stock Purchase Plan................................   A-3
SECTION 1.10.  Surrender of Shares of Company Common Stock; Stock Transfer
               Books.......................................................   A-4

ARTICLE II. THE SURVIVING CORPORATION......................................   A-5
SECTION 2.1.   Certificate of Incorporation................................   A-5
SECTION 2.2.   Bylaws......................................................   A-5
SECTION 2.3.   Directors and Officers......................................   A-5

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................   A-5
SECTION 3.1.   Organization and Standing...................................   A-6
SECTION 3.2.   Capitalization..............................................   A-6
SECTION 3.3.   Authority for Agreement.....................................   A-7
SECTION 3.4.   No Conflict.................................................   A-8
SECTION 3.5.   Required Filings and Consents...............................   A-8
SECTION 3.6.   Permits; Compliance.........................................   A-8
SECTION 3.7.   SEC Filings, Financial Statements...........................   A-8
SECTION 3.8.   Absence of Certain Changes or Events........................   A-9
SECTION 3.9.   Taxes.......................................................   A-9
SECTION 3.10.  Assets......................................................  A-11
SECTION 3.11.  Change of Control Arrangements..............................  A-11
SECTION 3.12.  Litigation..................................................  A-12
SECTION 3.13.  Material Contracts..........................................  A-12
SECTION 3.14.  Information Supplied........................................  A-12
SECTION 3.15.  Employee Benefit Plans......................................  A-13
SECTION 3.16.  Labor and Employment Matters................................  A-14
SECTION 3.17.  Environmental Compliance and Disclosure.....................  A-15
SECTION 3.18.  Intellectual Property.......................................  A-16
SECTION 3.19.  Brokers.....................................................  A-16
SECTION 3.20.  Insurance Policies..........................................  A-16

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BUYER........................  A-17
SECTION 4.1.   Organization and Standing...................................  A-17
SECTION 4.2.   Authority for Agreement.....................................  A-17
SECTION 4.3.   No Conflict.................................................  A-17

                                                                             PAGE
                                                                             ----
SECTION 4.4.   Required Filings and Consents...............................  A-17
SECTION 4.5.   Information Supplied........................................  A-17
SECTION 4.6.   Brokers.....................................................  A-18
SECTION 4.7.   No Prior Activities; Financing..............................  A-18
SECTION 4.8.   Ownership of Company Common Stock...........................  A-18

ARTICLE V. COVENANTS.......................................................  A-18
SECTION 5.1.   Conduct of the Business Pending the Merger..................  A-18
SECTION 5.2.   Access to Information; Confidentiality......................  A-20
SECTION 5.3.   Notification of Certain Matters.............................  A-20
SECTION 5.4.   Further Assurances..........................................  A-20
SECTION 5.5.   No Solicitation of Transactions.............................  A-21
SECTION 5.6.   Stockholder Litigation......................................  A-22
SECTION 5.7.   Indemnification, Exculpation and Insurance..................  A-22
SECTION 5.8.   Public Announcements........................................  A-23
SECTION 5.9.   Company Stockholders' Meeting...............................  A-23
SECTION 5.10.  Proxy Statement.............................................  A-23
SECTION 5.11.  Director Resignations.......................................  A-24
SECTION 5.12.  No Acquisition of Company Common Stock......................  A-24
SECTION 5.13.  Employee Matters............................................  A-24
SECTION 5.14.  Rights Agreement............................................  A-25
SECTION 5.15.  Commitment Letters..........................................  A-25

ARTICLE VI. CONDITIONS.....................................................  A-25
SECTION 6.1.   Conditions to the Obligation of Each Party..................  A-25
SECTION 6.2.   Conditions to Obligations of Buyer to Effect the Merger.....  A-26
SECTION 6.3.   Conditions to Obligations of the Company to Effect the
               Merger......................................................  A-27

ARTICLE VII. TERMINATION, AMENDMENT AND WAIVER.............................  A-27
SECTION 7.1.   Termination.................................................  A-27
SECTION 7.2.   Effect of Termination.......................................  A-28
SECTION 7.3    Interest and Costs; Other Remedies..........................  A-29
SECTION 7.4.   Amendments..................................................  A-29
SECTION 7.5.   Waiver......................................................  A-29

ARTICLE VIII. GENERAL PROVISIONS...........................................  A-29
SECTION 8.1.   No Third Party Beneficiaries................................  A-29
SECTION 8.2.   Entire Agreement............................................  A-29
SECTION 8.3.   Succession and Assignment...................................  A-29
SECTION 8.4.   Counterparts................................................  A-30
SECTION 8.5.   Headings....................................................  A-30
SECTION 8.6.   Governing Law...............................................  A-30
SECTION 8.7.   Severability................................................  A-30
SECTION 8.8.   Specific Performance........................................  A-30
SECTION 8.9.   Construction................................................  A-30
SECTION 8.10.  Non-Survival of Representations and Warranties and
               Agreements..................................................  A-30

                                                                             PAGE
                                                                             ----
SECTION 8.11.  Certain Definitions.........................................  A-30
SECTION 8.12.  Fees and Expenses...........................................  A-31
SECTION 8.13.  Notices.....................................................  A-31
SECTION 8.14.  Consent to Jurisdiction; Waiver of Trial by Jury............  A-32

                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 1, 2003, by and between NS ACQUISITION CORP., a Delaware corporation ("Buyer"), and NATIONAL SERVICE INDUSTRIES, INC., a Delaware corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, the parties to this Agreement desire to effect the acquisition of the Company by the stockholders of Buyer;

     WHEREAS, in furtherance of the foregoing, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Buyer will merge with and into the Company (the "Merger") in accordance with the provisions of the DGCL, with the Company as the surviving corporation;

     WHEREAS, the Board of Directors of the Company has unanimously determined that the Merger and this Agreement are fair to, and in the best interests of, the Company and the holders of the common stock, par value $1.00 per share, of the Company (the "Company Common Stock");

     WHEREAS, the Board of Directors of Buyer has approved this Agreement and the Merger, upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Board of Directors of the Company has unanimously approved this Agreement and the Merger, and the transactions contemplated hereby, which approval was based in part on the opinion of SunTrust Robinson Humphrey (the "Financial Advisor"), financial advisor to the Board of Directors of the Company, that, as of the date of such opinion and based on the assumptions, qualifications and limitations contained therein, the consideration to be received by the Company's stockholders for their shares of Company Common Stock in the Merger is fair, from a financial point of view, to those stockholders;

     WHEREAS, the Board of Directors of the Company has declared the Merger advisable and, subject to the terms and conditions of this Agreement, has unanimously resolved to recommend that the holders of the Company Common Stock approve the Merger, this Agreement and the transactions contemplated hereby; and

     WHEREAS, simultaneously with the execution of this Agreement and as a condition and inducement to the willingness of Buyer to enter into this Agreement, King & Spalding LLP has issued an opinion to the Company, as required under the Tax Disaffiliation Agreement (as hereinafter defined), to the effect that the Merger, this Agreement and the transactions contemplated hereby will not cause Section 355(e) or 355(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to apply to the Company's spin-off of Acuity Brands, Inc.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1. The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time (as hereinafter defined), Buyer shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Buyer shall cease and the Company shall continue as the surviving corporation following the Merger (the "Surviving Corporation"). The corporate existence of the Company, with all its purposes, rights, privileges, franchises, powers and objects, shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation, it shall be governed by the laws of the State of Delaware.

     SECTION 1.2. Effective Time; Closing. As promptly as practicable (and in any event within five (5) business days) after the satisfaction or waiver of the conditions set forth in Article VI hereof, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware and by making all other filings or recordings required under the DGCL in connection with the Merger, in such form as is required by, and executed in accordance with the relevant provisions of, the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective, the "Effective Time"). On the date of such filing (the "Closing Date"), a closing (the "Closing") shall be held at 10:00 a.m., Eastern Standard Time, at the offices of King & Spalding LLP, 191 Peachtree Street, Atlanta, Georgia 30303, or at such other time and location as the parties hereto shall otherwise agree.

     SECTION 1.3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Buyer shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Buyer shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     SECTION 1.4. Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, the Company or the holders of any capital stock of Buyer or the Company, the capital stock of the Company and Buyer shall be converted as follows:

     (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 1.4(b) and Dissenting Shares (as hereinafter defined), if any) (together with the associated preferred stock purchase rights) shall be canceled and converted into the right to receive an amount in cash equal to TEN DOLLARS ($10.00) payable, without interest, to the holder of such share of Company Common Stock, upon surrender of the certificate that formerly evidenced such share of Company Common Stock in the manner provided in Section 1.10 (the "Merger Consideration");

     (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Buyer and each share of Company Common Stock that is owned by the Company as treasury stock shall be canceled and retired and cease to exist and no payment or distribution shall be made with respect thereto;

     (c) All shares of the Company Common Stock converted pursuant to Section 1.4(a) shall no longer be outstanding and shall automatically be canceled and retired and cease to exist, and each holder of a certificate ("Certificate") representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with this Agreement; and

     (d) Each share of common stock, par value $.0001 per share, of Buyer issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.0001 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     SECTION 1.5. Changes in Shares. If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.


     SECTION 1.6.  Dissenting Shares.


     (a) Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by holders of Company Common Stock (the "Company Stockholders") who have demanded and perfected their demands for appraisal of such shares of Company Common Stock in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the "Dissenting Shares") shall not be converted as described in
Section 1.4(a), but shall, by virtue of the Merger, be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if such holder shall have failed to perfect or shall have effectively withdrawn or lost his, her or its right to appraisal and payment under the DGCL, such holder's shares of Company Common Stock shall thereupon be deemed to have been converted, at the Effective Time, as described in Section 1.4(a), into the right to receive the Merger Consideration set forth in such provisions, without any interest thereon.

     (b) The Company shall give Buyer prompt notice of any demands for appraisal pursuant to Section 262 of the DGCL received by the Company or withdrawals of such demands, and Buyer shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Buyer or as otherwise required by applicable law, make any payment with respect to any such demands for appraisal or offer to settle or settle any such demands.

     SECTION 1.7. Stock Options. Prior to the Effective Time, the Company shall use its commercially reasonable efforts to provide that each option granted under any stock option or compensation plan or arrangement to acquire Company Common Stock (each, a "Company Option") which is outstanding immediately prior to the Effective Time, whether or not then exercisable, shall be cancelled, effective as of the Effective Time, in exchange for a single lump sum cash payment equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and
(ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option; provided, however, if the exercise price per share of any such Company Option is equal to or greater than the Merger Consideration, such Company Option shall be cancelled in exchange for such cash payment, if any, as shall be reasonably agreed to by the parties hereto. From and after the Effective Time, the Surviving Corporation shall take or cause to be taken any and all actions reasonably necessary to give effect to the treatment of Company Options pursuant to this Section 1.7. The holders of the Company Options shall be entitled to enforce this Section 1.7 against the Surviving Corporation.

     SECTION 1.8. Restricted Stock. Prior to the Effective Time, the Board of Directors of the Company (or, if appropriate, any committee thereof) shall take all actions necessary and appropriate to provide that, at the Effective Time, each share of restricted Company Common Stock granted under any compensation plan or arrangement which is outstanding immediately prior to the Effective Time which was theretofore unvested shall become fully vested and shall be canceled and converted into the right to receive the Merger Consideration pursuant to
Section 1.4(a). Each share of unissued restricted Company Common Stock underlying a performance-based award granted under any stock option or compensation plan or arrangement (each, a "Company Restricted Stock Award") which is outstanding immediately prior to the Effective Time shall be issued in amounts reflecting full satisfaction of any performance criteria and shall be deemed fully vested, effective as of the Effective Time, and shall be canceled and converted into the right to receive the Merger Consideration pursuant to
Section 1.4(a).

     SECTION 1.9. Employee Stock Purchase Plan. Prior to the Effective Time, the Company shall take all actions necessary and appropriate to provide that the Company's Employee Stock Purchase Plan (the "ESPP") shall be terminated and purchases under the ESPP shall be terminated effective on or prior to the Effective Time.

     SECTION 1.10. Surrender of Shares of Company Common Stock; Stock Transfer Books.


     (a) Prior to the Effective Time, Buyer shall designate EquiServe, L.P. (or if EquiServe, L.P. is otherwise unwilling or unable to serve on terms reasonably acceptable to Buyer, another bank or trust company reasonably acceptable to the Company) to act as agent (the "Paying Agent") for the holders of shares of Company Common Stock to receive the funds necessary to make the payments to such holders pursuant to Section 1.4 upon surrender of their Certificates. Buyer will, as of the Effective Time, deposit with the Paying Agent the aggregate Merger Consideration to be paid in respect of the shares of Company Common Stock (the "Fund"). The Fund shall be invested by the Paying Agent as directed by Buyer. Any net profit resulting from, or interest or income produced by, such investments, shall be payable to the Surviving Corporation. Buyer shall replace any monies lost through any investment made pursuant to this Section 1.10(a). The Paying Agent shall make the payments provided in Section 1.4.

     (b) Within ten (10) days after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of shares of Company Common Stock entitled to receive the Merger Consideration pursuant to Section 1.4 a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use (which letter of transmittal and instructions shall be subject to the reasonable approval of the Company prior to the Effective Time) in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly evidenced by such Certificate, and such Certificate shall then be canceled. Until so surrendered, each such Certificate shall, at and after the Effective Time, represent for all purposes, only the right to receive such Merger Consideration. No interest shall accrue or be paid to any beneficial owner of shares of Company Common Stock or any holder of any Certificate with respect to the Merger Consideration payable upon the surrender of any Certificate. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed in blank or to the Paying Agent or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable. If any Certificate shall have been lost, stolen or destroyed, upon making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration such holder is entitled to receive pursuant to Section 1.4.

     (c) At any time following twelve (12) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Fund which had been made available to the Paying Agent and not disbursed to holders of shares of Company Common Stock (including, without limitation, all interest and other income received by the Paying Agent in respect of all amounts held in the Fund or other funds made available to it), and thereafter each such holder shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws), and only as general creditors thereof, with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by such holder. If any Certificates representing shares of Company Common Stock shall not have been surrendered prior to two (2) years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined)), any such cash, shares, dividends or distributions payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a share of Company Common Stock for any Merger Consideration delivered in respect of such share of Company Common Stock to a public official pursuant to any abandoned property, escheat or other similar law.

     (d) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided herein or by applicable law, and all cash paid pursuant to this Article I upon the surrender or exchange of Certificates shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificate.

     (e) The Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock and Company Options such amounts that the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Paying Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock and Company Options in respect of which such deduction and withholding was made by the Surviving Corporation or the Paying Agent.


                                   ARTICLE II


                           THE SURVIVING CORPORATION

     SECTION 2.1. Certificate of Incorporation. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended to read in its entirety as set forth in Exhibit 2.1 attached hereto and as so amended shall be the Certificate of Incorporation of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with applicable law or such Certificate of Incorporation.

     SECTION 2.2. Bylaws. The Bylaws of the Company as in effect immediately prior to the Effective Time shall be amended to read in its entirety as set forth in Exhibit 2.2 attached hereto and as so amended shall be the Bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with applicable law, the Certificate of Incorporation of the Surviving Corporation or such Bylaws.

     SECTION 2.3. Directors and Officers. From and after the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Buyer at the Effective Time shall be the directors of the Surviving Corporation, and (ii) the officers of Buyer at the Effective Time shall be the officers of the Surviving Corporation.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the Company Disclosure Letter delivered by the Company to the other parties hereto concurrently with the execution of this Agreement (the "Company Disclosure Letter"), the

Company represents and warrants to each of the other parties hereto, as of the date hereof (or, if made as of a specified date, as of such date), as follows:

     SECTION 3.1. Organization and Standing. Each of the Company and each Subsidiary (as hereinafter defined) (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has full corporate power and authority and all necessary government approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect (as hereinafter defined). The Company has furnished or made available to Buyer true and complete copies of its certificate of incorporation (including any certificates of designations attached thereto, the "Company Certificate of Incorporation") and bylaws (the "Company Bylaws") and the certificate of incorporation and bylaws (or equivalent organizational documents) of each Subsidiary, each as amended to date. Such certificate of incorporation, bylaws or equivalent organizational documents are in full force and effect, and neither the Company nor any Subsidiary is in material violation of any provision of its certificate of incorporation, bylaws or equivalent organizational documents.

     SECTION 3.2. Capitalization. The authorized capital stock of the Company consists of 120,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, no par value per share (the "Preferred Stock"). As of March 31, 2003, (i) 11,195,973 shares of Company Common Stock are issued and outstanding (including 678,299 shares of unvested restricted Company Common Stock), all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) 3,282,527 shares of Company Common Stock are held in the treasury of the Company, (iii) 1,201,084 Company Options are outstanding pursuant to the Company's incentive compensation plans, each such option entitling the holder thereof to purchase one share of Company Common Stock, (iv) 46,414 shares of Company Common Stock are issuable pursuant to outstanding Company Restricted Stock Awards, (v) 854,398 shares of Company Common Stock are authorized and reserved for future issuance pursuant to such incentive compensation plans, (vi) approximately 4,425 shares are subject to outstanding purchase rights under the ESPP (assuming the purchase of shares of Company Common Stock under the ESPP based on the closing price per share of Company Common Stock on March 3, 2003), and (vii) no shares of Preferred Stock are issued or outstanding. Section 3.2 of the Company Disclosure Letter sets forth a correct and complete list, as of March 31, 2003, of the outstanding Company Options with the exercise price and of the outstanding Company Restricted Stock Awards. Except as set forth above or in Section 3.2 of the Company Disclosure Letter, as of March 31, 2003, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company or any Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in Section
3.2 of the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Stock or any capital stock of any Subsidiary or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person. Section 3.2 of the Company Disclosure Letter sets forth a correct and complete list of each corporation, association, subsidiary, partnership, limited liability company or other entity of which the Company controls, directly or indirectly, 50% or more of the outstanding equity interests (each a "Subsidiary" and collectively, the "Subsidiaries"). Except as set forth in Section 3.2 of the Company Disclosure Letter, the Company owns beneficially and of record all of the issued and outstanding capital stock of each Subsidiary. Each outstanding share of capital stock of each Subsidiary that is a corporation is duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, and each such share owned by the Company or another Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.


     SECTION 3.3.  Authority for Agreement.


     (a) The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining necessary stockholder approval, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, other than, with respect to the Merger, the approval and adoption of this Agreement by the Company Stockholders and the filing and recordation of appropriate merger documents as required by the DGCL. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Based, in part, on the representation of Buyer in
Section 4.8, the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote at a duly called and held meeting of stockholders is the only vote of the Company's Stockholders necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

     (b) At a meeting duly called and held on April 1, 2003, the Board of Directors of the Company unanimously (i) determined that this Agreement and the other transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and the Company Stockholders, (ii) approved, authorized and adopted this Agreement, the Merger and the other transactions contemplated hereby, and (iii) declared this Agreement advisable and resolved to recommend approval and adoption of this Agreement and the Merger by the Company Stockholders. Based, in part, on the representation of Buyer in Section 4.8, the actions taken by the Board of Directors of the Company constitute all necessary approval of the Merger, this Agreement and the other transactions contemplated hereby by the Board of Directors of the Company under the provisions of the Rights Agreement (as hereinafter defined), Articles Twelfth and Thirteenth of the Company Certificate of Incorporation, and Section 203 of the DGCL. Section 203 of the DGCL will not apply with respect to or as a result of this Agreement and the transactions contemplated hereby, including the Merger, without any further action on the part of the Company's Board of Directors or stockholders. Other than Section 203 of the DGCL, no other state antitakeover or similar statute is applicable to the Company in connection with the Merger, this Agreement or any of the transactions contemplated hereby. For purposes of this Agreement, the "Rights Agreement" shall mean that certain Amended and Restated Rights Agreement, dated December 17, 1997, as amended, by and between the Company and EquiServe, L.P. (as successor-in-interest to First Chicago Trust Company of New York). Except for the Rights Agreement, neither the Company nor any Subsidiary has any rights plan, "poison pill" or similar arrangement.

     (c) The Rights Agreement has been amended so that: (i) Buyer is exempt from the definition of "Acquiring Person" contained in the Rights Agreement, and no "Stock Acquisition Date" or "Distribution Date" or "Triggering Event" (as such terms are defined in the Rights Agreement) will occur as a result of the execution of this Agreement or the consummation of the Merger and the other transactions contemplated hereby; and (ii) the Rights Agreement will terminate and the Rights (as defined in the Rights Agreement) will expire at the Effective Time. The Rights Agreement, as so amended, has not been further amended or modified. True and complete copies of the Rights Agreement and of all amendments thereto through the date hereof have been previously provided to Buyer.

     (d) The Financial Advisor has delivered to the Board of Directors of the Company its written opinion, dated as of the date of this Agreement, that, as of such date and based on the assumptions, qualifications and limitations contained therein, the Merger Consideration to be received by the Company Stockholders in the Merger is fair to such holders from a financial point of view. A copy of such opinion is attached to the Company Disclosure Letter.

     SECTION 3.4. No Conflict. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) based, in part, on the representation of Buyer in
Section 4.8, conflict with or violate the Company Certificate of Incorporation or Company Bylaws or equivalent organizational documents of any of the Subsidiaries, (ii) subject to Section 3.5, conflict with or violate in any material respect any United States federal, state or local or any foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other requirement or rule of law (a "Law") applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound or affected, or (iii) except as set forth in Section 3.4 of the Company Disclosure Letter, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of the Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any property or asset of any of them is bound or affected, except, in the case of clause (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 3.5. Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) filing and recordation of appropriate merger documents as required by the DGCL, and
(iii) for those required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

     SECTION 3.6. Permits; Compliance. The Company and each Subsidiary is in possession of all authorizations, licenses, permits, certificates, approvals and clearances of any Governmental Entity necessary for the Company and each such Subsidiary to own, lease and operate its properties or to carry on its respective businesses substantially as it is being conducted as of the date hereof, except where such non-possession would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect (the "Company Permits"), and all such Company Permits are valid and in full force and effect. Except as set forth in Section 3.6 of the Company Disclosure Letter, with respect to the textile rental and envelope businesses, each of the Company and the Subsidiaries (i) has been operated at all times since September 1, 2001 in material compliance with all Laws applicable to the Company or any of the Subsidiaries or by which any property, business or asset of the Company or any of the Subsidiaries is bound or affected and (ii) is not in default or violation of any Material Contracts to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any property or asset of the Company or any of the Subsidiaries is bound or affected, except in the cases of clause (ii), for any defaults or violations which would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.


     SECTION 3.7.  SEC Filings, Financial Statements.


     (a) The Company has filed all forms, reports, statements and documents required to be filed with the United States Securities and Exchange Commission (the "SEC") since September 1, 2001 (collectively, the "Company SEC Reports"), under the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of

2002, as amended (the "Sarbanes-Oxley Act"). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder. None of the Company SEC Reports contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) All of the financial statements included in the Company SEC Reports, in each case, including any related notes thereto, as filed with the SEC (collectively, the "Company Financial Statements") have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as may be permitted by Form 10-Q of the SEC and subject, in the case of the unaudited statements, to normal, recurring audit adjustments which would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect) and fairly present the consolidated financial position of the Company and the Subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.

     (c) Except as set forth in Section 3.7(c) of the Company Disclosure Letter, there are no liabilities of the Company or any of the Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, other than (i) liabilities disclosed or provided for in the consolidated balance sheet of the Company and the Subsidiaries at February 28, 2003, including the notes thereto, (ii) liabilities disclosed in the Company SEC Reports filed prior to the date hereof, (iii) liabilities incurred on behalf of the Company in connection with this Agreement and the contemplated Merger, and (iv) liabilities incurred in the ordinary course of business consistent with past practice since February 28, 2003, none of which would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 3.8. Absence of Certain Changes or Events. Except as contemplated by this Agreement, as set forth in the Company SEC Reports filed prior to the date hereof or in Section 3.8 of the Company Disclosure Letter, since August 31, 2002, the Company and the Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been (i) any event or occurrence of any condition that has had, or would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of the Company or any Subsidiary except for quarterly dividends consistent with past practice, (iii) any material change in accounting methods, principles or practices employed by the Company, or (iv) any action of the type described in Sections 5.1(b) or 5.1(c) which, had such action been taken after the date of this Agreement, would be in violation of any such Section.


     SECTION 3.9.  Taxes.


     (a) The Company and each of the Subsidiaries have duly and timely filed with the appropriate taxing authorities all Tax Returns (as hereinafter defined) required to be filed by any of them through the date hereof. All such Tax Returns are true, correct and complete in all material respects. All Taxes (as hereinafter defined) of the Company and the Subsidiaries which are (i) shown as due on such Tax Returns, (ii) otherwise due and payable or (iii) claimed or asserted by any taxing authority to be due, have been paid, except for those Taxes being contested in good faith and for which adequate reserves have been established in the financial statements included in the Company SEC Reports filed prior to the date hereof in accordance with GAAP. The unpaid Taxes of the Company and its Subsidiaries for the current taxable period did not, as of the most recent Company Financial Statements, exceed the reserve for Tax liability set forth on the face of the balance sheet in the most recent Company Financial Statements.

     (b) Except as set forth in Section 3.9 of the Company Disclosure Letter and except for matters which are the responsibility of Acuity Brands, Inc. pursuant to the Tax Disaffiliation Agreement, there are no pending or, to the knowledge of the Company, threatened audits, investigations, disputes or claims or other actions for or relating to any liability for Taxes with respect to the Company or any of the Subsidiaries, and neither the Company nor any Subsidiary knows of any proposed or threatened Tax claims or assessments which, if upheld, would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. Except pursuant to the Tax Disaffiliation Agreement or as set forth in Section 3.9 of the Company Disclosure Letter, no power of attorney granted by the Company with respect to any Taxes is currently in force.

     (c) There is no pending claim by an authority in a jurisdiction where any of the Company and the Subsidiaries does not file Tax Returns and in which it is required to file Tax Returns that it is subject to taxation by that jurisdiction. Neither the Company nor any of the Subsidiaries has or has had a "permanent establishment" in any foreign country, as defined in any applicable Tax treaty or convention between the United States of America and such foreign country. Section 3.9 of the Company Disclosure Letter sets forth each state in which the Company and each Subsidiary is or may be subject to any Tax.

     (d) The Company and each Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (e) There are no material liens for any Taxes upon the assets of the Company or any of the Subsidiaries, other than statutory liens for Taxes not yet due and payable and liens for real estate Taxes contested in good faith.

     (f) Neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Except for the Tax Disaffiliation Agreement, neither the Company nor any Subsidiary is a party to any Tax allocation or sharing agreement. Neither the Company nor any Subsidiary (i) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any person (other than any of the Company and its Subsidiaries) under Treasury Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

     (g) All elections with respect to Taxes which would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect on Taxes payable by the Company or any of the Subsidiaries (either directly to a Governmental Entity or pursuant to the Tax Disaffiliation Agreement) with respect to periods after the date hereof are set forth in Section 3.9 of the Company Disclosure Letter. Except as set forth in Section 3.9 of the Company Disclosure Letter, neither the Company nor any of the Subsidiaries has: (i) consented at any time under Section 341(f)(1) of the Code to have the provisions of Section 341(f)(2) of the Code apply to any disposition of any of its assets;
(ii) agreed, or is required by virtue of the transactions contemplated by this Agreement or otherwise, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise which would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect on Taxes payable by the Company or any of the Subsidiaries (either directly to a Governmental Entity or pursuant to the Tax Disaffiliation Agreement); (iii) made an election, or is required, to treat any of its assets as owned by another person pursuant to the provisions of former Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code; (iv) acquired and does not own any assets that directly or indirectly secure any debt the interest on which is tax exempt under Section 103(a) of the Code; (v) made or will not make a consent dividend election under Section 565 of the Code; or (vi) made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable foreign, state or local Tax provision.

     (h) Except as set forth in Section 3.9 of the Company Disclosure Letter, neither the Company nor any of the Subsidiaries (i) is subject to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for Tax purposes, or (ii) is a shareholder of a "controlled foreign corporation" as defined in Section 957 of the Code (or any similar provision of state, local or foreign law).

     (i) The Company has timely provided or caused to be provided, or has received waivers of, all required notices to Acuity Brands, Inc. under that certain Tax Disaffiliation Agreement dated as of November 30, 2001 (the "Tax Disaffiliation Agreement") between the Company and Acuity Brands, Inc. The Company has timely made all payments required to be made by the Company under the Tax Disaffiliation Agreement.

     (j) At no time during the period beginning on August 30, 1999 and ending on November 30, 2002, was there any agreement, understanding or arrangement, nor were there any Substantial Negotiations (as defined below), regarding the Merger or any Similar Acquisition (as defined below). The Distributions (as such term is defined in the Tax Disaffiliation Agreement) were motivated, in whole or substantial part, by corporate business purposes other than a business purpose to facilitate any person's acquisition of the stock of the Company. The Distributions would have occurred at approximately the same time and in similar form regardless of the Merger or any Similar Acquisition.

     (k) For purposes of this Agreement, (i) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity, (ii) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax, (iii) "Substantial Negotiations" means, with respect to a transaction involving the acquisition of stock of the Company, discussions of significant economic terms (such as price) by one or more officers, directors or Controlling Shareholders (as such term is defined in Treasury Reg. Section 1.355-1(h)(3)) of the Company, or another person or persons with the implicit or explicit permission of one or more officers, directors or Controlling Shareholders of the Company, with the acquirer of such stock of the Company or a person or persons with the implicit or explicit permission of the acquirer, and (iv) "Similar Acquisition" means, with reference to the Merger, a potential transaction that, if consummated, would effect a direct or indirect combination of all or a significant portion of the same business operations as the combination that would have been effected by the Merger (even if the timing or the terms of the potential acquisition are different); provided, however, that an acquisition is not considered similar to the Merger if the ultimate owners of Buyer are substantially different from the ultimate owners of the business operations with which the Company would have been combined in such other potential acquisition.

     SECTION 3.10. Assets. Except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2002 (the "Company 10-K") or in Section 3.10 of the Company Disclosure Letter, the Company and each of the Subsidiaries have good and marketable title to, or a valid leasehold interest in, all of their real and personal properties and assets reflected in the Company 10-K or acquired after August 31, 2002 (other than assets disposed of since August 31, 2002 in the ordinary course of business consistent with past practice), in each case free and clear of all title defects, liens, encumbrances and restrictions, except for (i) liens, encumbrances or restrictions which secure indebtedness which are properly reflected in the Company 10-K; (ii) liens for Taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after August 31, 2002, provided that the obligations secured by such liens are not delinquent; and (iv) defects, liens, encumbrances and restrictions that are not reasonably expected to, individually or in the aggregate, materially detract from the value of the assets subject thereto or materially impact the operation of the Company or any Subsidiary. Each of the Company and the Subsidiaries has complied in all material respects with the terms of all real and personal property leases to which it is a party, and all such leases are in full force and effect.

     SECTION 3.11.  Change of Control Arrangements.  Except as set forth in
Section 3.11 of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated by this Agreement, will (either alone or in conjunction with any other event, including termination of employment at or following the Effective Time) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any severance, termination or other payment or benefit to any director, officer, employee or consultant of the Company or any Subsidiary. Prior to the Effective Time and as contemplated by Section 5.13(d), the Company will have taken action with respect to the Company Benefit Plans and Benefit Agreements to provide reasonable assurances that (i) no amount paid or payable by the Company in connection with the Merger or the other transactions contemplated by this Agreement will be an "excess parachute payment" within the meaning of Section 280G of the Code, and (ii) no director, officer, employee or consultant will be subject to the excise tax under Section 4999 of the Code.

     SECTION 3.12. Litigation. Except for such matters set forth in the Company SEC Reports filed prior to the date hereof or in Section 3.12 of the Company Disclosure Letter, there are no claims, suits, actions, investigations, indictments or information, or administrative, arbitration or other proceedings ("Litigation") pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries which would be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of the Subsidiaries is subject to any outstanding order, writ, injunction, decree or arbitration ruling, award or other finding which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

     SECTION 3.13. Material Contracts. Except as set forth in Section 3.13 of the Company Disclosure Letter or as filed prior to the date hereof as an exhibit to the Company SEC Reports, neither the Company nor any Subsidiary is a party to or bound by, and none of their respective properties or assets are bound by or subject to, any written or oral contract, agreement or arrangement which (i) is a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), (ii) involves annual expenditures by the Company in excess of $2,000,000, (iii) contains any non-compete or exclusivity provisions with respect to the business of or geographic area with respect to the Company or any Subsidiary, or restricts the conduct of the business of the Company or any Subsidiary, or the geographic area in which the Company or any Subsidiary may conduct business, in each case in any material respect, (iv) is a contract, agreement or arrangement with the Company or any Subsidiary on the one hand, and any officer, director or other affiliate on the other hand, or (v) is a contract, agreement or arrangement under which the Company or any Subsidiary has
(a) incurred any indebtedness that is currently owing or (b) given any guarantee in respect of indebtedness, in each case having an aggregate principal amount in excess of $2,000,000.

     Contracts, agreements and arrangements described in clauses (i) through (v) above, whether or not set forth in Section 3.13 of the Company Disclosure Letter or filed as an exhibit to the Company SEC Reports, are referred to herein individually as a "Material Contract" and collectively as the "Material Contracts." Each Material Contract is valid and binding on the Company and each Subsidiary party thereto and, to the Company's knowledge, each other party thereto, and in full force and effect, and the Company and each Subsidiary has in all material respects performed all obligations required to be performed by it prior to the date hereof under each Material Contract and, to the Company's knowledge, each other party to each Material Contract has in all material respects performed all obligations required to be performed by it under such Material Contract. Except as set forth in Section 3.13 of the Company Disclosure Letter, neither the Company nor any Subsidiary has received notice of any violation or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Material Contract.

     SECTION 3.14. Information Supplied. The proxy statement to be mailed to the Company Stockholders in connection with the meeting (the "Stockholders' Meeting") to be called to consider the Merger (the "Proxy Statement"), at the date such document is first published, sent or delivered to Company Stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form and substance in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Buyer for inclusion or incorporation by reference in the foregoing document.


     SECTION 3.15.  Employee Benefit Plans.


     (a) All bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, thrift, savings, stock bonus, restricted stock, cafeteria, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, arrangement or understanding maintained, contributed to or required to be maintained or contributed to by the Company or any of the Subsidiaries providing benefits to any current or former employee, officer, consultant or director of the Company or any of the Subsidiaries (such plans and arrangements, except for any Multiemployer Pension Plan (as hereinafter defined), are hereinafter referred to as the "Company Benefit Plans"), and all employment, consulting, deferred compensation, indemnification, severance or termination agreements or similar arrangements or understandings between the Company or any of the Subsidiaries and any current or former employee, officer, consultant or director of the Company or any of the Subsidiaries which are currently in effect (collectively, the "Benefit Agreements") are listed in Section 3.15 of the Company Disclosure Letter. Section 3.15 of the Company Disclosure Letter indicates which of the Company Benefit Plans are "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), and "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (together with the Pension Plans, the "ERISA Plans"). The Company has provided to, or made available for review by, Buyer true and complete copies of (i) each Company Benefit Plan and Benefit Agreement (or, in the case of any unwritten Company Benefit Plan or Benefit Agreement, a description thereof), (ii) the two most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (iv) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan.

     (b) Except as set forth in Section 3.15 of the Company Disclosure Letter, the ERISA Plans have been maintained and administered in all material respects in compliance with the requirements of ERISA, and the Code, and any ERISA Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination letter and continues to satisfy the requirements for such qualification. The Company has provided to Buyer a true and complete copy of the most recent determination letter received with respect to each Pension Plan, as well as a true and complete copy of each pending application for a determination letter, if any. Section 3.15 of the Company Disclosure Letter lists any ERISA Plan which is covered by Title IV of ERISA or Section 412 of the Code. Neither any ERISA Plan, nor the Company nor any Subsidiary has incurred any material liability or penalty under Section 4975 of the Code or Section 502(i) or Section 502(l) of ERISA or engaged in any transaction that is reasonably likely to result in any such material liability or penalty. There is no pending or anticipated Litigation against or otherwise involving any of the Company Benefit Plans or Benefit Agreements, and no Litigation (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan or Benefit Agreement which would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

     (c) Section 3.15 of the Company Disclosure Letter lists each pension plan which is a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Pension Plan"), and neither the Company nor any Subsidiary has incurred any withdrawal liability under Title IV of ERISA to any such Multiemployer Pension Plan. All contributions and premiums and benefit payments required to be made under the terms of any Company Benefit Plan as of the date hereof have been timely made.

     (d) Except as set forth in Section 3.15 of the Company Disclosure Letter, all material reports, returns and similar documents with respect to all Company Benefit Plans required to be filed with any Governmental Entity or distributed to any Company Benefit Plan participant have been duly and timely filed or distributed, and neither the Company nor any Subsidiary has received notice of, and to the knowledge of the Company, there are no investigations by any Governmental Entity with respect to any Company Benefit Plan.

     (e) The Company and the Subsidiaries, with respect to each Company Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code), comply in all material respects with the applicable requirements of Section 4980B(f) of the Code. Neither the Company nor any Subsidiary has any obligations for retiree health or life insurance benefits under any Company Benefit Plan or Benefit Agreement, except as set forth in
Section 3.15 of the Company Disclosure Letter.

     (f) With respect to each ERISA Plan required to be set forth in Section
3.15 of the Company Disclosure Letter that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code (other than a Multiemployer Pension
Plan), (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event for which the reporting requirements have been waived by regulations) has occurred, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such ERISA Plan, (iii) the aggregate amount of actuarial accrued liabilities (within the meaning of section 412 of the Code) under all such ERISA Plans on a combined basis as of the most recent plan year end, determined based on the actuarial value of assets and the actuarial accrued liabilities that are used in conjunction with determining the funding requirements for such ERISA Plans as reported in such ERISA Plans' actuarial reports for such plan year, does not exceed the aggregate actuarial value of the assets of such ERISA Plans, (iv) neither the Company, any Subsidiary nor any ERISA Affiliate is required to provide security under Section 401(a)(29) of the Code, (v) all premiums (and interest, charges and penalties for late payment, if applicable) have been paid when due to the Pension Benefit Guaranty Corporation ("PBGC"), and (vi) no filing has been made by the Company, any Subsidiary or any ERISA Affiliate with the PBGC and no proceeding has been commenced by the PBGC to terminate any ERISA Plan and, to the knowledge of the Company, no condition exists which could constitute grounds for the termination of any such ERISA Plan by the PBGC.

     (g) Except for the Subsidiaries, there are no other entities which are considered one employer with the Company or a Subsidiary under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

     SECTION 3.16.  Labor and Employment Matters.  Except as set forth in
Section 3.16 of the Company Disclosure Letter, neither the Company nor any of the Subsidiaries is a party to, or bound by, any collective bargaining agreement or other contracts, arrangements, agreements or understandings with a labor union or labor organization that was certified by the National Labor Relations Board ("NLRB"). Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, there is no existing, pending or, to the knowledge of the Company, threatened (i) unfair labor practice charge or complaint, labor dispute, labor arbitration proceeding or any other matter before the NLRB or any other comparable state agency against or involving the Company or any of the Subsidiaries, (ii) activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of the Subsidiaries, (iii) certification or decertification question relating to collective bargaining units at the premises of the Company or any of the Subsidiaries or (iv) lockout, strike, organized slowdown, work stoppage or work interruption with respect to such employees. To the knowledge of the Company, none of the Company, any of the Subsidiaries or any of their respective representatives or employees has committed an unfair labor practice in connection with the operation of the respective businesses of the Company or any of the Subsidiaries, which would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. The Company and its Subsidiaries are in compliance with all applicable Laws respecting labor, employment, fair employment practices, terms and conditions of employment, workers' compensation, occupational safety, plant closings and wages and hours, except where such failure would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in
Section 3.16 of the Company Disclosure Letter, there are no material controversies pending or, to the knowledge of the Company, threatened between the Company, its Subsidiaries and any of its current or former employees which have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity. The Company and its Subsidiaries have properly accrued on its books and records all unpaid but accrued wages, salaries and other paid time-off.

     SECTION 3.17. Environmental Compliance and Disclosure. Except as set forth in the Company SEC Reports filed prior to the date hereof or in Section
3.17 of the Company Disclosure Letter:

     (a) Except where the failure to so possess, notify or comply would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, each of the Company and the Subsidiaries, and their respective operations and facilities, to the knowledge of the Company, (i) have, and maintain in full force and effect, all permits, licenses and authorizations required by applicable Environmental Laws; (ii) have filed all notices required by applicable Environmental Laws; and (iii) are in compliance with the requirements of all applicable Environmental Laws;

     (b) Neither the Company nor any Subsidiary has received any request for information or any notice of actual or threatened material liability under the Federal Comprehensive Environmental Response, Compensation and Liability Act, 42 USC 9601 et seq. ("CERCLA") or any similar state, local or foreign statute or ordinance, or any other Environmental Laws, from any Governmental Entity or any other person and, to the knowledge of the Company, there are no facts or circumstances which could form the basis for the assertion of any claim against the Company or any Subsidiary under any Environmental Laws including, without limitation, CERCLA or any similar local, state or foreign Law with respect to any on-site or off-site location, except where such claim would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

     (c) Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any Subsidiary (i) has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials, and no investigation, Litigation or other proceeding is pending or, to the knowledge of the Company, threatened with respect thereto, (ii) has a contractual indemnification obligation or indemnification obligation under Law in connection with any claim pending or, to the knowledge of the Company, threatened by any third-party indemnitee for any liability under any Environmental Law or relating to any Hazardous Materials, or (iii) has entered into any agreement with any person pursuant to which the Company has assumed responsibility for, or otherwise agreed to contribute to the investigation, assessment or remediation of conditions resulting from a release of Hazardous Materials into the indoor or outdoor environment related to the handling of Hazardous Materials.

     (d) None of the real property currently nor, to the knowledge of the Company, formerly owned or leased by the Company or any Subsidiary is listed or, to the knowledge of the Company, proposed for listing on the "National Priorities List" under CERCLA, or any similar state list of sites requiring investigation or cleanup.

     (e) Except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect, to the knowledge of the Company, no Hazardous Material has been released (as defined by CERCLA or any other Environmental Law) into the air, soil or groundwater as a result of the textile rental and envelope operations of the Company or any Subsidiary, or at, from, under or on any facility currently or formerly owned or operated by the Company or any Subsidiary that has resulted, or that could reasonably be expected to result, in any remediation obligation to either the Company or any Subsidiary.

     As used in this Section 3.17, the term "Environmental Laws" means any and all past and present federal, state, local or foreign laws (including common law), statutes, codes, ordinances, rules, regulations or other legal obligations applicable to protection of human health and the environment, including without limitation, CERCLA, the Clean Air Act (42 USC Sections 7401 et seq.), the Resource Conservation and Recovery Act (42 USC Sections 6901 et seq.), the Clean Water Act (33 USC Sections 1251 et seq.), the

Occupational Safety and Health Act (29 U.S.C. Sections 651 et seq.), the Toxic Substance Control Act (15 USC Sections 2601 et seq.), and the Safe Drinking Water Act (42 USC Sections 300f et seq.).

     As used in this Section 3.17, the term "Hazardous Materials" means any waste, pollutant, hazardous substance, hazardous waste, special waste, controlled waste, petroleum or petroleum-derived waste or breakdown products, chlorinated solvent or chlorinated solvent-derived waste or breakdown products, asbestos-containing materials or polychlorinated biphenyls, or any other material, whether liquid, solid or gas, which is regulated under any Environmental Law.


     SECTION 3.18.  Intellectual Property.


     (a) The Company or a Subsidiary owns, or possesses valid rights to use, all patents, patent applications, trademarks, service marks, trade names, domain names, copyrights, mask works, trade secrets and other confidential business and technical information (collectively, "Intellectual Property") material to the conduct of the business of the Company and the Subsidiaries as presently conducted, except where the failure to own or to have such rights to use such Intellectual Property would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. To the knowledge of the Company, the Company has not interfered with, infringed upon or misappropriated any Intellectual Property rights of any other person, and the Company has not received any notice of any conflict with or violation or infringement of, any asserted rights of any other person with respect to any such Intellectual Property owned or licensed by the Company or any Subsidiary, except for conflicts or violations which, if determined adversely to the Company, would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. To the knowledge of the Company, no other person has interfered with, infringed upon or misappropriated any material Intellectual Property rights of the Company.

     (b) The Company and the Subsidiaries own, or possess valid rights to, all computer software programs that are material to the conduct of the business of the Company and the Subsidiaries as presently conducted, except where the failure to own such computer software programs or have such rights would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

     (c) All of the Company's licenses to use Intellectual Property of third parties are in full force and effect, and, to the knowledge of the Company, no party is in breach or default thereunder, except as would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 3.19. Brokers. Except pursuant to the Financial Advisor's engagement letter with the Company, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has provided to Buyer true and complete copies of the engagement letters of the Financial Advisor and any other financial advisors employed by the Company in connection with the transactions contemplated by this Agreement. All fees and expenses under such engagement letters will be paid by the Company. The Company's good faith estimates of the fees and expenses of any accountant, broker, financial advisor, consultant, counsel or other person retained by the Company or any Subsidiary in connection with this Agreement or the transactions contemplated hereby incurred or to be incurred by the Company or any Subsidiary have been previously provided to Buyer in writing, identified by category of advisor.

     SECTION 3.20. Insurance Policies. The Company has delivered to Buyer prior to the date hereof a complete and accurate list of all insurance policies in force naming the Company, any of its Subsidiaries or employees thereof as an insured or beneficiary or as a loss payable payee or for which the Company or any Subsidiary has paid or is obligated to pay all or part of the premiums. All such insurance policies are in full force and effect, all premiums due and payable thereon have been paid, and neither the Company nor any Subsidiary has received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect thereto, except as noted on such list. Each of the Company and the Subsidiaries is in compliance with all conditions contained in such insurance policies, except where the failure to so comply would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect.


                                   ARTICLE IV


                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Company as follows:

     SECTION 4.1. Organization and Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted.

     SECTION 4.2. Authority for Agreement. Buyer has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by Buyer of this Agreement, and the consummation by Buyer of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL. This Agreement has been duly executed and delivered by Buyer and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

     SECTION 4.3. No Conflict. The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Buyer, (ii) conflict with or violate in any material respect any Law applicable to Buyer or by which any property or asset of Buyer is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Buyer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer is a party or by which Buyer or any property or asset of Buyer is bound or affected, except in the case of clause (iii) for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the performance by Buyer of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     SECTION 4.4. Required Filings and Consents. The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Exchange Act, (ii) for filing and recordation of appropriate merger documents as required by the DGCL, and (iii) for those required by the HSR Act.

     SECTION 4.5. Information Supplied. None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Proxy Statement will, at the date such document is first published, sent or delivered to Company Stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Buyer with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the foregoing document.

     SECTION 4.6. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by Buyer in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.


     SECTION 4.7.  No Prior Activities; Financing.


     (a) Buyer was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for obligations or liabilities incurred in connection with its organization and the transactions contemplated by this Agreement, Buyer has no material obligations or liabilities and has not engaged in any business activities of any type or kind whatsoever.

     (b) Buyer has received commitment letters in the form attached hereto as
Schedule 4.7(b) (the "Debt Commitment Letters"), which have been executed by the lenders specified therein and presented to Buyer for signature. Upon execution by Buyer, each of the Debt Commitment Letters will be in full force and effect subject to the terms and conditions set forth therein, all commitment fees required to be paid thereunder will have been paid in full or will be duly paid in full when due, and no event has occurred which (with or without notice, lapse of time or both) would constitute a default thereunder on the part of Buyer. The funds to be made available under the Debt Commitment Letters will be sufficient (together with the funds described in Section 4.7(c)), to enable Buyer to pay the aggregate Merger Consideration for the shares of the Company Common Stock pursuant to the Merger and to pay all of its fees and expenses related to the transactions contemplated by this Agreement.

     (c) Buyer has delivered to the Company a commitment letter in the form attached hereto as Schedule 4.7(c) (the "Equity Commitment Letter"), which has been executed by Buyer and the other parties specified therein (the "Buyer Affiliates"). Upon its execution by the Company, the Equity Commitment Letter will be in full force and effect subject to the terms and conditions set forth therein, enforceable against the parties thereto in accordance with its terms. The Equity Commitment Letter provides for, subject to the terms and conditions set forth therein and in this Agreement, (i) the contribution to Buyer of $20 million in cash, which amount consists of the proceeds of a loan to be secured on a first priority basis by the assets (the "Buyer Assets") described in the Equity Commitment Letter, and (ii) from and after the Effective Time, the pledge for the benefit of the Surviving Corporation of the Buyer Affiliates' right, title and interest in and to the Buyer Assets (subject to the rights of the lender under the loan described in clause (i) above), when and as necessary, in the Surviving Corporation's determination, to satisfy the obligations of the Surviving Corporation.

     SECTION 4.8. Ownership of Company Common Stock. Neither Buyer nor any of its "affiliates" or "associates" "own" (as such terms are defined in Section 203 of the DGCL) any shares of Company Common Stock.

                                   ARTICLE V

                                   COVENANTS

     SECTION 5.1.  Conduct of the Business Pending the Merger.

     (a) The Company covenants and agrees that between the date of this Agreement and the Effective Time unless Buyer shall otherwise agree in writing,
(i) the business of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with prior practice, (ii) the Company and the Subsidiaries shall use commercially reasonable efforts to preserve intact their business organizations, to keep available the services of their current officers and employees and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or the Subsidiaries have business relations, and (iii) the Company and the Subsidiaries will comply in all material respects with all applicable Laws and regulations wherever their business is conducted, including, without limitation, the timely filing of all reports, forms or other documents with the SEC required pursuant to the Securities Act, the Exchange Act or the Sarbanes-Oxley Act.

     (b) The Company covenants and agrees that between the date of this Agreement and the Effective Time, unless Buyer shall otherwise agree in writing, the Company shall not, nor shall the Company permit any of the Subsidiaries to,
(i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of their capital stock, except for quarterly dividends consistent with past practice and for dividends by a wholly owned Subsidiary to the Company or another wholly owned Subsidiary; (ii) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock; (iii) repurchase or otherwise acquire any shares of their capital stock; (iv) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of their capital stock or any securities convertible into any such shares of their capital stock, or any rights, warrants or options to acquire any such shares or convertible securities or any stock appreciation rights, phantom stock plans or stock equivalents, other than the (A) issuance of shares of Company Common Stock upon the exercise of Company Options outstanding as of the date of this Agreement and the issuance of restricted shares of Company Common Stock pursuant to outstanding Company Restricted Stock Awards and (B) issuance of shares of Company Common Stock pursuant to purchase rights outstanding as of the date of this Agreement under the ESPP and (C) acquisitions of Company Common Stock by Company Benefit Plans that are 401(k) plans; or (v) take any action that would, or could reasonably be expected to, result in any of the conditions set forth in
Article VI not being satisfied.

     (c) The Company covenants and agrees that between the date of this Agreement and the Effective Time, unless Buyer shall otherwise agree in writing or as otherwise contemplated by this Agreement, the Company shall not, nor shall the Company permit any of the Subsidiaries to, (i) amend its certificate of incorporation (including any certificate of designations attached thereto) or bylaws or other equivalent organizational documents; (ii) create, assume or incur any indebtedness for borrowed money or guaranty any such indebtedness of another person, other than trade payables incurred in the ordinary course of business consistent with past practice; (iii) make any loans or advances to any other person other than loans or advances between any Subsidiaries of the Company or between the Company and any of the Subsidiaries; (iv) mortgage or pledge any of its assets or properties (other than in the ordinary course of business consistent with past practice); (v) merge or consolidate with any other entity in any transaction or acquire any business or assets (other than assets acquired in the ordinary course of business consistent with past practice); (vi) sell any business or assets (other than inventory sold in the ordinary course of business consistent with past practice) in a single transaction or series of transactions in which the aggregate consideration is $500,000 or greater; (vii) change its accounting policies except as required by GAAP; (viii) except as contemplated by this Agreement with respect to any Benefit Agreement, make any change in employment terms for any of its directors, officers, employees or consultants which would create material additional Company liability; (ix) except as contemplated by this Agreement with respect to any Benefit Agreement, alter, amend or enter into any agreement which would create any material obligations (including entering into any agreements with respect to any aspiration achievement incentive awards) with respect to compensation, severance, benefits, change of control payments or any other payments to employees, officers, directors, affiliates or consultants of the Company or the Subsidiaries; (x) except as required by Law or required for a merger of any Company Benefit Plans or as contemplated by this Agreement, make any material change to the Company Benefit Plans; (xi) amend or cancel or agree to the amendment or cancellation of any Material Contract; (xii) pay, loan or advance (other than the payment of compensation, directors' fees or reimbursement of expenses in the ordinary course of business consistent with past practice) any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement with, any of its officers or directors or any "affiliate" or "associate" of any of its officers or directors; (xiii) form or commence the operations of any business or any corporation, partnership, joint venture, business association or other business organization or division thereof; (xiv) make any material tax election or settle or compensate any tax liability involving amounts in excess of $100,000 in the aggregate; (xv) make any capital expenditures which are in excess of $250,000; (xvi) enter into any agreements providing for payments (other than in the ordinary course of business consistent with past practice) which are in excess of $250,000; (xvii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement), or modify the terms of any existing settlement agreement or arrangement (other than in amounts not exceeding, net of expected insurance recovery, an aggregate of $500,000); (xviii) enter into, modify or extend any collective bargaining agreement or other contract, arrangement, agreement or understanding with a labor union or labor organization; (xix) cancel any material indebtedness, or waive or assign any material claims or material rights; (xx) except as contemplated by Section 3.3(c), amend the Rights Agreement or take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the Rights to facilitate an Acquisition Proposal (as hereinafter defined); or (xxi) authorize, or commit, resolve or agree to take, any of the foregoing actions.

     SECTION 5.2. Access to Information; Confidentiality. From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees, auditors, attorneys, financial advisors, lenders and other agents (collectively, the "Representatives") of the Company to, afford the Representatives of Buyer reasonable access at all reasonable times to the officers, employees, agents, properties, offices and other facilities, books and records of the Company and the Subsidiaries, and shall furnish Buyer with all financial, operating and other data and information as Buyer, through its Representatives, may reasonably request. Notwithstanding the foregoing, any investigation shall be conducted in such a manner so as not unreasonably interfere with the business and operations of the Company and the Subsidiaries. The Company shall provide the Representatives of Buyer reasonably adequate office space at the Company's facilities from which to conduct such investigation. Buyer will remain subject to the terms of a confidentiality agreement with the Company dated December 20, 2002, as amended (the "Confidentiality Agreement").

     SECTION 5.3. Notification of Certain Matters. The Company shall give prompt notice to Buyer, and Buyer shall give prompt notice to the Company, of
(i) the occurrence, or nonoccurrence, of any event which would be likely to cause any representation or warranty contained in this Agreement to be materially untrue or materially inaccurate and (ii) any failure by such party to materially comply with or materially satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.


     SECTION 5.4.  Further Assurances.


     (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under Law to make effective the Merger and the other transactions contemplated by this Agreement, including, without limitation, using all commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of each Governmental Entity and parties to contracts with the Company and the Subsidiaries as are necessary for the consummation of the Merger and the other transactions contemplated by this Agreement and to fulfill the conditions set forth in Article VI. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of each party to this Agreement and the Surviving Corporation shall use all commercially reasonable efforts to take all such action.

     (b) In connection with, and without limiting the foregoing, the Company shall (i) take all actions necessary to ensure that no state antitakeover statute or similar statute or regulation is or becomes operative with respect to this Agreement, the Merger or any other transactions contemplated by this Agreement and (ii) if any state antitakeover statute or similar statute or regulation is or becomes operative with respect to this Agreement, the Merger or any other transaction contemplated by this Agreement, take all actions necessary to ensure that this Agreement, the Merger and any other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

     SECTION 5.5.  No Solicitation of Transactions.


     (a) Subject to the provisions of Section 5.8 and this Section 5.5, neither the Company nor any Subsidiary shall, directly or indirectly, take (and the Company shall not authorize or permit its Representatives to take) any action to
(i) encourage (including by way of furnishing non-public information), solicit, initiate or facilitate any Acquisition Proposal (as hereinafter defined), (ii) unless this Agreement shall be terminated by the Company pursuant to Section 7.1(i) hereof, enter into any agreement, arrangement or understanding with respect to any Acquisition Proposal or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any person (other than Buyer and its Representatives) in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal; provided, however, that, at any time prior to obtaining the Company Stockholders' approval of this Agreement and, so long as neither the Company nor any Subsidiary nor any of their Representatives shall have breached any of the provisions of this Section 5.5(a), the Company may, in response to an Acquisition Proposal that the Company's Board, after consultation with the Financial Advisor, determines could reasonably lead to a Superior Proposal and subject to the Company's compliance with Section 5.5(b), (A) furnish information with respect to the Company and the Subsidiaries to the person making such Acquisition Proposal pursuant to a customary confidentiality agreement the terms of which are no more favorable to the other party to such confidentiality agreement than those in place with Buyer, (B) participate in discussions or negotiations with respect to such Acquisition Proposal, and (C) terminate this Agreement pursuant to Section 7.1(i) hereof and enter into an agreement, arrangement or understanding with respect to such Acquisition Proposal. For so long as this Agreement shall not have been terminated in accordance with its terms, the Company's Board of Directors shall not redeem the Rights or waive or amend any provision of the Rights Agreement, in any such case to permit or facilitate the consummation of any Acquisition Proposal.

     (b) The Company shall, as promptly as practicable (and in no event later than 48 hours after receipt thereof), advise Buyer of any inquiry received by it relating to any Acquisition Proposal and of the material terms of any proposal or inquiry (other than the identity of the person making the same) that it may receive in respect of any such Acquisition Proposal, or of any information requested from it or of any negotiations or discussions being sought to be initiated with it, shall furnish to Buyer a copy of any such proposal or inquiry, if it is in writing, or an oral summary of any such proposal or inquiry, if it is not in writing, and shall keep Buyer fully informed on a prompt basis with respect to any developments with respect to the foregoing.

     (c) Neither the Company's Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Buyer, the approval or recommendation by the Company's Board or such committee of the approval of this Agreement, (ii) other than the Merger, approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) other than the Merger, cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal (other than a confidentiality agreement described in Section 5.5(b)). Nothing contained in this Section 5.5(c) shall prohibit the Company or the Company's Board of Directors from (A) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act, (B) making any disclosure required by Rule 14a-9 promulgated under the Exchange Act or (C) notwithstanding anything to the contrary contained herein, in the event that the Company's Board of Directors determines in good faith that such action would be in the best interests of the Company Stockholders, withdrawing or modifying its recommendation (a "Subsequent Determination") of this Agreement no earlier than three (3) business days following the day of delivery of written notice to Buyer of its intention to do so; provided that the Company continues to comply with all other provisions of this Agreement; and provided, further, that, during such three business day period, the Company, if requested by Buyer, negotiates in good faith with Buyer to make such adjustments to the terms and conditions of this Agreement, if any, as would enable the Company's Board of Directors to recommend this Agreement on such adjusted terms.

     (d) For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal concerning any (i) merger, consolidation, business combination or similar transaction involving the Company or any Subsidiary, (ii) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture or otherwise of assets of the Company or any Subsidiary representing 50% or more of the consolidated assets of the Company and the Subsidiaries, (iii) issuance, sale or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for such securities) representing 50% or more of the voting power of the Company, (iv) transaction in which any person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 50% or more of the outstanding voting capital stock of the Company or (v) any combination of the foregoing (other than the Merger).

     (e) For purposes of this Agreement, "Superior Proposal" means any bona fide Acquisition Proposal made by a third party which, in the good faith judgment of the Company's Board of Directors, taking into account the various legal, financial and regulatory aspects of the proposal and the person making such proposal (i) if accepted, is reasonably likely to be consummated, and (ii) if consummated would, based upon advice of the Financial Advisor, result in a transaction that is more favorable to the Company's stockholders, from a financial point of view, than the transactions contemplated by this Agreement.

     SECTION 5.6. Stockholder Litigation. The Company shall give Buyer the reasonable opportunity to participate in the defense or settlement of any stockholder Litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement or the Merger, and no such settlement shall be agreed to by the Company without Buyer's prior written consent, which consent shall not be unreasonably withheld or delayed.


     SECTION 5.7.  Indemnification, Exculpation and Insurance.


     (a) Notwithstanding anything to the contrary herein, it is understood and agreed that all rights (the "Indemnification Rights") to indemnification and exculpation by the Company now existing in favor of each present and former director and officer of the Company or the Subsidiaries (the "Indemnified Parties") as provided in the Company Certificate of Incorporation or the Company Bylaws, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, shall survive the Merger, and the Surviving Corporation shall (i) continue the Indemnification Rights in full force and effect for a period of at least six (6) years from the Effective Time and (ii) perform, in a timely manner, all of its obligations with respect to the Indemnification Rights. Any claims for indemnification hereunder as to which the Surviving Corporation has received written notice prior to the sixth anniversary of the Effective Time shall survive, whether or not such claims shall have been finally adjudicated or settled.

     (b) Prior to the Effective Time, the Company shall purchase and pre-pay in full "tail" directors' and officers' liability insurance providing for coverage with respect to matters occurring prior to the Effective Time for six (6) years from the Effective Time, which coverage is reasonably equivalent in scope and amount to the Company directors' and officers' liability insurance policies in place on the date of this Agreement; provided, however, that the Company shall not, without Buyer's prior written consent, pay or agree to pay an aggregate premium for such insurance in excess of $1,700,000.

     (c) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.7.

     SECTION 5.8. Public Announcements. Buyer and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with a national securities exchange or trading system to which Buyer or the Company is a party. Notwithstanding anything contained in this Agreement to the contrary, any press release or other public statement issued by the Company shall be permitted to state that the Board of Directors of the Company is permitted to receive and consider Acquisition Proposals in accordance with and subject to the terms of this Agreement. Such press release or statement shall not be deemed to be a violation of the Company's or the Company's Board of Director's obligations under this Agreement and any Acquisition Proposals received in response thereto shall be considered "unsolicited" by the Company for all purposes under this Agreement and may be reviewed and considered by the Board of Directors of the Company in accordance with and subject to the terms of this Agreement.


     SECTION 5.9.  Company Stockholders' Meeting.


     (a) The Company shall cause the date of the Stockholders' Meeting to be set for a date as soon as practicable (in no event later than forty-five (45) days from the date on which the Proxy Statement is cleared by the SEC) for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Company shall take all action necessary in accordance with applicable Law and the Company Certificate of Incorporation and Company Bylaws to duly call, give notice of, and convene the Stockholders' Meeting. Unless the Board of Directors shall have made a Subsequent Determination, the Company shall solicit from holders of shares of Company Common Stock entitled to vote at the Stockholders' Meeting proxies in favor of such approval and shall take all other action necessary to secure the vote or consent of such holders required by the DGCL or this Agreement to effect the Merger.

     (b) Unless required by applicable Law or by a court of competent jurisdiction, without the consent of Buyer, the Company shall not (i) postpone or reschedule the date of the Stockholders' Meeting once it has been fixed by the Board of Directors as set forth in the preceding paragraph or (ii) adjourn the Stockholders' Meeting without taking a vote with respect to the Merger. In the event that following the taking of a vote with respect to the Merger at the Stockholders' Meeting, additional time is required to count the proxies and ballots submitted at the Stockholders' Meeting, the Stockholders' Meeting may be adjourned solely for the purpose of counting such proxies and ballots and announcing the final results of the voting on the Merger. In the event that the Company postpones, reschedules or adjourns the Stockholders' Meeting in a manner permitted by the preceding sentences, the Company shall convene or reconvene, as the case may be, the Stockholders' Meeting as soon as practicable thereafter.

     (c) Notwithstanding anything contained in this Agreement to the contrary, the Company may, if it receives an unsolicited Acquisition Proposal, delay the holding of the Stockholders' Meeting or the mailing of the Proxy Statement, in each case for such time as is necessary for the Board of Directors of the Company to consider such Acquisition Proposal and to determine the effect, if any, on its recommendation of the Merger and this Agreement; provided, that, any such delay shall not extend beyond the earlier of (i) twenty (20) business days or (ii) the latest date as would permit the Closing to occur by the Outside Date.

     SECTION 5.10. Proxy Statement. The Company will as promptly as practicable following the execution of this Agreement (in no event later than fourteen (14) days thereafter) prepare and file the Proxy Statement with the SEC, in form and substance reasonably acceptable to Buyer, and will use all commercially reasonable efforts to respond to the comments of the SEC and to cause the Proxy Statement to be mailed to the Company Stockholders at the earliest practical time. Buyer and the Company shall furnish all information concerning it as the other may reasonably request in connection with such actions. Each party to this Agreement will notify the other parties and the Board of Directors of the Company promptly of the receipt of the comments of the SEC, if any, and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information with respect thereto, and will supply the other parties with copies of all correspondence between such party or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement or the Merger. If (A) at any time prior to the Stockholders' Meeting, any event should occur relating to the Company or any of its Subsidiaries which should be set forth in an amendment of, or a supplement to, the Proxy Statement, the Company will promptly inform Buyer and (B) if at any time prior to the Stockholders' Meeting, any event should occur relating to Buyer or any of its associates or affiliates, or relating to the plans of any such persons for the Company after the Effective Time that should be set forth in an amendment of, or a supplement to, the Proxy Statement, Buyer will promptly inform the Company, and in the case of (A) or (B) the Company and Buyer, will, upon learning of such event, promptly prepare, and the Company shall file and, if required, mail such amendment or supplement to the Company Stockholders; provided, prior to such filing or mailing, the Company and Buyer shall consult with each other with respect to such amendment or supplement and shall incorporate the other's comments thereon. The Proxy Statement shall (subject to Section 5.5(c)) include the recommendation of the Company's Board of Directors that the Company Stockholders vote to approve the Merger, this Agreement and the transactions contemplated hereby and that the Company's Board has determined that the Merger is advisable.

     SECTION 5.11. Director Resignations. The Company shall cause to be delivered to Buyer resignations of all the directors of the Subsidiaries to be effective upon the consummation of the Merger or at such earlier time as may be agreed by the parties hereto. The Company shall cause such directors, prior to resignation, to appoint new directors nominated by Buyer to fill such vacancies.

     SECTION 5.12. No Acquisition of Company Common Stock. Prior to the Effective Time, neither Buyer nor any of its "affiliates" or "associates" shall become the "owner" (as such terms are defined in Section 203 of the DGCL) of any shares of Company Common Stock.


     SECTION 5.13.  Employee Matters.


     (a) Subject to the terms of any applicable collective bargaining agreement, for a period of not less than one (1) year following the Effective Time, the Surviving Corporation shall provide all individuals who are employees of the Company and the Subsidiaries (including employees who are not actively at work on account of illness, disability or leave of absence) immediately prior to the Effective Time (the "Affected Employees") with compensation and benefits which are substantially comparable in the aggregate to the compensation and benefits provided to such Affected Employees as of the date of this Agreement; provided that neither Buyer nor the Surviving Corporation shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements; provided, further, that no plans or arrangements of the Company or any of the Subsidiaries providing for such issuance shall be taken into account in determining whether employee benefits are substantially comparable in the aggregate. With respect to each employee benefit plan, program or policy of the Surviving Corporation or Buyer or any of its affiliates, each Affected Employee shall be given credit under such plan for all service with the Company or any Subsidiary prior to the Effective Time for all purposes under such plan. Such prior service shall also apply for purposes of satisfying any waiting periods, evidence of insurability requirements or the application of any preexisting condition limitations. Subject to the terms and conditions of this Agreement, with respect to any severance protection agreement or arrangement, or employment letter or agreement, providing for compensation or benefits to an employee of the Company after termination of employment, the Surviving Corporation shall confirm in writing that it shall pay and perform all of the obligations of the Company pursuant to such agreements and arrangements.

     (b) With respect to the ESPP, the Company shall take all actions necessary to provide that (i) the ESPP shall be terminated on a date following the date of this Agreement and no offerings shall be permitted after such date, and (ii) each participant's accumulated payroll deductions may be returned to the participant or may be used to purchase shares of Company Common Stock prior to the Effective Time in accordance with the terms of the ESPP.

     (c) Nothing contained in this Section 5.13 or elsewhere in this Agreement shall be construed to prevent the termination of employment of any individual Affected Employee (subject to the Affected Employee's right to receive any compensation or benefits to which he or she is entitled) or, subject to Section 5.13, any change in the employee benefits available to any individual Affected Employee or the amendment or termination of any particular Company Benefit Plan or Benefit Agreement to the extent permitted by its terms as in effect immediately prior to the Effective Time.

     (d) The Company shall enter into Employment Agreements, to be effective as of the Effective Time, with Carol Morgan, Gene Laminack, J. Randolph Zook and Richard LeBer in substantially the form attached hereto as Exhibit 5.13(d). The Company shall enter into agreements with Brock A. Hattox and Chester J. Popkowski, effective immediately after the Effective Time, in form and substance as reasonably agreeable to the parties hereto.

     (e) The Company shall use its commercially reasonable efforts to obtain the surrender of each Company Option by the holders thereof on or prior to the Effective Time for treatment or payment in accordance with Section 1.7.

     (f) Prior to the Effective Time, the Company shall take all action necessary and proper to merge the National Service Industries Pension Plan A for Employees Covered by a Collective Bargaining Agreement and the Pension Plan Covering Certain Hourly Employees of National Linen Service, and if the Company deems it desirable, the National Service Industries Pension Plan B with and into the Pension Plan of AECO Products Division of National Service Industries, Inc. (the "AECO Pension Plan"), in accordance with the requirements of ERISA and the Code, with the AECO Pension Plan being the surviving plan.

     SECTION 5.14. Rights Agreement. The Company shall take all further actions (in addition to that referred to in Section 3.3(c)), if any, necessary in order to render the Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement.

     SECTION 5.15. Commitment Letters. Buyer shall execute the Debt Commitment Letters immediately following the execution and delivery of this Agreement by the Company. Buyer shall use commercially reasonable efforts to obtain the financing as set forth in the Debt Commitment Letters and the Equity Commitment Letter (collectively, the "Commitment Letters") and to satisfy the conditions set forth in the Commitment Letters or the related financing agreements. Buyer shall provide prompt written notice to the Company of any lender's or other party's refusal or stated intent to refuse to provide the financing described in the Commitment Letters and, in each case, the stated reasons therefor. In any such event, Buyer shall use commercially reasonable efforts to find substitute financing for such financing as promptly as possible; provided, that any such substitute financing shall be on terms and conditions no less favorable to Buyer than the terms and conditions of the financing so substituted.


                                   ARTICLE VI


                                   CONDITIONS

     SECTION 6.1. Conditions to the Obligation of Each Party. The respective obligations of Buyer and the Company to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

     (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Company Stockholders;

     (b) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect;

     (c) There shall not be overtly threatened, instituted or pending any action, proceeding, application or counterclaim by any Governmental Entity before any court or governmental regulatory or administrative agency, authority or tribunal which challenges or seeks to challenge, restrain or prohibit the consummation of the Merger; and

     (d) All actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Merger shall have been obtained or made (including the expiration or termination of any applicable waiting period under the HSR Act).

     SECTION 6.2. Conditions to Obligations of Buyer to Effect the Merger. The obligations of Buyer to effect the Merger are further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

     (a) The representations and warranties of the Company in this Agreement that are qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty is expressly made as of a specific date, in which case such representation or warranty shall have been true and correct in all respects as of such date;

     (b) The representations and warranties of the Company in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty is expressly made as of a specific date, in which case such representation or warranty shall have been true and correct in all respects as of such date;

     (c) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement;

     (d) The Company shall have delivered to Buyer a certificate to the effect that each of the conditions specified in (a), (b) and (c) above is satisfied in all respects;

     (e) Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect or any event or development that would reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect;


     (f) Buyer shall have received the proceeds of the financing pursuant to the Commitment Letters;


     (g) The total number of Dissenting Shares shall not exceed ten percent (10%) of the outstanding shares of Company Common Stock at the Effective Time;

     (h) The Company shall have received an opinion of King & Spalding LLP, in form and substance reasonably satisfactory to Buyer, to the effect that the opinions contained in the tax opinion rendered by King & Spalding LLP to the Company on April 1, 2003 remain the opinions of King & Spalding LLP as of the Effective Time;

     (i) The Company shall have obtained the surrender of each Company Option by the holders thereof for treatment or payment in accordance with Section 1.7;

     (j) There shall not have been entered by the United States Court of Appeals for the Second Circuit any judgment or order in the litigation matter referred to in Section 6.2(j) of the Company Disclosure Letter that results in the Company being required to pay amounts in excess of $1,000,000;

     (k) There shall not have been entered by any court a final, nonappealable judgment or order against the Company requiring payment by the Company of amounts in excess of $1,000,000 that are not covered by insurance; provided that
Section 6.2(j) above shall govern any judgment or order entered in the litigation matter referred to in Section 6.2(j) of the Company Disclosure Letter;

     (l) The Tax Disaffiliation Agreement shall have been amended by the parties thereto to clarify the obligations of the Company under Section 2.03 of the Tax Disaffiliation Agreement on such terms and conditions as shall be reasonably acceptable to Buyer; and

     (m) The Company and Brock A. Hattox and the Company and Chester J. Popkowski shall have entered into the agreements referred to in Section 5.13(d).

     SECTION 6.3. Conditions to Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger are further subject to satisfaction or waiver at or prior to the Closing of the following conditions:

     (a) The representations and warranties of Buyer in this Agreement that are qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date;

     (b) The representations and warranties of Buyer in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date;

     (c) Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement;

     (d) Buyer shall have delivered to the Company a certificate to the effect that each of the conditions specified in (a), (b) and (c) above is satisfied in all respects; and

     (e) The Board of Directors of the Company shall have received a solvency opinion from a nationally-recognized financial advisor, in form and substance reasonably satisfactory to the Board, which opinion shall be as of the Effective Time.


                                  ARTICLE VII


                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing, whether before or after approval of matters presented in connection with the Merger by the Company
Stockholders:

     (a) By mutual written consent of duly authorized representatives of Buyer and the Company;

     (b) By Buyer or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

     (c) By Buyer or the Company if the Merger shall not have been consummated on or before September 30, 2003 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the primary cause of, or resulted in, the failure to consummate the Merger on or before such date;

     (d) By Buyer if the Board of Directors of the Company (i) shall have withdrawn or shall have modified in a manner adverse to Buyer its approval or recommendation of the Merger or this Agreement, (ii) causes the Company to enter into an agreement with respect to an Acquisition Proposal, (iii) shall have endorsed, approved or recommended any Acquisition Proposal, (iv) shall have redeemed the Rights, or waived or amended any provision of the Rights Agreement, in any such case to permit or facilitate the consummation of any Acquisition Proposal, or (v) shall have resolved to do any of the foregoing;

     (e) By Buyer if (i) a tender offer or exchange offer that, if successful, would result in any person or group becoming a beneficial owner of 50% or more of the outstanding shares of Company Common Stock is commenced (other than by Buyer or an affiliate of Buyer) and the Company's Board fails within ten (10) days of commencement of such tender offer to recommend that the Company Stockholders not tender their shares in such tender or exchange offer or (ii) for any reason the Company fails to call and hold the Stockholders' Meeting by the Outside Date;

     (f) By the Company or Buyer, if this Agreement and the Merger shall fail to be approved and adopted by the Company Stockholders at the Stockholders' Meeting by reason of the failure to obtain the required vote at such meeting;

     (g) By Buyer if (i) any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment and shall not have been waived by Buyer or
(ii) the Company shall breach in any material respect any of its representations, warranties, covenants or other obligations hereunder and, within ten (10) days after written notice of such breach to the Company from Buyer, such breach shall not have been cured in all material respects or waived by Buyer; provided that, (A) Section 7.1(e)(ii) shall govern any failure by the Company to call and hold the Stockholders' Meeting by the Outside Date and (B)
Section 7.1(j) shall govern any willful and knowing (as described therein) breach by the Company of its covenants or obligations under Article V;

     (h) By the Company, if (i) any of the conditions set forth in Section 6.3 shall have become incapable of fulfillment and shall not have been waived by the Company or (ii) Buyer shall breach in any material respect any of its representations, warranties or obligations hereunder and, within ten (10) days after written notice of such breach to Buyer from the Company, such breach shall not have been cured in all material respects or waived by the Company;

     (i) By the Company if the Board of Directors of the Company shall have withdrawn or shall have modified in a manner adverse to Buyer its approval or recommendation of the Merger or this Agreement upon the Company entering into an agreement relating to a Superior Proposal; provided that the Company's right to terminate this Agreement under this Section 7.1(i) shall not be available if the Company is then in breach of Section 5.5; or

     (j) By Buyer if the Company shall, with the prior knowledge of any of the Knowledge Officers (as defined hereinafter), willfully and knowingly breach in any material respect any of its covenants or obligations under Article V; provided that, Section 7.1(e)(ii) shall govern any failure by the Company to call and hold (whether or not willfully and knowingly) the Stockholders' Meeting by the Outside Date.


     SECTION 7.2.  Effect of Termination.


     (a) In the event of the termination of this Agreement pursuant to Section
7.1 hereof, this Agreement shall forthwith be terminated and have no further effect except as specifically provided herein and, except as provided in this
Section 7.2 and in Section 8.12, there shall be no liability on the part of any party hereto.

     (b) If (i) Buyer exercises its right to terminate this Agreement under
Section 7.1(d) or (ii) the Company exercises its right to terminate this Agreement under Section 7.1(i), then the Company shall pay to Buyer (within five
(5) business days of Buyer's demand thereof), in same-day funds, the sum of (A) all reasonable documented fees and expenses (including, without limitation, reasonable fees and expenses of counsel, accountants, investment bankers, experts and consultants) incurred by Buyer in connection with or related to the authorization, preparation, negotiation, financing, execution and performance of this Agreement and the transactions contemplated hereby (the "Expenses") up to a maximum amount of $3,000,000 and (B) $4,000,000 (the "Termination Fee").

     (c) If Buyer exercises its right to terminate this Agreement under Section 7.1(e) or 7.1(j), then the Company shall pay to Buyer (within five (5) business days of Buyer's demand thereof), in same-day funds, the Expenses, up to a maximum amount of $3,000,000; provided that no such amount shall be payable if the Expenses shall have become payable or have been paid in accordance with
Section 7.2(b) of this Agreement. If (i) Buyer exercises its right to terminate this Agreement under Section 7.1(e) or 7.1(j), and (ii) within twelve (12) months after termination of this Agreement, the Company shall enter into any definitive agreement relating to, or consummate, an Acquisition Proposal which was publicly announced prior to such termination, then, immediately prior to, and as a condition of, consummation of such transaction, the Company shall pay to Buyer, in same-day funds, the Termination Fee; provided that no such amount shall be payable if the Termination Fee shall have become payable or have been paid in accordance with Section 7.2(b) of this Agreement.

     (d) If (i) (A) Buyer exercises its right to terminate this Agreement under
Section 7.1(f) or 7.1(g)(ii) or (B) the Company exercises its right to terminate this Agreement under Section 7.1(f), and (ii) within twelve (12) months after termination of this Agreement, the Company shall enter into any definitive agreement relating to, or consummate, an Acquisition Proposal which was publicly announced prior to such termination, then, immediately prior to, and as a condition of, consummation of such transaction, the Company shall pay to Buyer, in same-day funds, the sum of (x) the Expenses up to a maximum amount of $3,000,000 and (y) the Termination Fee; provided that no such amount shall be payable if the Expenses or the Termination Fee shall have become payable or have been paid in accordance with Section 7.2(b) or 7.2(c) of this Agreement.

     SECTION 7.3. Interest and Costs; Other Remedies. The Company acknowledges that the agreements contained in Section 7.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Buyer would not enter into this Agreement; accordingly, if the Company fails to pay in a timely manner any of the amounts due pursuant to Section 7.2, and, in order to obtain such payment, Buyer makes a claim that results in a judgment against the Company, the Company shall pay to Buyer its reasonable fees and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in Section 7.2 at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. The parties agree that the payment of the Expenses and the Termination Fee pursuant to Section 7.2 shall be the exclusive monetary remedies of Buyer upon any breach of this Agreement by the Company of any of its representations, warranties, covenants and obligations under this Agreement.

     SECTION 7.4. Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that after approval of the Merger by the Company Stockholders, no amendment shall be made that requires further approval by the Company Stockholders without such approval having been obtained.

     SECTION 7.5. Waiver. At any time prior to the Effective Time, whether before or after the Stockholders' Meeting, any party hereto may (i) extend the time for the performance of any of the covenants, obligations or other acts of any other party hereto or (ii) waive any inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.


                                  ARTICLE VIII


                               GENERAL PROVISIONS

     SECTION 8.1.  No Third Party Beneficiaries.  Other than the provisions of
Article I and Sections 5.7 and 5.13 hereof, nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto.

     SECTION 8.2. Entire Agreement. This Agreement constitutes the entire Agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof. The parties hereby agree that for purposes of this Agreement (including, but not limited to, conditions to Closing) neither party has made to the other any representations, warranties or covenants or other disclosures other than those contained in this Agreement or the Company Disclosure Letter. No amendment, modification or alteration of the terms or provisions of this Agreement or the Company Disclosure Letter shall be binding unless the same shall be in writing and duly executed by the parties hereto.

     SECTION 8.3. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. No party may assign either this

Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

     SECTION 8.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     SECTION 8.5. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law thereof.

     SECTION 8.7. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     SECTION 8.8. Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, subject to Section 7.3, each of the parties agrees that the other party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     SECTION 8.9. Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     SECTION 8.10. Non-Survival of Representations and Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that (i) the agreements set forth in Article I and this Article VIII and Sections 5.4, 5.7, and 5.13 shall survive the Effective Time indefinitely and (ii) the agreements set forth in Sections 5.2 and 7.2 and in this Article VIII shall survive the termination of this Agreement indefinitely.


     SECTION 8.11.  Certain Definitions.


     (a) For purposes of this Agreement, unless otherwise set forth herein, the terms "associate" and "affiliate" shall have the same meaning as set forth in Rule l2b-2 promulgated under the Exchange Act, and the term "person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government or any political subdivision, agency or instrumentality thereof.

     (b) For purposes of this Agreement, the phrase "Company Material Adverse Effect" shall mean, with respect to the Company, any change, event or effect that (i) is materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities of the Company and the Subsidiaries taken as a whole or (ii) prevents or materially delays the performance by the Company of any of its obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement; provided, however, that, in either case, none of the following shall be deemed in and of themselves, either or alone or in combination, to constitute a Company Material Adverse Effect: (A) any change in the market price or trading volume of the Company Common Stock (it being understood that any changes, events or effects giving rise or contributing to such change may otherwise constitute a Company Material Adverse Effect); (B) any failure by the Company to meet internal projections or forecasts or published revenue or earnings projections (it being understood that any changes, events or effects giving rise or contributing to such failure may otherwise constitute a Company Material Adverse Effect); (C) any change, event or effect in the United States economy or securities markets as a whole; (D) any change, event or effect generally affecting the textile rental or envelopes industries that does not have a materially disproportionate effect on the Company relative to most other industry participants; (E) any change, event or effect relating to or resulting from the announcement or pendency of the Merger or compliance by the Company with the terms and conditions of this Agreement; (F) any change, event or effect relating to or resulting from changes in generally accepted accounting requirements or principles; and (G) any change, event or effect relating to or resulting from changes in applicable Laws, rules, or regulations or interpretations thereof.

     (c) For purposes of this Agreement, the phrases "to the knowledge of the Company," "known to the Company," "with the knowledge of any of the Knowledge Officers" and similar formulations shall mean the actual knowledge of the officers of the Company listed in Section 8.11(c) of the Company Disclosure Letter (the "Knowledge Officers").

     SECTION 8.12. Fees and Expenses. Except as provided in Section 7.2, all costs and expenses incurred by the parties hereto in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses; provided that, Buyer and the Company shall each pay one-half of the filing fees required under the HSR Act.

     SECTION 8.13. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by nationally-recognized overnight courier service, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.13:


     If to Buyer:


     NS Acquisition Corp.
     c/o California Investment Fund, LLC
     550 West C Street, Suite 1000
     San Diego, California 92101
     Attention: Michael R. Kelly

     with a copy to:

     Latham & Watkins LLP
     12636 High Bluff Drive
     Suite 300
     San Diego, California 92130
     Attention: Scott N. Wolfe, Esq.

     If to the Company:

     National Service Industries, Inc.
     1420 Peachtree Street
     Atlanta, Georgia 30309
     Attention: Carol Ellis Morgan, Esq.

     with a copy to:


     King & Spalding LLP
     191 Peachtree Street
     Atlanta, Georgia 30303
     Attention: Russell B. Richards, Esq.

     SECTION 8.14.  Consent to Jurisdiction; Waiver of Trial by Jury.

     (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Delaware State court, or Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Delaware State court or, to the extent permitted by law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Delaware State or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.13. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.14(B).

     IN WITNESS WHEREOF, the Company and Buyer have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                          NATIONAL SERVICE INDUSTRIES, INC.


                                          By: /s/ BROCK A. HATTOX
                                            ------------------------------------
                                              Name: Brock A. Hattox
                                              Title:   Chairman, Chief Executive
                                                       Officer and President

                                          NS ACQUISITION CORP.

                                          By: /s/ MICHAEL R. KELLY
                                            ------------------------------------
                                              Name: Michael R. Kelly
                                              Title:   President and CEO

                                                                         ANNEX B

SUNTRUST ROBINSON HUMPHREY
--------------------------------------------------------------------------------
A DIVISION OF SUNTRUST CAPITAL MARKETS, INC.

                                 APRIL 1, 2003

Board of Directors
National Service Industries, Inc.
1420 Peachtree Street, N.E.
Atlanta, GA 30309

Ladies and Gentlemen:

     We understand that National Service Industries, Inc. (the "Company") and NS Acquisition Corporation, an affiliate of California Investment Fund, LLC, propose to enter into an Agreement and Plan of Merger (the "Agreement") whereby NS Acquisition Corporation will merge with and into the Company. We understand that pursuant to the merger each share of Company common stock outstanding immediately prior to the merger shall be canceled and converted into the right to receive $10 per share in cash (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement by and between NS Acquisition Corporation and the Company.

     We have been requested by the Company to render our opinion to the Board of Directors of the Company with respect to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be offered in the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) a draft of the Agreement dated April 1, 2003; (2) publicly available information concerning the Company which we believe to be relevant to our inquiry; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company; (4) a trading history of the Company's common stock from December 1, 2001 to the present and a comparison of that trading history with those of other publicly traded companies which we deemed relevant; (5) a comparison of the historical financial results and present financial condition of the Company with those of publicly traded companies which we deemed relevant; (6) a comparison of the financial terms of the Proposed Transaction with the publicly available financial terms of certain other recent transactions which we deemed relevant; (7) historical data relating to percentage premiums paid in acquisitions of publicly traded companies; and
(8) a comparison of certain publicly available information for companies with asbestos litigation and liabilities with the Company's internal asbestos litigation and liability data. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, present condition and future prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information discussed with or reviewed by us in arriving at our opinion. With respect to the financial forecasts of the Company provided to or discussed with us, we have assumed, at the direction of the management of the Company and without independent verification or investigation, that such forecasts have been reasonably prepared on bases reflecting the best currently available information, estimates and judgments of the management of the Company as to the future financial performance of the Company. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made nor obtained any evaluations or appraisals of the assets or liabilities (including, without limitation, any potential environmental liabilities), contingent or otherwise, of the Company. We have also assumed that the Proposed Transaction will be consummated in accordance with the terms of the Agreement. We have also assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on the Company or on the expected benefits of the Proposed Transaction. In addition, you have not authorized us to solicit, and we have not solicited, any indications


                                       B-1


SUNTRUST ROBINSON HUMPHREY CAPITAL MARKETS  3333 PEACHTREE ROAD, NE  ATLANTA, GA
30326                     WWW.SUNTRUSTRH.COM                    PH: 404.926.5000
                      MEMBER NEW YORK STOCK EXCHANGE, INC.

of interest from any third party with respect to the purchase of all or a part of the Company's business. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We express no opinion as to the underlying valuation, future performance or long-term viability of the Company. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update or revise the opinion.

     We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services, a portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. We have also performed various investment banking services for the Company in the past and have received customary fees for such services. In the ordinary course of our business, we and our affiliates actively trade in the debt and equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including SunTrust Banks, Inc.) may have other financing and business relationships with the Company in the ordinary course of business.

     Based upon and subject to the foregoing, and such other factors as we deemed relevant, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be offered in the Proposed Transaction is fair to the stockholders of the Company. This opinion is being rendered at the behest of the Board of Directors and is for the benefit of the Board in its evaluation of the Proposed Transaction, and does not constitute a recommendation as to how any stockholder should act or vote with respect to any matters relating to the Proposed Transaction.


                                          /s/ SunTrust Robinson Humphrey


                                          SUNTRUST ROBINSON HUMPHREY
                                          SUNTRUST CAPITAL MARKETS, INC.

                                                                         ANNEX C


                        DELAWARE GENERAL CORPORATION LAW
                           SEC. 262. APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.


     (d) Appraisal rights shall be perfected as follows:


          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                            NATIONAL SERVICE INDUSTRIES, INC.
 P                  SPECIAL STOCKHOLDERS MEETING HELD ON JUNE 3, 2003
                        PROXY SOLICITED BY THE BOARD OF DIRECTORS
 R
         The undersigned does hereby appoint BROCK A. HATTOX and CAROL ELLIS
 O MORGAN, and each of them, proxies of the undersigned with full power of substitution in each of them to vote at the special meeting of
 X stockholders of National Service Industries, Inc. (the "Corporation") to be held on June 3, 2003 at 10:00 a.m. and at any time and all
 Y postponements or adjournments thereof, including, if submitted to a vote of our stockholders, a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies or satisfying the conditions to closing the merger, with respect to all shares which the undersigned would be entitled to vote, and with all powers which the undersigned would possess if personally present, as follows on the reverse, and in their discretion upon all other matters brought before the meeting.

                               (ADDRESS CHANGE/COMMENTS)

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         IF VOTING BY MAIL, PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
         YOUR VOTE IS IMPORTANT, PLEASE ACT PROMPTLY.

                                                                     SEE REVERSE
                                                                        SIDE

--------------------------------------------------------------------------------
                                - FOLD AND DETACH HERE -

                                   [NSI LOGO]

               SPECIAL MEETING DIRECTIONS AND PARKING INFORMATION
                            10:00 A.M., JUNE 3, 2003

    PARKING FOR STOCKHOLDERS ATTENDING THE SPECIAL MEETING WILL BE AVAILABLE
                        IN THE 191 TOWER PARKING GARAGE.
                       DIRECTIONS TO KING & SPALDING LLP:

#1 - From the East take I-20 to 75/85 North (then see #4 below)
#2 - From the West take I-20 to 75/85 North (then see #4 below)
#3 - Traveling South on 75/85 take the Courtland Street exit. At fifth signal light take a right onto (Houston) John Wesley Dobbs Avenue. Take a right at first light onto Peachtree Center Ave. Go one block and take an immediate left after Ellis Street into the 191 Tower Parking Garage. The Special Meeting at King & Spalding LLP is located on the 50th floor.
#4 - Traveling North on 75/85 take Edgewood/John Wesley Dobbs/Auburn exit. Turn left onto Edgewood. Go to the fifth intersection and take a right onto Peachtree Center Ave. Go three block and take an immediate left after Ellis Street into the 191 Tower Parking Garage. The Special Meeting at King & Spalding LLP is located on the 50th floor.

    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE

 UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ITEMS SET FORTH
                                     BELOW.
  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS VOTES "FOR" EACH OF THE
                                FOLLOWING ITEMS:

                                                                     FOR   AGAINST   ABSTAIN
 To adopt and approve the Agreement and Plan of Merger, dated as of  [ ]     [ ]      [ ]
April 1, 2003 by and between NS Acquisition Corp. and National
Service Industries, Inc.

                                                                                               Mark box at right if an address
                                                                                               change or comment has been      [ ]
                                                                                               noted on the reverse side of
                                                                                               this card.

                                                                                               PLEASE BE SURE TO SIGN AND DATE PROXY

SIGNATURE(S)______________________________________________ DATE: _______________
If voting by mail, please date this proxy and sign exactly as your name, or names, appear hereon. Where there is more than one owner, each must sign. When signing in fiduciary or representative capacity, please give full title as such.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                   [NSI LOGO]

Dear Shareholder:

National Service Industries, Inc. encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically through the internet or the telephone. This eliminates the need to return the proxy card.

To vote your shares electronically you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box and the last four digits of your Social Security number are required.

1.       To vote over the internet:
                  - Log on to the internet and go to the website HTTP:WWW/EPROXYVOTE.COM/NSI

2.       To vote over the telephone:
                  -        On a touch-tone telephone call 1-877-PRX-VOTE
                           (1-877-779-8683)

Each method is available 24 hours a day 7 days a week

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned to the proxy card.

If you choose to vote your shares electronically, please do not mail back your proxy card.